                                                                    EXHIBIT 10.1

                                  Translation

                                   Agreement
                   Regarding the Sale and Transfer of Shares

                                    between

                       1 a) Y.A.C. Finance Holding S.A.
                      9, rue Dicks Bereldange/Luxembourg
                                             (hereinafter referred to as "YAC")

                                      and

                            1 b) Ms. Anja Fernbach
                                   (hereinafter referred to as "Anja Fernbach")

                                      and

                           1 c) Mr. Gunther Fernbach
                                 (hereinafter referred to as "Gunther Fernbach")

(the parties 1 [a] to [c] hereinafter referred to collectively as "the sellers")

                                      and

                           2. BROKAT Infosystems AG,
                      Industriestrasse 3, 70565 Stuttgart
                                           (hereinafter referred to as "BROKAT")

 (the sellers and BROKAT hereinafter referred to collectively as "the parties")

 Recitals
 I. Capital increase (step I)                                                  3
   (S) 1 Capital increase, subscription                                        5
   (S) 2 Contribution, surcharge                                               5
   (S) 3 Change in the FFS articles of incorporation                           6
 II. Granting of the option to purchase all shares remaining with the sellers
 after step I                                                                  8
   (S) 4 Granting of the option                                                8
   (S) 5 Targets                                                               9
   (S) 6 Acceptance of the purchase offer                                     10
   (S) 7 Purchase price, substitution authorization                           11
   (S) 8 Transfer of the step II shares                                       12
   (S) 9 Purchasing right                                                     12

   (S) 10 Preemptive right                                                    13
 III. Employee participation                                                  14
   (S) 11 Employee participation                                              14
 IV. WarrantiesWarranties and representations representation                  16
   (S) 12 General                                                             16
   (S) 13 Warranties with regard to the corporate relationships of Fernbach
   Company and the sellers' freedom of disposal                               17
   (S) 14 Warranties with regard to the enterprise and asset status of the
   Fernbach companies                                                         18
   (S) 15 Warranties with regard to contractual and legal relationships and
   conditions                                                                 20
   (S) 16 Tax and social-welfare insurance release                            23
   (S) 17 Enterprise continuation                                             24
   (S) 18 Legal consequences of violating a guarantee or representation       25
   (S) 19 Limitation period                                                   26
 V. Measures before or after the signing date                                 26
   (S) 20 Changes to the articles of incorporation of FFS, appointment of a new member to the administrative board, sale of shares in Fernbach
 Software Ireland Ltd.                                                        26
   (S) 21 Employment relationship of Gunther Fernbach                         27
 VI. Rights and duties of the parties for the period after the end of step II 28
   (S) 22 Restructuring                                                       28
   (S) 23 Lock-up                                                             28
   (S) 24 Restraint of competition                                            28
 VII. General provisions                                                      30
   (S) 25 Taxes, costs                                                        30
   (S) 26 Statements and declarations                                         30
   (S) 27 Changes to the agreement                                            31

   (S) 28 Assignments                                                         31
   (S) 29 Interpretation of the agreement                                     31
   (S) 30 Applicable law                                                      32
   (S) 31 Arbitration                                                         32


                                    Recitals


1. BROKAT is a stock corporation registered under record HRB 19292 in the commercial register for companies kept at the Local Court of Stuttgart. The share capital of BROKAT is DM 44,747,955.00 (forty-four million seven hundred forty-seven thousand nine hundred fifty-five German marks), and is divided into 8,949,591 no par shares.

    The managing board of BROKAT is authorized under (S) 4 paragraph 2 of the company's articles of incorporation to increase the company's share capital with the approval of the Supervisory Board during the period up to June 30, 2003, by issuing new shares against cash contributions or non-cash contributions once or several times, but not by more than DM 11,476,975.00 in total ("authorized capital I"). The managing board shall decide regarding a preclusion of subscription rights with the approval of the Supervisory Board.

    Since September 16, 1998, BROKAT stock has been approved for the organized market with the start of trading at the New Market of the Frankfurt securities exchange. Listing on the New Market began on September 17, 1998.

    BROKAT develops and markets software and hardware solutions, particularly for secure data transmission in heterogeneous internal and inter-company data networks. The company's business has developed positively in recent years, and achieved market leadership in Germany in the market segment it is active in. BROKAT desires to expand the competitive position it has achieved domestically and abroad.

2. Fernbach Financial Software S.A. (hereinafter referred to as ,,FFS") is registered under B 70830 in the commercial and corporate register of the District Court of Luxembourg. The share capital of FFS is 288,500.00 euros, divided into 57,700 shares with a par value of 5 euros each. The shares are registered shares. According to article 5 of the articles of incorporation, the administrative board is authorized to increase the corporation's capital to bring it from 288,500.00 euros to 1 million euros by issuing 142,300 shares with a par value of 5 euros each, to enjoy the same rights as existing shares. This authorization must be renewed every five years.

    2.1  YAC and Gunther Fernbach hold the 57,700 shares of FFS as follows:

         (1) YAC 57,697 shares
         (2) Gunther Fernbach 3 shares

    2.2 FFS is the holding company of the following companies with the following shareholding interests:

         (1) Fernbach Software S.A. (hereinafter referred to as "FS"): 5998 shares @ LUF 1000 each of 6000 shares (one each of the other two shares is held by Gunther Fernbach and Anja Fernbach)

         (2) Fernbach Software AG (Germany) (hereinafter referred to as "FSD"):
             19,999 shares @ DM 5.00 of 20,000 shares (the remaining share is held by Gunther Fernbach)

         (3) Fernbach-Software AG (Switzerland) (hereinafter referred to as "FSC"): all 1000 shares @ SFR 100.00

             (Companies [1] to [3] and FFS are referred to hereinafter collectively as "the Fernbach companies")

         (4) Fernbach Software Ireland Ltd., which no longer exists as an operating company.

             The Fernbach companies likewise develop and market software and hardware solutions for administering transactions, especially in the field of banking software.

3. BROKAT and the Fernbach companies see considerable synergistic effects in cooperation, including and particularly from a geographic point of view. The sellers and BROKAT have further agreed that BROKAT shall acquire a shareholding interest in FFS as the holding company for the Fernbach companies by way of stock acquisition in a first step (step I) to solidify the partnership, to demonstrate cooperation on the market, and to promote and finance further growth of the Fernbach companies, and BROKAT shall be given an option, irrevocable for the sellers, to purchase all shares of FFS as well as the shares of the Fernbach companies, to the extent they are not held by FFS.

In consideration of the foregoing, the parties hereby agree as follows:

                          I. Capital increase (step I)


                                     (S) 1
                         Capital increase, subscription

1.1 The sellers hereby undertake to resolve as quickly as possible after conclusion of the present agreement to increase, by 96,700 euros, from 288,500 euros to 385,200 euros, the share capital of FFS in exchange for a cash contribution, issuing 19,340 shares with a par value of 5 euros each, in accordance with the document enclosed as annex E, to preclude shareholder subscription rights, and to permit only BROKAT to subscribe and purchase the new shares (hereinafter referred to as "step I shares").

1.2 BROKAT shall be obligated to purchase the step I shares immediately after confirmation of the credit extension by NordLB/HypoVereinsbank, and to transfer the price named in (S) 2 to account (11424957491) of FFS at Banque Internationale a Luxembourg prior to the capital increase, so that the capital increase can take place on schedule.

     The sellers hereby undertake as joint and several debtors to transfer 25.1 percent of all shares of FFS to BROKAT for security, in case the capital increase has not been effectively completed after no more than one week after payment of the price named in (S) 2. The shares must be transferred back to the sellers immediately after the capital increase becomes effective and BROKAT has purchased the step I shares.

                                     (S) 2
                            Contribution, surcharge

2.1  BROKAT purchases the step I shares in exchange for payment to FFS

     (1) of a contribution of 5 euros per share, i.e., a total of 96,700 euros and

     (2) of a surcharge of 100.75 euros per share, i.e., a total of 1,948,505 euros.

2.2 The contribution and surcharge in the total amount of 2,045,205 euros (hereinafter referred to as "issue amount") shall be due and payable to FFS in accordance with (S) 1.1.2 so that the resolution regarding the capital increase according to (S) 1 (the day the resolution is adopted, hereinafter referred to as "effective date") may then be adopted without delay.

2.3 The sellers shall be obligated to make sure that the surcharge is used with senior priority to reduce payable loan repayment claims of NordLB Luxembourg S.A. and HypoVereinsbank Luxembourg S.A. in accordance with annex C 13 (6), and with junior priority to increase the liquidity of the Fernbach companies.

                                     (S) 3
                  Change in the FFS articles of incorporation

3.1  The sellers warrant and represent:

     After the step I shares are purchased and subscribed by BROKAT, the Fernbach companies shall hold a shareholders' meeting at which the articles of incorporation shall be changed to the effect that a majority of 75 percent of the share capital of FFS shall be necessary at the Fernbach companies for basic transactions, i.e.:

     (1) Changes in the articles of incorporation

     (2) Change in the purpose and subject matter of the business

     (3) Capital increases

     (4) Appointment or dismissal of members of the administrative board and setting the number of members of the administrative board

     (5) Appointing the financial auditor

     (6) Concluding, changing, or terminating employment agreements with members of the administrative board.

3.2 The sellers warrant and represent:

    BROKAT shall be entitled to appoint a member of the administrative board of FFS. The sellers shall cooperate at all times with all their votes in appointing or dismissing that member of the administrative board, on demand and according to the instructions of BROKAT. YAC and Gunther Fernbach shall appoint Mr. Michael Schumacher as member of the administrative board of FFS, with effect as of the effective date, as the first member of the administrative board appointed in accordance with this paragraph.

    Furthermore, the sellers shall appoint Arthur Andersen as financial auditor of the Fernbach companies.

3.3 The sellers warrant and represent:

    The articles of incorporation of the Fernbach companies shall be changed, with effect as of the date this agreement is signed, to the effect that unanimous resolutions of the administrative board of FFS shall be necessary for transactions by the Fernbach companies relating to matters outside normal business operations, i.e.:

    (1) any form of capital increase or other issue of new shares, even within the bounds of authorized capital

    (2) acquisition, establishment, encumbrance, or sale of an enterprise or of shareholding interests, including company agreements and joint contracts

    (3) adding new lines of business and abandoning old areas of activity or discontinuing business operations

    (4) establishing and dissolving branch offices and operating locations

    (5) acquisition, encumbrance, or sale of real property and equivalent rights

    (6) granting credit, negotiating bills, promising warranties, and granting other kinds of security

    (7) developing and commencing distribution of new software products outside normal business operations

    (8) acquisition, utilization, or sale of own or outside license rights or copyrights to software products outside normal business operations

    (9) concluding, changing, or terminating distribution or license agreements or other agreements regulating the utilization or exploitation of software outside normal business operations

    (10) appointing and dismissing managing directors, members of the managing board, or holders of full power of commercial representation [Prokura] of the subsidiaries

    (11) concluding, changing, or terminating employment agreements with holders of full power of commercial representation [Prokura] and managers

    (12) concluding, changing, or terminating agreements with shareholders or an enterprise affiliated with them (affiliated enterprises are enterprises considered to be affiliated according to the rules set down in (S)(S) 15 et seq. Corporation Law)

    (13) and any and all comparable matters.

3.4 Finally, the sellers warrant and represent and shall be obligated to make sure that

    (1) the Fernbach companies prepare quarterly and annual financial statements according to the US GAAP as individual financial statements and consolidated financial statements and

    (2) the annual financial statements (individual financial statements and consolidated financial statements) shall be audited.

3.5 BROKAT assures that it will render reasonable support when preparing financial statements according to US GAAP.

II. Granting the option to purchase all shares remaining with the sellers after step I


                                     (S) 4
                             Granting of the option

The sellers hereby make BROKAT the irrevocable offer (though limited according to (S) 6) of the purchase and transfer of the following shares held by them (hereinafter referred to as "purchase offer"):

4.1  YAC: 57,697 shares of FFS

4.2  Gunther Fernbach: 3 shares of FFS, 1 share of FS, and 1 share of FSD

4.3  Anja Fernbach: 1 share of FS
     (hereinafter collectively referred to as "step II shares")

                                     (S) 5
                                    Targets

Continuing the operative business of the Fernbach companies and achieving the targets discussed between the contracting parties and recorded in annex A have foremost priority during the further continuation of the Fernbach companies, according to the mutually agreed intention of the contracting parties. Achievement of the targets set forth in annex A by the Fernbach companies shall be evaluated and determined as of December 31, 1999, March 31, 2000, and June 30, 2000 (hereinafter referred to as "option dates") according to the following rules:

5.1 The companies shall have financial statements prepared as of the respective option dates, conforming to the annual financial statements in their content, scope, and form (hereinafter referred to as "option financial statements"). Consolidated financial statements for the Fernbach companies must be prepared for each option date (consolidated financial statements). The sellers shall commission Bansbach Schubel Brosztl & Partner Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft, Stuttgart, to preparing the option financial statements (,,Bansbach"). The sellers shall be obligated to submit the necessary records to Bansbach within 15 days after the particular option date, and to provide information. Preparation costs shall be paid by BROKAT.

     The option financial statements shall be prepared on the basis of and in conformance with US GAAP, particularly with regard to delimiting incoming orders and orders on hand. Actual figures and the basis of the financial statements per December 31, 1998, shall be taken as the basis for the purposes of determining the purchase price according to annex A. Any special influences shall be neutralized (i.e., license payments made by BROKAT or enterprises affiliated with BROKAT, payments of license fees exceeding 1.0 million euros as a one-time license by customers and partners that can be shown to have been arranged by BROKAT, capitalization of development costs, and payment of prepaid licenses). The results of the option financial statements that are substantial for annex A shall in each case be updated in such a way that the result of the particular subsequent option financial statements builds on the previous one. This applies to the option financial statements per December 31, 1999, March 31, 2000, and June 30, 2000, which shall update the financial statements per September 30, 1999, December 31, 1999, and March 31, 2000.The costs of liquidating or dissolving Fernbach Software Ireland Ltd. must be included when preparing the option financial statements; saved expenses that would have been incurred if this company's business operations were continued shall not be included.

5.2 The option financial statements shall be submitted to both parties no more than four weeks after the complete records are submitted according to paragraph 5.1. They shall be consid-ered approved in a binding manner for both parties unless one of the parties files an objection with Bansbach within one week. If no agreement on approval is reached between all parties within an additional two weeks since the objection was received, KPMG Stuttgart shall decide as arbitrator on request by a party, and shall approve the option financial statements with binding effect for the parties. Half the arbitrator's costs shall be paid by BROKAT and half by the sellers.

                                     (S) 6
                        Acceptance of the purchase offer

6.1 BROKAT shall be entitled to accept the purchase offer in a written statement to the sellers. The acceptance statement may only be made within one week after receipt of option financial statements approved according to
     (S) 5 (1) or (2) (hereinafter referred to as "exercise periods"), with effect as of the option date underlying the particular option financial statements (hereinafter referred to as "effective date of exercise"). The acceptance shall not include the share of FSD held by Gunther Fernbach, to the extent FSD is being liquidated, merged, or dissolved at the time of acceptance. BROKAT may accept from the sellers the offer of purchasing the shares only for all shares offered.

6.2 BROKAT shall be obligated to accept from the sellers the offer of purchasing the shares if:

    (1) the consolidated option financial statements of the Fernbach companies show a positive result (after interest and depreciation but before taxes) as of the option date June 30, 2000, for the period from January 1, 2000, until June 30, 2000, after neutralization of any special influences (i.e., license payments made by BROKAT or enterprises affiliated with BROKAT, payments of license fees exceeding 1.0 million euros as a one-time license by customers and partners that can be shown to have been arranged by BROKAT, capitalization of development costs, and payment of prepaid licenses), and

    (2) the sellers confirm in writing for BROKAT and assume the warranties and representations under (S)(S) 12 to 16 of this agreement, effective June 30, 2000. The sellers shall be entitled to attach a disclosure schedule updated as of June 30, 2000, to the above statement insofar as the facts and risks disclosed therein do not affect future earnings expectations of the Fernbach companies, and thus the basis for calculating the purchase price, to a significantly negative degree.

                                     (S) 7
                   Purchase price, substitution authorization

7.1 The purchase price to be paid by BROKAT on acceptance of the purchase offer for the step II shares is DM 4 million, plus the amount resulting according to annex A and annexes B1 to B3, but shall not exceed

     DM 74,295,000 in case of acceptance as of option date December 31, 1999; DM 71,100,000 in case of acceptance as of option date March 31, 2000;
     DM 67,905,000 in case of acceptance as of option date June 30, 2000.

     The purchase price shall be DM 13.9 million in case of acceptance as of option date June 30, 2000, if the targets set forth in annex A are not achieved on more than two option dates, according to the option financial statements.

7.2 BROKAT shall be authorized to discharge its duty to pay the purchase price in cash according to (S) 7.1 by way of performance of a fulfillment instead of by transferring or issuing no-par shares from BROKAT to the sellers. The number of shares to be transferred (hereinafter referred to as "BROKAT shares") shall be determined according to the purchase price as set forth in 7.1, divided by the market price of a no-par share of BROKAT. Here the market price of a no-par share of BROKAT shall be the closing price of that share noted in presence trading on the Frankfurt securities exchange on the third-to-last banking day (Frankfurt am Main) before the start of the exercise period.

7.3 If BROKAT does not accept the offer as of an option date even though the targets were achieved according to annex A, and if BROKAT accept the offer at a later date, then the purchase price shall be the purchase price to be paid by BROKAT that would be the purchase price valid under this agreement as of the option date when the targets according to annex A were first achieved, regardless of whether or not the targets were achieved at such later date. BROKAT shall have the substitution authorization as provided for in (S) 7.2 in this case, as well. Section 7.2 shall apply by analogy for determining the number of shares to be transferred.

                                     (S) 8
                         Transfer of the step II shares

8.1 If BROKAT accepts the purchase offer and does not exercise the substitution authorization as provided for in (S) 7.2, the step II shares shall be due for transfer to BROKAT one week after receipt of the statement from BROKAT to the sellers regarding acceptance of the purchase offer, concurrently against payment to the sellers of the purchase price as provided for in (S) 7.1.

8.2 If BROKAT accepts the purchase offer and exercises the substitution authorization as provided for in (S) 7.2, the step II shares shall, at the election of BROKAT:

     (1) become due for transfer to BROKAT, if the purchase offer is accepted, no more than four weeks after receipt of the statement regarding acceptance of the purchase offer, concurrently against transfer -- without cost for the sellers -- of the BROKAT shares according to (S) 7.2

         or

     (2) be immediately transferred to BROKAT by the sellers in the course of an increase in share capital by BROKAT -- without cost for the sellers -- as a contribution in kind in exchange for granting the corresponding BROKAT shares to the sellers.

8.3 Insofar and as soon as supplemental statements for public agencies or third parties, such as the commercial register, and/or supplemental or altered agreements are required for the purpose of transferring the step II shares and/or the BROKAT shares according to 8.1 or 8.2, the parties shall perform them without delay.

                                     (S) 9
                                Purchasing right

If BROKAT does not accept the purchase offer within the last exercise period, the sellers shall be entitled to purchase the step I shares as follows:

9.1 BROKAT hereby offers the step I shares for sale to the sellers (hereinafter referred to as ,,option offer"). The purchase price to be paid to BROKAT by the sellers in the event the above offer for purchase of the step I shares is accepted is

     DM 8 million (eight million German marks)
                                    (hereinafter referred to as "option price").

9.2 Acceptance of the option offer by the sellers is permissible only until December 31, 2000. Beyond this, the sellers shall be entitled to accept the option offer only if BROKAT has not accepted the purchase offer for purchase of the step II shares within the last exercise period according to
     (S) 6.1.

9.3  Acceptance of the option offer must be stated in writing to BROKAT.

9.4 In the event of effective acceptance of the option offer according to paragraphs 9.2 and 9.3, the option price shall become due for payment to BROKAT two weeks after receipt of the acceptance statement, concurrently against transfer of the step I shares without cost or charges.

                                     (S) 10
                                Preemptive right

10.1 If the sellers or one from among them, on the one hand, or BROKAT, on the other hand, intends to sell shares of FFS, those shares shall be subject to the preemptive right of BROKAT in the event of sale by the sellers or by one from among them, or shall be subject to the preemptive right of the sellers in the event of sale by BROKAT. Immediately after concluding an agreement regarding the sale, the selling party must send a complete copy of that agreement to the entitled party. The entitled party may purchase the shares designated in the agreement by making a statement in the valid form to the selling party.

     The preemptive right shall expire if it is not exercised within six weeks after the entitled party receives the agreement regarding the sale.

10.2 If the preemptive right as provided for in (S) 10.1 is exercised, the shares subject to that right shall be transferred to the entitled party concurrently against payment of the purchase price demanded in the agreement on the sale according to the terms of payment named there.

10.3 If no use is made of the preemptive right according to (S) 10.1, or if use is not made on time, the selling party shall be authorized to assign the shares designated in the agreement on the sale to the interested purchasers named there and on the conditions named there within six months after the preemptive right expires.

10.4 Both parties shall be obligated not to sell their shares to any buyer other than the other party before expiration of the exercise period ending June 30, 2000.

                          III. Employee participation


                                     (S) 11
                             Employee participation

11.1 In preparation for concluding this agreement, the sellers have promised the employees of the Fernbach companies an opportunity to participate in the share capital of FFS in order to give them a participating interest in the FFS enterprise. The sellers shall therefore offer and transfer BROKAT shares from its own holdings to those employees as provided for the following provisions:

     (1) the sellers shall keep 20 percent of BROKAT shares (hereinafter referred to as "employee shares") for the purpose of acquisition by employees of the Fernbach companies;

    (2) offer and grant option rights for purchasing the employee shares to the employees to be selected by Gunther Fernbach who have an employment relationship with the Fernbach companies at the time this agreement is concluded, with corresponding application of the option conditions in effect for the employees of BROKAT and of the accounting requirements of BROKAT existing in the interest of the Group;

    (3) if and insofar as the employees make use of these option rights on time, transfer the employee shares to the holders of those option rights concurrently against payment of a sales price of 32.00 euros per employee share;

    4) if and insofar as the employees do not make use of their option rights on time and/or the employee shares are not subject to any option rights and/or the conditions on which the option rights may be exercised do not occur, as well as in all other cases in which the employees do not acquire the employee shares, utilize those shares for its own account but following the instructions of BROKAT;

    (5) refrain from exercising and asserting any and all administrative rights associated with the employee shares during the period in which the sellers hold them, particularly voting rights and purchasing rights, or transfer such rights to third parties on the instructions of BROKAT.

11.2 Sellers shall pay any and all costs and taxes arising in implementation of paragraph 11.1, including any taxes or social-welfare charges incurred or payable by the Fernbach companies or BROKAT (hereinafter referred to collectively as "costs"). The costs may not exceed the share proceeds. The share proceeds correspond to the total of sales prices received by the sellers for the employee shares according to paragraph 11.1 (3) and the utilization prices received according to paragraph 11.1 (4) (hereinafter referred to as "share proceeds").

11.3 The sellers' obligation to offer and transfer the employee shares to the employees as provided for in paragraph 11.1 cannot be asserted against the sellers as long and insofar as the costs exceed the share proceeds. Furthermore the sellers do not need to submit the costs.

      If the sellers' obligation to offer and transfer the employee shares to the employees as provided for in paragraph 11.1 cannot be asserted against the sellers according to the provisions of this paragraph, the sellers shall be entitled to demand assumption of the deficit amount and provision of security (hereinafter referred to jointly as "cost security") in a written statement to BROKAT. The cost security must be provided to the sellers within three months after the statement is received by BROKAT; in any case, a written representation from BROKAT that it will assume the deficit amount on first request shall be sufficient as cost security. Here, too, submission of the costs by the sellers is not required.

      BROKAT shall not be obligated to assume the deficit amount; however, if the cost security is not evidenced within the above period, the obligations of the sellers under paragraph 11.1 (1) to (3), (5), and (6) [sic] shall expire.

11.4 To secure compliance with the obligations assumed in accordance with paragraphs 11.1 to 11.3 above, the sellers shall transfer the employee shares to

                            BROKAT Beteiligungs GmbH

      as trustee immediately after they are purchased, and irrevocably instruct this trustee to hold and utilize the employee shares according to paragraphs 11.1 to 11.3, and to fulfill the obligations assumed towards the employees and BROKAT for the account of the sellers.

11.5 The sellers shall be entitled to transfer the obligations under the present (S) 11 to a third party with the approval of BROKAT.

                       IV. Warranties and representations

                                     (S) 12
                                    General

12.1 The following warranties and representations by the sellers ((S)(S) 12 to 16) relate to the date this agreement is signed and to the effective date. The warranties and representations of the sellers do not cover circumstances, facts, or events whose occurrence or nonoccurrence are due to instructions, actions, measures, or omissions that were made, performed, or caused by BROKAT or enterprises affiliated with it, particularly liquidation or any other dissolution of FSD and FSC.

12.2 To the extent the sellers make exceptions to the warranties and representations, they are recorded in the disclosure schedule underlying this agreement (annex C). However, information in the disclosure schedule is fundamentally not suitable for precluding liability from violation of one of the warranties or representations given here, unless the disclosure schedule describes the exception with reasonable accuracy. The disclosure schedule is arranged in sections corresponding to the sequence of sections in this agreement. To the extent information is provided for a specific section, it does not apply to other sections, unless a corresponding explicit reference is made in the disclosure schedule.

12.3 If there are changes to the disclosure schedule attached to this agreement as annex C with effect as of the date this agreement is signed, the sellers have the opportunity to provide corresponding information in the disclosure schedule and provide it to BROKAT as an additional annex (annex C 1, C 2, etc.); delivery after this agreement is signed does not interfere with liability from violation of a guarantee made here.

12.4 To the extent the sellers have provided or provide representations "to the best of the sellers' knowledge", the sellers shall have no liability for noncompliance only if the sellers have performed, to a reasonable extent, investigations of the facts and circumstances on which the warranties or representations are based, and only if neither the sellers nor any major adviser nor any executive of the Fernbach companies have positive knowledge of a fact, an event, or a circumstance making the guarantee or representation incorrect.

                                     (S) 13
      Warranties with regard to the corporate relationships of Fernbach Company and the sellers' freedom of disposal

The sellers warrant:

13.1 The Fernbach companies are properly established and legally existing companies whose share capital is fully paid and no repayments of share capital have been performed or obligations to that effect have not been undertaken; there is no obligation to make further contributions, regardless of the cause in law, including due to insufficient or hidden contributions in kind;

13.2 None of the Fernbach companies is insolvent as of payment targets and the like, taking into account the information provided in annex C 13.2;

13.3 The articles of incorporation of the Fernbach companies are valid in the version delivered to BROKAT in draft form on August 6, 1999, for FS, FSD, FSC, and FFS, and shall remain unchanged until the effective date, with the exception of necessary changes on the basis of the acquisition by BROKAT of the Fernbach companies;

13.4 The commercial-register abstracts submitted for the Fernbach companies accurately reflect the status of the Fernbach companies;

13.5 No other major resolutions have been adopted by the shareholders, the supervisory boards, the administrative board, or the managing board than those disclosed to BROKAT;

13.6 The step I and step II shares (hereinafter referred to as "the shares") are the unencumbered property of the sellers, are not subject to any disposal limitations, and there are no third-party rights to them, particularly

      -- none of the shares has been attached, pledged, or assigned by way of security or for any other reason,

      -- there are no third-party option or other rights for purchase or encumbrance of the shares,

      --  none of the shares is the object of a trust relationship,

      -- none of the shares and no right from any of the shares is the object of third-party usufructuary rights, subordinate participating interests, silent partnerships, or other corporate relationships;

13.7 Subject to annex [...], there are no participating interests in any of the Fernbach companies than those of the sellers, in particular there are no silent partnerships, interests in the purchase of shares or participating interests or other rights, such as loans with profit participation that could establish an interest in the earnings or assets of the Fernbach companies or a codetermination right for decisions by the shareholders.

                                     (S) 14
      Warranties with regard to the enterprise and asset status of the Fernbach companies

The sellers warrant that

(1) the annual financial statements of the Fernbach companies submitted to BROKAT on August 3, 1999, for the fiscal year ending December 31, 1998 (hereinafter referred to as "annual financial statements") present a picture of the asset, financial, and earnings situation of the Fernbach companies corresponding to actual circumstances as of the particular reporting date, the annual financial statements and the consolidated financial statements were completely and correctly prepared in observance of the applicable statutory provisions in the particular legal systems and in application of the principles of proper and orderly bookkeeping and accounting generally recognized there, and that in particular

    --   carefully prepared inventories were used as the basis;

    -- the liabilities were stated completely and with full coverage at the time the balance sheet was prepared and within the bounds of identification possibilities, particularly with regard to pension accruals, with the exception of the liabilities stated in annex C 14
        (1);

    --  the stated assets have value content;

    -- updating of balance sheet sets over the last balance sheet date has occurred using identical, legally permissible valuation principles and the accounting and valuation elective rights have continuously been exercised in a consistent manner, subject to valuation changes on the basis of tax audits or such as have been pointed out to BROKAT; and

    -- all legally required depreciation and valuation adjustments have been performed and all legally required provisions have been created.

(2) no change in the asset, financial, or earnings situation of the Fernbach companies not disclosed to BROKAT has occurred, to the best of the sellers' knowledge, since the particular reporting date for the annual financial statements;

(3) the assets indexed in the asset indices to the annual financial statements are the property of the particular Fernbach company and are in its possession, insofar as they have not been replaced in the context of the proper and orderly course of business and are not listed in annex C.14 (3). Subject to the limitations in annex C.14 (3), those assets and all further assets listed in the annual financial statements or counting among the balance sheet assets of the particular Fernbach company are the sole property of the particular Fernbach company in whose annual financial statements they are listed. Such sole ownership is not encumbered by any rights whatsoever of third parties or by restraints on disposal, with the exception of the usual reservations of ownership;

(4) the objects specified in annex C.14 (4) and leased or rented by the particular Fernbach company are in the possession of the particular Fernbach company and freely available for its use;

(5) except for the objects designated in annex C.14 (5), none of the Fernbach companies have leased or rented other objects whose monthly financial burden exceeds DM 15,000 net in an individual case;

(6) all concessions, approvals, and licenses, as well as other public approvals, including any and all building approvals and investment approvals required for the business of the Fernbach companies are available, and revocation thereof has neither been threatened nor is likely; all requirements, restrictions, and conditions specified in the concessions, approvals, and licenses that have been granted have largely been completely fulfilled without additional investments or other special measures being necessary;

(7) subject to annex C 14 (7), the computer systems and products of all Fernbach companies and all parts thereof are year-2000 compliant, and guarantee secure and fault-free functioning before and after January 1, 2000, without even partial replacement or retrofitting;

(8) the industrial property rights designated in annex C.14 (8) (patents, utility models, copyrights, brands and trademarks, expertise), including the registrations made by the effective date, as well as any and all utilization rights therefrom:

    (a) unless otherwise stated in annex C.14 (8a), belong to the Fernbach companies alone and without restriction, and there are no third-party rights to such industrial property rights or utilization rights or with regard to utilization thereof;

    (b) are legally valid and in effect, to the best of the sellers' knowledge, and no attacks by third parties against them are present or threatened, nor is there any danger of cancellation or voidance of the industrial property rights, and no industrial property rights of third parties are violated by the property rights or use thereof, to the best of the sellers' knowledge;

    (c) are secured to the effect that all payable fees have been paid and any other measures that may be necessary to uphold and maintain the industrial property rights have been performed completely and on time;

    (d) all industrial property rights, including brands of Fernbach companies that are necessary for continuing the business operations of the Fernbach companies unchanged, are listed in annex C.14 (8b);

    (e) with the exception of the agreements named in annex C.14 (8a), there are no agreements relating to the business purpose of Fernbach companies that contain the utilization of industrial property rights, including brands;

(9) all real property and equivalent rights of Fernbach companies are listed in annex C.14 (9).

                                     (S) 15
  Warranties with regard to contractual and legal relationships and conditions

15.1 The sellers warrant that implementation and fulfillment of this agreement will not result in a breach of contract by any of the Fernbach companies or represent an opportunity permitting a contract partner to terminate a major agreement concluded with one of the Fernbach companies.

15.2 The sellers warrant that there are no obligations of any of the Fernbach companies from the following legal relationships at the time this agreement is concluded, with the exception of the agreements and obligations disclosed in annex C.15.2;

      (1) employment or work agreements granting annual base compensation of more than DM 100,000, or providing for termination notice periods greater than 1 year;

      (2) obligations or commitments for old-age, disability, early-retirement, or survivors' benefits not stated completely and with complete coverage (base interest rate 6 percent) in the annual financial statements;

      (3) plant agreements or other collective-bargaining obligations in connection with employment relationships (including claims by third parties, particularly the social-welfare insurance carriers and the Labor Office), obligations arising from social plans, agreements for the accommodation of conflicting interests, plant practices or overall commitments with regard to rendering social-welfare benefits or other benefits to employees;

      (4) consultancy agreements of all kinds having an individual volume exceeding DM 100,000 per annum;

      (5) agreements with commercial representatives, authorized dealers, or other distribution agents;

      (6) suretyships, guarantee obligations, cumulative assumptions of debt, letters of support, or provisions of security of all kinds individually exceeding DM 15,000, as well as obligations vis-a-vis third parties individually exceeding DM 15,000 which have provided suretyships, warranties, or other security of any kind for one of the Fernbach companies;

      (7) obligations to grant and/or arising from the use of credit of any kind with a volume exceeding DM 15,000 per annum;

      (8) rental or lease agreements not ending on or before July 31, 2000, and/or whose monthly financial burden or monthly earnings exceeds DM 15,000 in an individual case;

      (9) agreements on the purchase or sale of real property or rights to real property that have not been fulfilled or have not been completely fulfilled;

     (10) agreements regarding investments (purchase of fixed assets) establishing an obligation for one of the Fernbach companies exceeding DM 30,000 in an individual case;

     (11) competition-restricting arrangements of any kind, particularly agreements precluding or limiting the right of one of the Fernbach companies to do business in certain fields or areas or to use "Fernbach" in its name;

     (12) agreements regarding industrial property rights or expertise or other intangible rights or license agreements covering industrial property rights or expertise or other intangible rights, regardless of whether one of the Fernbach companies is the seller, buyer, licensor, or licensee;

     (13) agreements with suppliers and/or customers that exceed the context of ordinary business operations and that obligate one of the Fernbach companies beyond July 31, 2000, or with regard to which one of the Fernbach companies is more than four weeks in arrears with performance, and/or compensation for delay exceeding DM 50,000 must be paid in an individual case;

     (14) agreements or other obligations towards the sellers or towards enterprises in which the sellers hold a participating interest directly or indirectly;

     (15) obligations towards retired shareholders and/or their heirs;

     (16) affiliation agreements within the meaning of (S)(S) 291 et seq. Corporation Law, and cooperation agreements of any kind;

     (17) contract and agreements with regard to participation by one of the Fernbach companies in joint ventures or consortia;

     (18) agreements that have not been fulfilled regarding the purchase or sale of enterprises, participating interests in enterprises, operation locations, or operating units;

     (19) public-law agreements that have not been fulfilled.

15.3 Unless otherwise disclosed in annex C.15.3, the sellers warrant that

     (1) all fixed and current assets and all enterprise risks of all Fernbach companies that are usually insured or which one of the Fernbach companies is obligated to insure (to-wards landlords or lessors, for instance) are insured as customary in the industry or in accordance with the particular obligations towards third parties;

     (2) no product liability, warranty, or damage compensation claims have been asserted against any of the Fernbach companies with a risk exceeding DM 50,000 in an individual case, and no such claims are threatening, to the best of the sellers' knowledge;

     (3) none of the Fernbach companies is involved in any legal dispute, arbitration proceedings, administrative proceedings, or any other public-agency proceedings with a risk exceeding DM 10,000 in an individual case;

    (4) none of the business operations of any of the Fernbach companies violate regulations, guidelines, or orders by public agencies under trade laws, foreign-trade laws, public construction laws, laws concerning the interests between neighbors, public or private securities-issuing rights, or other environmental laws, antitrust laws, the law against unfair competition, criminal law, or the corresponding foreign legal regulations;

    (5) no court or public-agency proceedings are pending or threatening due to major violations of public-law regulations or orders or due to suspicion of criminal acts or administrative offenses.

                                     (S) 16
                    Tax and social-welfare insurance release

16.1 Each of the Fernbach companies has submitted or shall submit all tax returns, statements of public charges etc. on time that are required by the effective date, and shall pay by the due date taxes and public charges due by the effective date -- with the exception of those disclosed in annex C 16.1.

16.2 Receivables relating to taxes, levies, customs duties, and ancillary tax charges such as interest, penalties for the period up to the particular balance sheet date that are not entered as liabilities in the annual financial statements per December 31, 1998, shall be paid by the sellers and must be reimbursed to the affected Fernbach company. The compensation shall be gross for net, taking into account the taxes payable on it.

      Back tax payments resulting from changes in valuation shall remain excepted from the above warranted responsibility of the sellers, to the extent they are canceled out in subsequent years or result in lower taxes or the resulting profit remains with one of the Fernbach companies.

      Changes in the tax capital accounts maintained by one of the Fernbach companies up to the effective date on the basis of a tax audit shall not result in withdrawal rights for the sellers nor any subsequent adjustment in the purchase price.

16.3 The sellers shall pay taxes on the income and earnings they incur on the basis of this agreement being concluded, and any stock transfer transaction taxes incurred in Luxembourg.

16.4 BROKAT shall give the sellers the opportunity to be involved in all meetings and any legal remedies.

                                     (S) 17
                            Enterprise continuation

17.2 [sic] The sellers warrant that the business of the Fernbach companies shall be continued exclusively within the bounds of ordinary business operations in conformance with cautious business practices and with the diligence of a prudent businessman during the period between the date on which this agreement is signed and the effective date, with the goal of maintaining real-asset values and earning power, to the extent this is reconcilable. In particular, but without restriction to these measures, the sellers shall not perform the following measures nor cause them to be performed at or for any of the Fernbach companies:

      --  capital increase or other issuance of new shares

      --  issuing bonds

      -- concluding agreements or entering into other obligations that either establishes an obligation of more than DM 25,000 and [sic] lies outside normal business activities

      -- making an investment that is either greater than DM 25,000 and [sic] lies outside normal business activities

      -- delaying or postponing payments of obligations in a manner that is outside normal business activities, unless the delay or postponement is announced to BROKAT in advance

      -- issuing license or sub-licenses to third parties (except to BROKAT and enterprises affiliated with BROKAT) with regard to rights and industrial property rights, outside normal business activities

      --  changes in the company agreements of the Fernbach companies

      -- concluding loan agreements with the sellers, members of their managing boards, shareholders, employees, and consultants; disbursement of profits reducing capital, resulting in favor of such disbursement, payment of funds to the sellers or associated persons, except for the administrative-board compensation disclosed to BROKAT

      -- expansion of the administrative board or managing board of one of the Fernbach companies.

                                     (S) 18
          Legal consequences of violating a warranty or representation

18.1 The following shall apply if one of the representations or warranties made in this agreement is inaccurate:

      (1) If the inaccuracy of warranties or representations becomes evident, BROKAT shall be entitled to rescind the entire agreement

          -- if the shares to be transferred by the sellers are subject to sale restrictions or there are third-party rights to the shares that cannot be corrected even within a reasonable additional period of time.

          --  in case of fraudulent misrepresentation.

          -- in case of a change to the company agreement of one of the Fernbach companies made without approval from BROKAT.

              In these cases, BROKAT shall be entitled only within three months after learning of the reason for rescission, but no later than October 31, 2000.

              Section 352 of the German Civil Code shall not be applicable.

    (2) If the inaccuracy of warranties or representations becomes evident but there is no right of rescission within the meaning of paragraph 1, the sellers shall have the right to remedy the violation, insofar as the violation does not demand an immediate remedy. If the sellers do not remedy the violation within a reasonable period of time not to exceed four weeks, the sellers shall place BROKAT or the Fernbach companies, ac-cording to the judgment of BROKAT, in the same financial situation BROKAT or the Fernbach companies would be in if the warranty or representation made in this agreement had been accurate or had not been violated (damages). All other rights, claims for remedy, or claims against the sellers are precluded.

    (3) BROKAT can demand damage compensation only in such case and only to such extent as the damage exceeds DM 100,000 in total. The claim of damage compensation by BROKAT shall be limited to the damage amount, not to exceed DM 7 million for all damage occurrences, however.

    (4) To the extent a third party raises a claim against BROKAT or the Fernbach companies, BROKAT shall give the sellers the opportunity to proceed against such claim at their own expense. BROKAT and the Fernbach companies shall permit the sellers to participate in all talks and correspondence with the third party at their own expense. On request by the sellers, BROKAT and the Fernbach companies shall conduct litigation against the third party or have the affected company conduct litigation at the sellers' expense and in accordance with their instructions, subject to the proviso that the sellers provide BROKAT or the Fernbach companies with security in the amount of the expected costs or expenditures that could arise from the litigation.

18.2 The sellers shall be liable to BROKAT as joint and several debtors for violations of the warranties and representations.

                                     (S) 19
                               Limitation period

19.1 Claims by BROKAT due to violation of obligations, warranties, or representations by the sellers in accordance with (S)(S) 13 to 18 above shall be subject to a limitation period of two years, starting on the effective date, subject to the provisions of (S) 18.1.

19.2 Claims according to (S) 16 shall become time-barred with regard to the taxes or levies concerned six months after receipt of a valid assessment not subject to a reservation of subsequent examination that contains the determination of the tax or levy concerned, but no later than the time of expiration for the particular determination period for the tax or levy covered by (S) 16.

                  V. Measures before or after the signing date

                                     (S) 20
Changes to the articles of incorporation of FFS, appointment of a new member to the administrative board, sale of shares in Fernbach Software Ireland Ltd.

20.1 As soon as possible after this agreement is signed, the shareholders of FFS shall change the articles of incorporation of that company to the effect that fundamental resolutions named in (S) 3 shall require the approval of a 75-percent majority of share capital. The sample of such a resolution is attached to this agreement as annex E.

20.2 As soon as possible after this agreement is signed, the shareholders of FFS shall change the articles of incorporation of that company to the effect that the administrative board can consist of up to 4 members and that decisions of the administrative board lying outside usual business operations shall require a unanimous vote. The sample of such a resolution is attached to this agreement as annex E.

20.3 As soon as possible after this agreement is signed, the shareholders of FFS shall adopt a resolution that Mr. Michael Schumacher shall become a member of the FFS administrative board. The sample of such a signed resolution and of such an appointment is attached to this agreement as annex E.

20.4 Before this agreement is signed, FFS shall, at the request of the sellers, have transferred to one of the sellers or another enterprise not belonging to the Fernbach companies the shares it holds in Fernbach Software Ireland Ltd. and all rights and responsibilities associated therewith, including but not limited to security, letters of support, warranties, provisions, loss assumption duties, with agreement of at least a three-year prohibition against entering into competition with BROKAT or the Fernbach companies.

                                     (S) 21
                  Employment relationship of Gunther Fernbach

Before this agreement is signed, Mr. Gunther Fernbach shall sign an agreement with FFS and FS regarding his activities as member of the administrative board and administrateur delegue, a draft of which is attached to this agreement as annex F.

  VI. Rights and duties of the parties for the period after the end of step II


                                     (S) 22
                                 Restructuring

By exercising voting rights or other instruction authority, the sellers shall cause companies they control directly or indirectly to perform or cause to be performed the measures to restructure business operations and the corporate structure, yet to be arranged in detail between the parties. Measures that result in an effect on purchase price determination according to (S) 7.1 that is unfavorable for the sellers and that were not arranged with BROKAT before this agreement was signed shall not be made nor implemented. If necessary, this also includes liquidation, merger, or other dissolution of subsidiaries, and the transfer of business activities to a company specified by BROKAT.

                                     (S) 23
                                    Lock-up

The sellers shall be obligated for a period of two years, starting upon acquisition of the BROKAT shares as the purchase price for transfer of the FFS shares, not to pledge the BROKAT shares, sell them to third parties, nor offer them for acquisition by third parties without prior approval from BROKAT. BROKAT shall not oppose sale of up to 50 percent of the BROKAT shares even during the course of this time period, after deduction of the employee shares left with the sellers, a maximum of shares with an equivalent value of DM 15 million, in the course of a private placement. Moreover, the sellers shall be considered to a reasonable degree in this context in the event of a secondary placement.

                                     (S) 24
                            Competition prohibition

24.1 The sellers shall be obligated, each for himself, not to practice, operate, or promote any business activity, neither directly nor indirectly, that is in direct competition with the business activities conducted by the Fernbach companies, for a period of two years starting on the effective date. In particular, the sellers shall not establish, acquire, participate in, advise, or otherwise promote any enterprises that are in competition in the above sense. The prohibition competition shall apply for the activity territory for the business activities conducted by the Fernbach companies on the effective date.

24.2 In the event the purchase offer is accepted by BROKAT, the sellers shall be obligated, each for himself, not to practice, operate, or promote any business activity, neither directly or indirectly, that is in direct competition with the business activities conducted by the Fernbach companies on the effective takeover date, for a period of two years starting on the effective exercise date. In particular, the sellers shall not establish, acquire, participate in, advise, nor otherwise promote any enterprises that are in competition in the above sense. The prohibition competition shall apply for the activity territory for the business activities conducted by the Fernbach companies on the effective exercise date.

24.3 Activity for or promotion of a business activity of an enterprise controlled by BROKAT with a majority of votes or capital is not competition.

24.4 If a judgment by a court determines that the provision of this competition prohibition is invalid or unenforceable in toto or in parts, the parties are in agreement that the particular court shall have the authority to change or eliminate the scope, term, or other provisions, and to replace such invalid or unenforceable provisions with provisions that are valid and enforceable and that most closely approximate the objective pursued by the agreement from the aspect of its economic purpose.

24.5 For Gunther Fernbach, the above competition prohibition shall apply with the proviso that, after his agreement mentioned in (S) 21 ends on the basis of circumstances for which Gunther Fernbach is not responsible, he shall only be subject to the competition prohibition set forth in such an agreement.

24.6 For a period of five years after the date on which this agreement is signed, the sellers and BROKAT (as long as BROKAT has not exercised the option for step II shares and has not acquired the majority of FFS shares) shall not recruit any employees of the Fernbach companies nor cause third parties to recruit employees of the Fernbach companies.

24.7 Even after acquisition of all step II shares by BROKAT, the sellers shall treat as confidential the confidential information that becomes known to them from their activities or their shareholder status with the particular Fernbach companies and in connection with their activities for those companies or their shareholder status, and not disclose it to third parties unless such disclosure is required by law. To the extent third parties or public agencies request confidential information from the sellers, the sellers shall notify BROKAT at once so that BROKAT can take appropriate actions or waive compliance with the present (S) 24.7.

24.8  Until acquisition of the step II shares by BROKAT, BROKAT shall

    (1) treat as confidential and not disclose to third parties any and all confidential information connected with the Fernbach companies, unless such disclosure is mandatory and required by law or securities exchange guidelines and

    (2) to the extent third parties or public agencies request confidential information from BROKAT, BROKAT shall notify the sellers at once so that the sellers can take appropriate actions or waive compliance with the present (S) 24.8.

                            VII. General regulations


                                     (S) 25
                                  Taxes, costs

Each party shall pay the costs incurred in connection with concluding and implementing this agreement, and the particular company shall pay any taxes incurred on capital.

                                     (S) 26
                          Statements and declarations

The following parties are hereby authorized to receive any and all notices or statements of will to be made to the sellers or BROKAT in accordance with the present agreement or in connection therewith:

For the sellers:

Mr. Gunther Fernbach
Y.A.C. Finance Holding S.A.
9, rue Dicks Bereldange/Luxembourg

Copy to:

Marc Feider, Attorney at Law
Beghin Feider Loeff Claeys Verbeke
58, rue Charles Martel
L-2134 Luxembourg
Telephone: +352-444455-1
Fax: +352-444455-444

For BROKAT:

BROKAT Infosystems AG
Attn.: Mr. Andreas Kinsky
Industriestrasse 3
70565 Stuttgart
Telephone: +49-711-788-44-0
Fax: +49-711-788-44-777

Copy to:

Haver & Mailaender, Attorneys at Law
Lenzhalde 83-85, 70192 Stuttgart
Telephone: +49-711-227440
Fax: +49-711-2991935

                                     (S) 27
                            Changes to the agreement

To be valid, changes and supplements to this agreement, including the present clause itself, must be made in writing or in notarized form, if this is required.

                                     (S) 28
                                  Assignments

Rights and claims under this agreement may not be assigned by the sellers nor by BROKAT, unless the assignment is made in favor of an enterprise affiliated with BROKAT within the meaning of (S)(S) 15 et seq. Corporation Law. In the event of assignment, BROKAT shall remain obligated to fulfill the obligations under this agreement.

                                     (S) 29
                        Interpretation of the agreement

Should provisions of this agreement be legally invalid or unenforceable in toto or in part, the validity of the remaining provisions of this agreement shall remain unaffected thereby. In lieu of the invalid or unenforceable provisions, a reasonable arrangement shall apply that most closely approximates the economic purpose which the parties wished to achieve.

                                     (S) 30
                                 Applicable law

This agreement is governed by and shall be construed in accordance with the laws of the Federal Republic of Germany, unless Luxembourg law is applicable on the basis of mandatory provisions of Luxembourg law or the private international law of the Federal Republic of Germany.

                                     (S) 31
                                  Arbitration

Any and all disputes arising from or in connection with this agreement shall be regulated by an arbitration procedure, to the exclusion of courts of general jurisdiction. The arbitration procedure is regulated in an arbitration agreement attached to this agreement as annex D.


Stuttgart, date:

For BROKAT Infosystems AG



Stuttgart, November 2, 1999

For the sellers


Gunther Fernbach

Annex A

1. Valuation dates:                              9/30/99      12/31/99       3/31/00       6/30/00
Weighting of reporting dates  4.30               1.15          1.10          1.05          1.00
                              Base price in      Weighted base prices in thousands of DM
                              thousands of DM
2. Base prices                22,000             25,300        24,200        23,100        22,000

3. Targets                                       Plan results in thousands of DM (cumulative from 1/1/99 to valuation date)
Sales                                                       14,500        20,000        26,500        33,000
Result                                                      -4,418        -5,891        -6,208        -6,525
Orders on hand                                               8,000         8,000         8,000         8,000

4. Actual results (example)                      Imputed actual results in thousands of DM (cumulative from
                                                 1/1 to valuation date)
Sales according to U.S. GAAP                                14,500        20,000        26,500        33,000
Result according to U.S.                                    -4,418        -5,891        -6,208        -6,525
 GAAP
Orders on hand according to                                  8,000         8,000         8,000         8,000
 U.S. GAAP

5.a. Degree of target                                       Unweighted
 achievement (actual/target)
Sales according to U.S. GAAP                                100.00%       100.00%       100.00%       100.00%
Result according to U.S.                                    100.00%       100.00%       100.00%       100.00%
 GAAP
Orders on hand according to                                 100.00%       100.00%       100.00%       100.00%
 U.S. GAAP

5.b. Weighting                Weighting of Weighted
                              valuation criteria 5.25
Sales according to U.S. GAAP               2.00             200.00%       200.00%       200.00%       200.00%

Result according to U.S.                   3.00             300.00%       300.00%       300.00%       300.00%
 GAAP
Orders on hand according to                0.25              25.00%        25.00%        25.00%        25.00%
 U.S. GAAP

                              Degree of target              100.00%       100.00%       100.00%       100.00%
                              achievement

6. Purchase price             Thousands of DM               25,300        24,200        23,100        22,000

                                   Agreement
                   Regarding the Sale and Transfer of Shares

                                    between

                        1 a) Y.A.C. Finance Holding S.A.
                       9, rue Dicks Bereldange/Luxembourg
                                              (hereinafter referred to as "YAC")

                                      and

                             1 b) Ms. Anja Fernbach
                                    (hereinafter referred to as "Anja Fernbach")

                                      and

                           1 c) Mr. Gunther Fernbach
                                 (hereinafter referred to as "Gunther Fernbach")

(the parties 1 [a] to [c] hereinafter referred to collectively as "the sellers")

                                      and

                           2. BROKAT Infosystems AG,
                      IndustriestraBe 3, 70565 Stuttgart
                                           (hereinafter referred to as "BROKAT")

(the sellers and BROKAT hereinafter referred to collectively as "the parties")


                                    Preamble

The parties have concluded an agreement (hereinafter referred to as "the agreement") dated November 2, 1999/December 20, 1999, for the purchase and transfer of shares in Fernbach Financial Software S.A. (hereinafter referred to as "FFS"), Fernbach Software S.A. (hereinafter referred to as "FS"), and Fernbach Software AG (Germany) (hereinafter referred to as "FSD").

Section 4 of the named agreement provided that the sellers should offer the following shares held by them for transfer to BROKAT:

YAC: 57,697 shares of FFS

Gunther Fernbach: 3 shares of FFS, 1 share FS, and 1 share of FSD

Anja Fernbach: 1 share of FS

hereinafter referred to collectively as "step II shares".

This option was able to be exercised by BROKAT as of certain option dates.

1.  Exercising the option

    BROKAT states that the option granted in (S) 4 is exercised as of the exercise date December 31, 1999, as provided for in (S) 6.1 of the agreement.

2.  Purchase price

    The purchase price to be calculated in accordance with (S) 7.1 of the agreement, taking into account achievement of the targets in excess of obligations, increased earnings potential, and the high level of engagement by executives to achieve the targets, is

                                 DM 35,760,000
        (thirty-five million seven hundred sixty thousand German marks)

    According to (S) 7.2 of the agreement, BROKAT has the authority to discharge its duty to pay the purchase price in cash by way of performance of a fulfillment instead of by transferring or issuing no-par shares from BROKAT to the sellers.

    BROKAT hereby states that it is exercising this substitution authority.

    Accordingly, the step II shares are to be transferred according to (S) 8.2
    (2) by the sellers to BROKAT without delay in the course of an increase in the share capital of BROKAT, free of cost to the sellers, as a non-cash contribution of the corresponding BROKAT shares to the sellers. In
                                                                    --
    accordance therewith, BROKAT shall concurrently transfer the 182,838 BROKAT
    ---------------------------------------------------------------------------
    shares to the sellers. The transfer of the BROKAT shares to the sellers
    -----------------------------------------------------------------------
    shall be performed to the sellers no later than March 22, 2000, to a
    --------------------------------------------------------------------
    securities account still to be named.
    -------------------------------------

3.  Number of shares going to the sellers

    For the purchase price of DM 35,760,000, a total of 182,838 BROKAT shares go toward the purchase price according to (S) 7.2 and the determination of the numbers of shares to be transferred regulated in that rule (hereinafter referred to as "BROKAT shares").

    These are distributed among the sellers as follows:

    YAC: 182,820 BROKAT shares
    Gunther Fernbach: 15 BROKAT shares
    Anja Fernbach: 3 BROKAT shares

4.  Effective transfer date

    The transfer of shares in the Fernbach companies FFS, FS, and FSD shall be with effect as of January 1, 2000.

5.  Employee participation

    As a supplement to (S) 11.1 of the agreement, it is hereby agreed that the sellers will additionally keep a total of 14,767 BROKAT shares from
                 ------------
    their own holdings of BROKAT shares for the employees of FFS and FS to implement a success-related employee participation program. They shall be offered for takeover by the employees of FFS and FS according to a separate agreement, insofar as the goals defined in a joint business plan prepared by BROKAT and FFS or FS are fulfilled. Thirty percent of these shares offered for takeover shall be offered for takeover upon reaching the target in the 2000 fiscal and calendar year, the remaining 70 percent of shares upon reaching the target in the 2001 fiscal and calendar year. Distribution of
                                                              ---------------
    the 29,524 employee shares under (S) 11 of the agreement shall not be
    ---------------------------------------------------------------------
    affected by fulfillment or achievement of the targets under the business
    ------------------------------------------------------------------------
    plan.
    -----

    If and insofar as the goals are not achieved, the sellers shall utilize 14,757 shares from the employee participation program according to instructions from BROKAT, and pay the sales proceeds to a recipient specified by BROKAT after deducting any applicable costs, in accordance with more specific instructions from BROKAT.

    The provisions of (S) 11 of the agreement shall apply by analogy for this quantity of

    14,767 BROKAT shares, with the exception of the allotment arrangements. In particular, the sellers shall refrain from exercising and asserting any administrative rights associated with those shares during the period they are held by the sellers, or shall transfer such rights to third parties on the instructions of BROKAT.

    Furthermore, the sellers shall transfer these shares to BROKAT Beteiligungen GmbH (or its legal successor) as trustee immediately after acquiring them, and shall instruct the latter to hold and utilize the shares in accordance with this agreement and the participation agreement yet to be concluded, and to fulfill the obligations undertaken vis-a-vis the employees and BROKAT.

    The provisions of (S) 11 of the agreement for the BROKAT shares named in (S)
    11.1 (1) there shall remain unchanged.



Stuttgart/Luxembourg, February 22, 2000

For BROKAT Infosystems AG     For the sellers



Michael Janssen               Gunther Fernbach
CFO/Managing Board



Michael Schumacher

                                  Translation

                                   Agreement
                   Regarding the Sale and Transfer of Shares

                                    between

                        1 a) Y.A.C. Finance Holding S.A.
                       9, rue Dicks Bereldange/Luxembourg
                                              (hereinafter referred to as "YAC")

                                      and

                             1 b) Ms. Anja Fernbach
                                    (hereinafter referred to as "Anja Fernbach")

                                      and

                           1 c) Mr. Gunther Fernbach
                                 (hereinafter referred to as "Gunther Fernbach")

(the parties 1 [a] to [c] hereinafter referred to collectively as "the sellers")

                                      and

                           2. BROKAT Infosystems AG,
                      Industriestrasse 3, 70565 Stuttgart
                                           (hereinafter referred to as "BROKAT")

(the sellers and BROKAT hereinafter referred to collectively as "the parties")


                                    Preamble

The parties have concluded an agreement (hereinafter referred to as "the agreement") dated November 2, 1999/December 20, 1999, for the purchase and transfer of shares in Fernbach Financial Software S.A. (hereinafter referred to as "FFS"), Fernbach Software S.A. (hereinafter referred to as "FS"), and Fernbach Software AG (Germany) (hereinafter referred to as "FSD").

Section 4 of the named agreement provides that the sellers should offer the following shares held by them for transfer to BROKAT:

YAC: 57,697 shares of FFS
Gunther Fernbach: 3 shares of FFS, 1 share FS, and 1 share of FSD
Anja Fernbach: 1 share of FS

This option can be exercised by BROKAT as of certain option dates.

1.  Extension of the exercise period

    The parties agree that the period for exercising the option granted in (S) 4 shall be extended as of the exercise date December 31, 1999, until Wednesday, February 23, 2000, inclusive, in accordance with (S) 6.1 of the
    ----------------------------
    agreement.

2.  Authoritative share price on exercise of the option

    The closing price in presence trading at the Frankfurt securities exchange on February 2, 2000, in the amount of 300.00 euros is hereby determined as the authoritative share price on exercise of the option, in accordance with (S) 7.2 of the agreement. Taking into account the 1:3 stock split for BROKAT stock executed on July 7, 2000, a price of 100.00 euros for the new BROKAT stock (with a proportional amount of 1.00 euro of the share capital after the stock split) is authoritative for the calculation according to (S) 7.2 of the agreement.

3.  Continuation in effect for all further content of the agreement

    The remaining provisions of the agreement for purchase and transfer of shares dated November 2, 1999/December 20, 1999, shall remain unchanged.

Stuttgart/Luxembourg, February 11, 2000

For BROKAT Infosystems AG     For the sellers


Michael Janssen/CFO           Gunther Fernbach


Achim Dorner/VP Finance Group EMEA

Annex A                             (figures cf. German original)

1. Valuation dates:
Weighting of reporting dates
                                          Base price in           Weighted base prices in thousands of DM
                                          thousands of DM
2. Base prices
for 100% target achievement

3. Targets                                                        Plan results in thousands of DM (cumulative
                                                                  from 1/1/99 to valuation date)
Sales
Result
Orders on hand

4. Actual results (example)                                       Imputed actual results in thousands of DM
                                                                  (cumulative from 1/1 to valuation date)
Sales according to U.S. GAAP
Result according to U.S. GAAP
Orders on hand according to U.S. GAAP

5.a.  Degree of target achievement                                Unweighted
(actual/target)
Sales according to U.S. GAAP
Result according to U.S. GAAP
Orders on hand according to U.S. GAAP

5.b. Weighting                            Weighting of            Weighted
                                          valuation criteria
Sales according to U.S. GAAP
Result according to U.S. GAAP
Orders on hand according to U.S. GAAP

                                          Degree of target
                                          achievement

6. Purchase price                         Thousands of DM

Annex B 1                       (figures cf. German original)
---------

Valuation date:               08/30/00            Result in thousands of DM
Orders on hand (U.S. GAAP):   100%
Base price (thousands of DM): 22,000

In thousands of DM            Sales in percent

Annex B 2                               (figures cf.German original)
---------

Valuation date:                    03/31/00       Result in thousands of DM
Orders on hand (U.S. GAAP):        100%
Base price (thousands of DM):      23,100

In thousands of DM                 Sales in percent

Annex B 3                               (figures cf.German original)
---------

Valuation date:                    12/31/99       Result in thousands of DM
Orders on hand (U.S. GAAP):        100%
Base price (thousands of DM):      24,200

In thousands of DM                 Sales in percent

                                                  ------------------------------------------------------------------------------
Bewertungsstichtag:                12/31/99           Ergebnis
Auftragsbestand (US-GAAP):           100%               in TDM
Basispreis (TDM):                   24,200
--------------------------------------------------------------------------------------------------------------------------------
                                                       -11,782       -8,837       -5,891       -2,946           0        2,946
                                                  ------------------------------------------------------------------------------
                                           Umsatz in Prozent

                       in TDM          in Prozent           0%          50%         100%         150%        200%         250%
--------------------------------------------------------------------------------------------------------------------------------
                            0                  0%        1,152        8,067       14,981       21,895      28,810       35,724
                        4,000                 20%        2,996        9,910       16,825       23,739      30,653       37,568
                        8,000                 40%        4,840       11,754       18,669       25,583      32,497       39,411
                       12,000                 60%        6,684       13,598       20,512       27,427      34,341       41,255
                       16,000                 80%        8,528       15,442       22,356       29,270      36,185       43,099
                       20,000                100%       10,371       17,286       24,200       31,114      38,029       44,943
                       24,000                120%       12,215       19,130       26,044       32,958      39,872       46,787
                       28,000                140%       14,059       20,973       27,888       34,802      41,716       48,630
                       32,000                160%       15,903       22,817       29,731       36,646      43,560       50,474
                       36,000                180%       17,747       24,661       31,575       38,490      45,404       52,318
                       40,000                200%       19,590       26,505       33,419       40,333      47,248       54,162
                       44,000                220%       21,434       28,349       35,263       42,177      49,091       56,006
                       48,000                240%       23,278       30,192       37,107       44,021      50,935       57,850
                       52,000                260%       25,122       32,036       38,950       45,865      52,779       59,693
                       56,000                280%       26,966       33,880       40,794       47,709      54,623       61,537
                       60,000                300%       28,810       35,724       42,638       49,552      56,467       63,381
                       64,000                320%       30,653       37,568       44,482       51,396      58,310       65,225
                       68,000                340%       32,497       39,411       46,326       53,240      60,154       67,069
                       72,000                360%       34,341       41,255       48,170       55,084      61,998       68,912
                       76,000                380%       36,185       43,099       50,013       56,928      63,842       70,756
                       80,000                400%       38,029       44,943       51,857       58,771      65,686       72,600
-------------------------------------------------
CAPTION>
                                               ---------------------------------------------------------------
Bewertungsstichtag:
Auftragsbestand (US-GAAP):
Basispreis (TDM):
--------------------------------------------------------------------------------------------------------------
                                                     5,891       8,837       11,782       14,728       17,673
                                               ---------------------------------------------------------------


                       in TDM                         300%        350%         400%         450%         500%
--------------------------------------------------------------------------------------------------------------
                            0                       42,638      49,552       56,467       63,381       70,295
                        4,000                       44,482      51,396       58,310       65,225       72,139
                        8,000                       46,326      53,240       60,154       67,069       73,983
                       12,000                       48,170      55,084       61,998       68,912       75,827
                       16,000                       50,013      56,928       63,842       70,756       77,670
                       20,000                       51,857      58,771       65,686       72,600       79,514
                       24,000                       53,701      60,615       67,530       74,444       81,358
                       28,000                       55,545      62,459       69,373       76,288       83,202
                       32,000                       57,389      64,303       71,217       78,131       85,046
                       36,000                       59,232      66,147       73,061       79,975       86,890
                       40,000                       61,076      67,990       74,905       81,819       88,733
                       44,000                       62,920      69,834       76,749       83,663       90,577
                       48,000                       64,764      71,678       78,592       85,507       92,421
                       52,000                       66,608      73,522       80,436       87,350       94,265
                       56,000                       68,451      75,366       82,280       89,194       96,109
                       60,000                       70,295      77,210       84,124       91,038       97,952
                       64,000                       72,139      79,053       85,968       92,882       99,796
                       68,000                       73,983      80,897       87,811       94,726      101,640
                       72,000                       75,827      82,741       89,655       96,570      103,484
                       76,000                       77,670      84,585       91,499       98,413      105,328
                       80,000                       79,514      86,429       93,343      100,257      107,171

                                                  --------------------------------------------------------------------------------
Bewertungsstichtag:                 3/31/00           Ergebnis
Auftragsbestand (US-GAAP):           100%               in TDM
Basispreis (TDM):                   23,100
----------------------------------------------------------------------------------------------------------------------------------
                                                       -12,416       -9,312       -6,208       -3,104           0        3,104
                                                  --------------------------------------------------------------------------------
                                           Umsatz in Prozent

                       in TDM          in Prozent           0%          50%         100%         150%        200%         250%
----------------------------------------------------------------------------------------------------------------------------------
                            0                  0%        1,100        7,700       14,300       20,900      27,500       34,100
                        5,300                 20%        2,860        9,460       16,060       22,660      29,260       35,860
                       10,600                 40%        4,620       11,220       17,820       24,420      31,020       37,620
                       15,900                 60%        6,380       12,980       19,580       26,180      32,780       39,380
                       21,200                 80%        8,140       14,740       21,340       27,940      34,540       41,140
                       26,500                100%        9,900       16,500       23,100       29,700      36,300       42,900
                       31,800                120%       11,660       18,260       24,860       31,460      38,060       44,660
                       37,100                140%       13,420       20,020       26,620       33,220      39,820       46,420
                       42,400                160%       15,180       21,780       28,380       34,980      41,580       48,180
                       47,700                180%       16,940       23,540       30,140       36,740      43,340       49,940
                       53,000                200%       18,700       25,300       31,900       38,500      45,100       51,700
                       58,300                220%       20,460       27,060       33,660       40,260      46,860       53,460
                       63,600                240%       22,220       28,820       35,420       42,020      48,620       55,220
                       68,900                260%       23,980       30,580       37,180       43,780      50,380       56,980
                       74,200                280%       25,740       32,340       38,940       45,540      52,140       58,740
                       79,500                300%       27,500       34,100       40,700       47,300      53,900       60,500
                       84,800                320%       29,260       35,860       42,460       49,060      55,660       62,260
                       90,100                340%       31,020       37,620       44,220       50,820      57,420       64,020
                       95,400                360%       32,780       39,380       45,980       52,580      59,180       65,780
                      100,700                380%       34,540       41,140       47,740       54,340      60,940       67,540
                      106,000                400%       36,300       42,900       49,500       56,100      62,700       69,300
--------------------------------------------------

                                                    -------------------------------------------------------------
Bewertungsstichtag:
Auftragsbestand (US-GAAP):
Basispreis (TDM):
-----------------------------------------------------------------------------------------------------------------
                                                        6,208       9,312       12,416       15,520       18,625
                                                    -------------------------------------------------------------


                       in TDM                            300%        350%         400%         450%         500%
-----------------------------------------------------------------------------------------------------------------
                            0                          40,700      47,300       53,900       60,500       67,100
                        5,300                          42,460      49,060       55,660       62,260       68,860
                       10,600                          44,220      50,820       57,420       64,020       70,620
                       15,900                          45,980      52,580       59,180       65,780       72,380
                       21,200                          47,740      54,340       60,940       67,540       74,140
                       26,500                          49,500      56,100       62,700       69,300       75,900
                       31,800                          51,260      57,860       64,460       71,060       77,660
                       37,100                          53,020      59,620       66,220       72,820       79,420
                       42,400                          54,780      61,380       67,980       74,580       81,180
                       47,700                          56,540      63,140       69,740       76,340       82,940
                       53,000                          58,300      64,900       71,500       78,100       84,700
                       58,300                          60,060      66,660       73,260       79,860       86,460
                       63,600                          61,820      68,420       75,020       81,620       88,220
                       68,900                          63,580      70,180       76,780       83,380       89,980
                       74,200                          65,340      71,940       78,540       85,140       91,740
                       79,500                          67,100      73,700       80,300       86,900       93,500
                       84,800                          68,860      75,460       82,060       88,660       95,260
                       90,100                          70,620      77,220       83,820       90,420       97,020
                       95,400                          72,380      78,980       85,580       92,180       98,780
                      100,700                          74,140      80,740       87,340       93,940      100,540
                      106,000                          75,900      82,500       89,100       95,700      102,300
----------------------------------------------------------------------------------------------------------------

                                                  ------------------------------------------------------------------------------
Bewertungsstichtag:                 6/30/00           Ergebnis
Auftragsbestand (US-GAAP):           100%               in TDM
Basispreis (TDM):                   22,000
--------------------------------------------------------------------------------------------------------------------------------
                                                       -13,051       -9,788       -6,525       -3,263           0        3,263
                                                  ------------------------------------------------------------------------------
                                           Umsatz in Prozent

                       in TDM          in Prozent           0%          50%         100%         150%        200%         250%
--------------------------------------------------------------------------------------------------------------------------------
                            0                  0%        1,048        7,333       13,619       19,905      26,190       32,476
                        6,600                 20%        2,724        9,010       15,295       21,581      27,867       34,152
                       13,200                 40%        4,400       10,686       16,971       23,257      29,543       35,829
                       19,800                 60%        6,076       12,362       18,648       24,933      31,219       37,505
                       26,400                 80%        7,752       14,038       20,324       26,610      32,895       39,181
                       33,000                100%        9,429       15,714       22,000       28,286      34,571       40,857
                       39,600                120%       11,105       17,390       23,676       29,962      36,248       42,533
                       46,200                140%       12,781       19,067       25,352       31,638      37,924       44,210
                       52,800                160%       14,457       20,743       27,029       33,314      39,600       45,886
                       59,400                180%       16,133       22,419       28,705       34,990      41,276       47,562
                       66,000                200%       17,810       24,095       30,381       36,667      42,952       49,238
                       72,600                220%       19,486       25,771       32,057       38,343      44,629       50,914
                       79,200                240%       21,162       27,448       33,733       40,019      46,305       52,590
                       85,800                260%       22,838       29,124       35,410       41,695      47,981       54,267
                       92,400                280%       24,514       30,800       37,086       43,371      49,657       55,943
                       99,000                300%       26,190       32,476       38,762       45,048      51,333       57,619
                      105,600                320%       27,867       34,152       40,438       46,724      53,010       59,295
                      112,200                340%       29,543       35,829       42,114       48,400      54,686       60,971
                      118,800                360%       31,219       37,505       43,790       50,076      56,362       62,648
                      125,400                380%       32,895       39,181       45,467       51,752      58,038       64,324
                      132,000                400%       34,571       40,857       47,143       53,429      59,714       66,000
--------------------------------------------------

                                 ---------------------------------------------------------------------------------
Bewertungsstichtag:
Auftragsbestand (US-GAAP):
Basispreis (TDM):
------------------------------------------------------------------------------------------------------------------
                                                         6,525       9,788       13,051       16,313       19,576
                                 ---------------------------------------------------------------------------------


                                                          300%        350%         400%         450%         500%
------------------------------------------------------------------------------------------------------------------
                                                        38,762      45,048       51,333       57,619       63,905
                                                        40,438      46,724       53,010       59,295       65,581
                                                        42,114      48,400       54,686       60,971       67,257
                                                        43,790      50,076       56,362       62,648       68,933
                                                        45,467      51,752       58,038       64,324       70,610
                                                        47,143      53,429       59,714       66,000       72,286
                                                        48,819      55,105       61,390       67,676       73,962
                                                        50,495      56,781       63,067       69,352       75,638
                                                        52,171      58,457       64,743       71,029       77,314
                                                        53,848      60,133       66,419       72,705       78,990
                                                        55,524      61,810       68,095       74,381       80,667
                                                        57,200      63,486       69,771       76,057       82,343
                                                        58,876      65,162       71,448       77,733       84,019
                                                        60,552      66,838       73,124       79,410       85,695
                                                        62,229      68,514       74,800       81,086       87,371
                                                        63,905      70,190       76,476       82,762       89,048
                                                        65,581      71,867       78,152       84,438       90,724
                                                        67,257      73,543       79,829       86,114       92,400
                                                        68,933      75,219       81,505       87,790       94,076
                                                        70,610      76,895       83,181       89,467       95,752
                                                        72,286      78,571       84,857       91,143       97,429

                                   Agreement

The following agreement is hereby made by and between the companies

1. Bayerische Vereinsbank International S.A.
38-40, Ave. Monterey
L-2014 Luxembourg
(hereinafter abbreviated as "BVI," or numbers 1 and 2 collectively as "banks")

2. Norddeutsche Landesbank Luxembourg S.A.
26, route d'Arlon
L-1140 Luxembourg
(hereinafter abbreviated as "NLB," or numbers 1 and 2 collectively as "banks")

and

3. FERNBACH-Software S.A.
10, rue de Vianden
L-2017 Luxembourg
(hereinafter abbreviated as "FS")

(S) 1 Subject matter

The contracting parties shall create a project group to jointly create the "BADAS" software package (Back-office Automation and Data Adaption System). The individual programs shall run on Unix computers and have an interface to the banks' SEBIOS program packages and front end systems.

The brief description of the BADAS package is shown in annex 1.

(S) 2 Distribution of tasks

The detailed project segment definitions, time and expense estimates, and program specifications shall be prepared, recorded, approved with the involvement of all contracting parties, and shall require the consent of each of the banks.

FS shall take care of the following in the context of the project:

 .  Project organization
 .  Meeting organization, including records
 .  Programming
 .  Documentation

(S) 3 Tools

The projects shall be defined using an appropriate CASE tool or comparable system for project analysis, application design, and for relational data modeling and program description. In addition, screen design tools will be used as needed.

(S) 4 Project organization and documentation

The procedural models and phase concepts common in the software development industry and practiced at the banks shall be applicable during project organization. Each project manager shall be responsible for compliance. The project managers shall prepare an updatable timetable and cost schedule as soon as possible, coordinated with the contracting parties. It shall be possible for third parties to examine project status (internal and external audits) at any time in justified cases. Documentation of the programs is included in the subject matter of the agreement, specifically in the scope as defined by the documentation guidelines of FS for the BADAS project (see annex 2).

(S) 5 Program delivery

The banks shall receive all programs from FS in source form.

FS shall assure that the data medium with the source programs is provided along with each delivery of a new version.

On request by the banks, one employee of each of those banks may verify prior to delivery whether that data medium contains the corresponding source programs. For individual corrections (i.e., program changes between the individual versions), FS shall provide a corresponding source volume.

(S) 6 Inspection and acceptance

After delivery of the completed programs by FS, the banks shall begin the final test with the support of FS.

The banks shall notify FS in writing of successful completion of the final test.

Programs shall be considered inspected and accepted to the extent no messages to the contrary, possibly with notes on problems, are sent to FS by the banks two months after the final test.

(S) 7 Project costs

The banks shall not charge any expenses to each other or FS for use of their employees. Both banks shall be obligated to be involved in approximately the same way with regard to manpower, both quantitatively and qualitatively, when preparing the BADAS project.

If one of the two banks persistently fails to comply, the other party shall have a right to reasonable financial compensation.

FS shall prepare a fee statement on a monthly basis for its work in the project group. Fifty percent shall be paid by BVI and 50 percent by NLB; later subsequent claims by FS are precluded hereby.

The hourly feet for the BADAS project is LUF 3035 (at the currently valid index of 497.09), except for the project segments commissioned for a fixed price. This rate shall change according to changes in the cost-of-living index in Luxembourg.

To the extent no fixed-price agreement was made with FS for individual project segments, FS shall provide a documentation schedule with precise information on the duration and content of work performed for the time spent on the project. A copy of this schedule must routinely be submitted to each of the banks on a monthly basis, along with the particular invoice.

After inspection and acceptance of individual project segments, future adaptation costs for each project segment shall again be separately defined. For fixed-price offers, a specific annual percentage of the preparation price shall be agreed. The adaptation costs shall be billed by FS in monthly installments. If the fee volume for hours performed by FS from adaptation services falls below the adaptation amount paid by the banks, the remainder shall be transferred to follow-up projects as a credit balance. This arrangement shall apply until conclusion of the entire project.

Adaptation services following inspection and acceptance shall be as follows:

a) Correction of errors in the programs and documentation (starting six months after program inspection and acceptance)
b) Changes and adaptations from follow-up projects
c) Porting the software to new operating systems and Oracle versions
d) Providing staff for ongoing application consulting

(S) 8 Ownership and further development

All products and expansions developed in the project group shall be and shall remain the property of the group ten years after completion in usable form, specifically in the same percentages as the marketing earnings are arranged in
(S) 9. If the entire BADAS fee volume invested by the banks is reached prior to the end of ten years with reimbursement of sales earnings to the banks by FS, the developed products and expansions shall be the property of FS starting at that time. Further development of BADAS programs by FS shall be provided to the banks free of charge until the end of seven years, starting with inspection and acceptance of individual projects.

(S) 9 External program use

BVI and NLB may continue to use the project results (e.g., project analyses, programs) throughout their corporate groups free of charge. Product maintenance shall then be performed by FS or by the individual banks themselves.

Otherwise FS shall have the right to market the BADAS package as a whole, or individual programs or portions thereof, as provided for in the arrangements made below. Marketing by the banks is precluded hereby.

With the exception of non-bank-specific software, FS shall obtain the banks' consent prior to concluding such purchase agreements, even beyond the expiration date of the project group. The sales proceeds shall be divided among the contracting parties as follows, after deducting the marketing costs incurred externally by FS:

30 percent to BVI
30 percent to NLB
40 percent to FS

If maintenance fees exceeding 10 percent of the purchase price per year were agreed by FS with the particular buyer, the excess amount shall not be collected solely by FS, but rather be distributed as shown above.

For software rental marketing by FS, the resulting income shall be distributed by FS according to the same percentages as for software sales. On request by FS, payment of the rental portion to the banks may take place only starting in the second contract year, but on the condition that the reimbursements deferred by the banks in the first contract year be additionally apportioned over the remaining term of the agreement.

If the total proportional sales earnings payable to the banks by FS have reached twice the total BADAS fee volume billed by FS to the banks, 100 percent of all sales earnings shall go to FS. FS shall permit the banks to inspect its accounting records to verify external marketing costs.

(S) 10 Use of third parties

FS shall perform its services in the context of this agreement on its own responsibility and using its own qualified personnel exclusively. Subcontracting to third parties shall require the banks' written consent.

(S) 11 Warranty

FS shall provide the full warranty for the tasks assigned in (S) 2. This shall also apply if employees of the banks were involved in the individual case. The warranty period shall be one year.

FS assures that the programs prepared by FS shall run on the banks' Unix computers without restriction or limitation.

FS further assures that the programs do not violate any industrial property rights of third parties, such as patents, copyrights, etc.

(S) 12 Corporate changes

The banks must be informed immediately in advance of any change in the legal form of FS and on the addition of any additional shareholder, i.e., beyond the sole shareholder Mr. Gunter Fernbach.

FS shall be obligated to submit the officially audited annual financial statements to the banks, and to report on a quarterly basis on the current company situation, starting April 1, 1993.

(S) 13 Secrecy

All contracting parties shall be subject to the general obligation of secrecy, particularly the banking secrecy laws of Luxembourg, and must make sure that all persons whom they assign to fulfill tasks in connection with the subject matter of the agreement are likewise obligated to observe such secrecy.

(S) 14 Duration and termination

The duration of the project group is not limited.

Each of the banks may leave the project group through ordinary termination in a letter sent by registered mail to FS or the other contracting party. In this case, it shall only be liable for the project costs incurred prior to its departure, unless the remaining parties in the group decide to dissolve the group immediately. The project results completed by the time of its departure shall be governed by (S) 9, with the proviso that the departing bank's share of the earnings from administration of project results shall go to the remaining bank.

Ordinary termination of the project group is expressly precluded for FS until the end of the project. Ordinary termination shall not be possible until after December 31, 1995. The right to terminate the project group for good cause shall remain unaffected thereby.

If FS as shareholder absorbs another bank, its subsidiaries, or a groups [sic] affiliated with that bank or its subsidiaries, each of the banks may demand the immediate dissolution of the project group. With regard to the completed project results, (S) 9 shall apply with the proviso that earnings from marketing project results shall go solely to the banks. This shall apply accordingly if one of the banks terminates the project group for good cause.

Luxembourg, November 16, 1992



Bayerische Vereinsbank International S.A., Luxembourg



Norddeutsche Landesbank Luxembourg S.A., Luxembourg



FERNBACH-Software S.A., Luxembourg

Annex 1: BADAS brief description

The BADAS software package (Back-office Automation and Data Adaption System) represents a stand-alone, open data collection system using:
 .  Unix operating system
 .  Oracle relational database
 .  SQL forms interface
 .  C routines

It will have interfaces to:
 .  SEBIOS package
 .  front-end systems

The sequence of project segments contained in it is as follows with regard to chronological preparation:
 .  base
 .  structure
 .  address
 .  RMS
 .  monetary transactions
 .  foreign exchange transactions
 .  loans

Also planned as options for inclusion in the BADAS package:
 .  system consolidation
   .  Unix conversion Sebios
   .  adjust interfaces (RMS/ALM/ALM Balance)
 .  FRA's and call funds
 .  balance sheet and reporting (supplements to ALM Balance)
 .  integration of a securities package

A more detailed description of the project segments is shown in project records and project documentation already prepared or yet to be prepared.

Annex 2 to the BADAS agreement

Documentation shall be provided as described in the documentation system chapter (reference No. 18-09-2002) in the getting-started folder (reference No. 18-001).

Annex C 14.1 (8a)

                 Directory of third-party rights to C 14.1 (8)

BADAS software package project group. The developed BADAS products are the property of the group according to (S) 8 of the attached agreement.

The BADAS products are marked in the general overview of products offered by Fernbach, attached to annex C 12.1 (8).

There are no further third-party rights.

Annex C 14.1 (8b)

           Directory of important corporate rights under C 14.1 (8)

Protection of the trademarks FS and Fernbach software will have greater significance in the future.

Continuation of the company does not depend on protection of these trademarks.

       C9.1 (8C) Directory of utilization agreements to Fernbach rights

Customer name   Order No.   Description

[SEE GERMAN ORIGINAL FOR CUSTOMER NAMES]
1063 Fulfillment of requirements under the sixth amendment of the German Banking Law [KWG] on the basis of the BADAS data pool
1085 Fulfillment of requirements under the sixth amendment of the German Banking Law [KWG] on the basis of the BADAS data pool
702   Controlling database
930   ALM/treasury
9902  Data preparation/preparation of statutory reporting

804   Controlling database
897   BADAS compact

1076 Fulfillment of requirements under the sixth amendment of the German Banking Law [KWG] and introduction of a treasury and limit system on the basis of the BADAS data pool

942   BADAS front/back office systems
1010 Implementation of the sixth amendment of the German Banking Law [KWG] on the basis of the BADAS data pool

1034  Introduction of loans, giro, and reporting at Landesbank Sachsen
811   ALM/treasury 4.5

685   ALM/treasury 4.1
1065 Fulfillment of requirements under the sixth amendment of the German Banking Law [KWG] on the basis of the BADAS data pool
1135  FS global banking solution
1091  Data preparation/preparation of portfolio management reporting

1061  KWG6 start-up
954   Data preparation for the German reporting system
9701  Data preparation for contracting party and loss risk reporting pursuant to article 21 BankV

Annex C 14.1 (8c)

            Directory of utilization agreements to Fernbach rights

The list contains all customer relationships in which Fernbach software was provided to the customers on a license basis.

A list of "products per customer" can be requested.

Annex C 14.1 (9)

                Directory of real estate and equivalent rights

The Fernbach companies do not own real estate nor equivalent rights.

Annex C 15.2 (4)

                             Consultant agreements

Agreement bwb "Michael Bucker"
Agreement CMG "Frau Heinel"
Agreement "Norbert Schweikart"

Annex C.10.2
to (1) employment agreements with annual base compensation exceeding DM 100,000

Fernbach-Software S.A. Luxembourg
Employee  Gross p.a. in DM
[SEE GERMAN ORIGINAL FOR NAMES AND FIGURES]

Fernbach-Software AG, Germany
Employee  Gross p.a. in DM
[SEE GERMAN ORIGINAL FOR NAMES AND FIGURES]

Fernbach-Software AG, Switzerland
Employee  Gross p.a. in DM
[SEE GERMAN ORIGINAL FOR NAMES AND FIGURES]

Fernbach-Software Ireland Ltd.
Employee  Gross p.a. in DM
[SEE GERMAN ORIGINAL FOR NAMES AND FIGURES]


Agreements with termination notice periods longer than one year

The agreement with the one managing director at the German branch office could be terminated with effect no earlier than August 31, 2001. The agreement with the other managing director at the German branch office could be terminated with effect no earlier than June 31, 2001.

Beyond these, all agreements can be terminated with notice periods of less than one year.

Annex C.10.2

to (2)  none

Annex C.10.2 Plant agreements

Luxembourg

Overtime rules

We practice an overtime arrangement differing from the usual arrangement in Luxembourg. Luxembourg law provides for overtime on weekdays and Saturdays to be paid with a 50-percent bonus, and on Sundays with a 120-percent bonus. At our company overtime is fundamentally only compensated with a 50-percent bonus, with overtime on weekends always being paid and overtime on weekdays only being paid if the employee has worked more than 45 (for monthly salaries under DM 7640) or 50 hours (for gross monthly salaries over DM 7640) per week on average during the month.

Hours pooling arrangement

Since March 1999 the following plant agreement has been in effect: overtime must be approved by the supervisor. Half of overtime hours approved and worked are paid at the end of the month, and the other half is collected in a "time-off pool." These pooled hours can be taken like vacation on request, with a bonus of 50 percent also applying here. This arrangement will be revised in October together with the works council, one of the goals being to permit the greatest possible choice to each employee with regard to pay-out or time-off, without significantly increasing the administrative burden.

Anniversary vacation

After 10 years of employment, employees receive an anniversary gift, and their annual vacation leave increases from 30 to 33 days. An additional four employees will be affected by this rule in the next 12 months. Gifts are also given on the occasion of marriage or the birth of a child.

Cheque repas

Each employee has the right to so-called cheque repas, which are meal vouchers paid for half by the company. The costs per employee and month are DM 160. This benefit is valued as a salary component.

Out-of-town compensation

Employees who spent more than 40 nights during business travel receive DM 50 as compensation for each additional overnight stay.

Parking subsidy

Each employee who rents a parking space receives a monthly subsidy of DM 34.

Private telephone conversations

Each employee has a monthly allowance of DM 50 for private telephone calls.


Ireland

Company bonus

Employees of the Irish office were promised a sales-related company bonus, i.e., a sales commission divided among the employees according to a certain factor. The design of the bonus is a work in progress.

Health insurance subsidy

Since the rights acquired through social-welfare charges do not provide sufficient health insurance, additional insurance is purchased. The subsidy is
2.5 percent of monthly gross salary.

Pension insurance subsidy

Since the rights acquired through social-welfare charges do not provide sufficient security, additional insurance is purchased. The subsidy is five percent or eight percent of monthly gross salary, depending on the employee.


Switzerland

Employees at the Swiss office receive a 13 month's salary.

Annex C 15.2 (4)


                             Consultant agreements

Agreement bwb "Michael Bucker"
Agreement CMG "Frau Heinel"
Agreement "Norbert Schweikart"

                              Marketing Agreement

The following marketing agreement is hereby made and concluded by and between:

Fernbach Software S.A.
PO 737
L-2017 Luxembourg
represented by its managing directors

-- hereinafter referred to as FS --

and

CFS Management Consulting & Financial Services
Usser Allmend 7
CH-8700 Kusnach/ZH
represented by Mr. D. Safret

-- hereinafter referred to as CFS --


                                   Preamble

Cooperation is arranged in the present agreement for distribution, sales, and implementation of the FS product ALM/Treasury (hereinafter referred to as ALM/T) in Slovenia and Croatia (hereinafter referred to as contractual territory). The long-term goal of the cooperation is the establishment of a sales and implementation company to localize the ALM/T product under its own direction and independently distribute and implement it.

This agreement takes the place of the agreement between FS and CFS dated August 4, 1994, which shall hereby become invalid.

                          1. Responsibilities of CFS

CFS shall recruit customers for ALM/T on its own account in the contractual territory and service to customers commercially. Moreover, CFS shall regularly inform FS regarding sales activities and the general market situation in the contractual territory.

                           2. Responsibilities of FS

FS shall provide CFS with available documentation and expertise necessary for sales. FS shall support CFS free of charge in a reasonable manner when concluding transactions.

                            3. Sales implementation

All agreements shall be concluded directly between FS and customer, at least until establishment of the sales and implementation company mentioned in the preamble.

CFS is not authorized to represent FS when preparing offers or concluding transactions.

                                4. Exclusivity

CFS shall be obligated not to represent or recommend any other product in the area of asset/liability management. This obligation of CFS shall remain in effect for 12 months after expiration of the agreement. In return, FS shall not use any other agent or sales organization for ALM/T in the contractual territory for the duration of this agreement. Transactions coming about in the contractual territory directly between FS and a customer or through the agency of third parties not appointed by FS as an agent or sales organization, are not covered by this agreement.

                                 5. Commission

5.1 Commission for transaction brokering

CFS shall receive a commission from the product sales achieved for brokering, including acquisition measures up to conclusion of the agreement:

Of the first license purchase in each of the two countries in the contractual territory: 50 percent of net sales.
Of each further license purchase: 25 percent of net sales.

The commission must be paid by FS after the sold system has been completely paid for by the customer. CFS has no right to commissions from the maintenance and service sales arising from the product sale.

In this case FS shall pay the acquisition support described in item 2. If FS must perform acquisition activities in the contractual territory, the aforementioned commission shall be reduced by a flat 20 percent (or 45 percent in case of a "first sale") of the product sales achieved.

5.2 In case of establishment of a sales and implementation company working in the contractual territory by CFS, the commission rules shown in item 5.1 shall be modified as follows:

-- On the first license sale implemented after establishment: 70 percent of product sales achieved
-- On each additional license sale: 50 percent of product sales achieved
-- Activities in the context of implementation that are not performed at the customer's expense shall be paid by CFS.

-- If product maintenance is performed by CFS with a sales and implementation company, CFS shall receive a commission in the amount of 50 percent of first-level maintenance support.

All other rights and obligations under this agreement shall remain unaffected thereby.

                              6. Special services

CFS shall have the right to demand sales support from FS beyond the bounds assured in item 2 of this agreement. FS shall offer such support in Luxembourg and charge CFS for the expense incurred in this context.

                              7. Confidentiality

Both parties shall be obligated to treat the content of this agreement as confidential. CFS may not pass on to third parties any business or industrial secrets which become known to CFS in connection with this agreement or during implementation of this agreement. This obligation shall end no earlier than five years after the end of this agreement. If CFS violates this secrecy duty, FS shall be entitled to effect immediate termination. In this case CFS must compensate FS for all damage suffered.

                       8. Term and end of the agreement

The agreement shall enter force on the day it is signed by both contracting parties, but also covers ongoing acquisitions. The agreement is initially being concluded for a fixed period of one year. After the end of one year, the agreement shall automatically be extended by one further year, unless one of the contracting parties has terminated it with three months' advance notice.

The aforementioned termination possibility shall not interfere with immediate termination. In addition to the case named in item 7, the contracting parties shall be entitled to effect immediate termination in case of serious violations of the terms of this agreement, and on introduction of bankruptcy or composition proceedings against one of the contracting parties, or on rejection of a corresponding petition to open bankruptcy proceedings or of composition proceedings.

                             9. Final arrangements

There are no oral supplements to this agreement. Changes to this agreement must be made in writing in order to be valid.

All claims, rights, and duties under this agreement are governed by and shall be construed in accordance with the laws of Luxembourg.

In case of disputes, the courts of Luxembourg shall have jurisdiction and venue.

Luxembourg, date:


Fernbach-Software S.A.


Kusnach, date:


CFS Management Consulting & Financial Services

                               Secrecy Agreement

regarding cooperation ... [ORIGINAL COPY ILLEGIBLE]

between

 ... [ORIGINAL COPY ILLEGIBLE]

Mr. Safret shall be obligated to treat as confidential any and all expertise in written or non-written form which he has acquired with regard to the products of Fernbach-Software S.A., regardless of the manner, and which is attributable to Fernbach-Software S.A.

To the extent they are under the care of Mr. Safret, all documents relating to Fernbach-Software S.A. must be stored in a locked location and automatically returned to Fernbach-Software S.A. at the end of the contractual relationship. Creation of transcripts or copies of the aforementioned documents requires the prior approval of Fernbach-Software S.A.

This secrecy obligation shall exist during the term of the cooperation agreement between CFS and Fernbach-Software S.A. and for an additional two years after the end of the cooperation agreement.


(City, date)                            Dave Safret


(City, date)                            Fernbach-Software S.A.

Annex C 15.2 (5)

                     Directory of distribution agreements

Marketing agreement with CFS

BANQUE INTERNATIONALE A LUXEMBOURG

FERNBACH SOFTWARE S.A.
P.O. BOX 737
L-2017 LUXEMBOURG

LETTER OF CONFIRMATION
GUARANTEE NO AA0022575

RECEIVED 30 JANUARY 1997

RE: REQUEST FOR BANK GUARANTEE DATED 24 JANUARY 1997

DEAR SIRS,

WE WISH TO CONFIRM TO YOU THAT FOLLOWING YOUR REQUEST REFERRED TO ABOVE WE HAVE SENT THE LETTER OF GUARANTEE, A COPY OF WHICH IS ATTACHED HERETO, TO THE BENEFICIARY.

THE CONDITIONS WHICH WE APPLY TO THIS GUARANTEE ARE AS FOLLOWS:

HANDLING CHARGE:                       LUF 7,112
COMMISSION ON BANK GUARANTEE:          LUF 26,079
RATE:                         0.5000% PER QUARTER (= LUF 35,562)
MINIMUM:                               LUF 1,000

A FRACTION OF A PERIOD SHALL COUNT AS A WHOLE PERIOD.

PAYING CUSTOMER:              FERNBACH SOFTWARE SA
ACCOUNT NUMBER:               6-194/1024/000

YOURS FAITHFULLY,

BANQUE INTERNATIONALE A LUXEMBOURG
       Societe Anonyme
[signed]                          [signed]
Mark Hoferlin                     Denise Antoine
Principal authorised officer      Principal employee

BANQUE INTERNATIONALE A LUXEMBOURG

COPY OF LETTER TO:

J.A.C.C
36 ROUTE DE LONGWY
L-8005 BERTRANGE


LETTER OF GUARANTEE
GUARANTEE NUMBER AA0039207

RE:     FERNBACH SOFTWARE S.A.
        74 RUE ROBERT STUMPER
        L-2557 LUXEMBOURG

DEAR SIRS,

WE WISH TO INFORM YOU THAT ON BEHALF OF OUR ABOVE-NAMED CUSTOMER WE WILL ACT AS GUARANTOR TO YOU UP TO THE AMOUNT OF:

LUF 149,500

PURPOSE: TO GUARANTEE THE OBSERVANCE AND PERFORMANCE OF ALL OBLIGATIONS INCUMBENT ON THE TENANT UNDER THE TERMS OF A TENANCY AGREEMENT IN RESPECT OF THE RENTAL OF 1552 M2 OF OFFICE PREMISES AT 36, RTE DE LONGWY, L-8005 BERTRANGE

EXPIRATION: OUR GUARANTEE IS VALID FOR THE TERM OF THE TENANCY AGREEMENT PLUS THREE MONTHS. IT MAY BE CANCELLED BY US AT 1 MONTH'S NOTICE.

SUBJECT TO THE FOLLOWING CONDITION WE BIND OURSELVES TO PAY IRREVOCABLY AND INDEPENDENTLY OF THE VALIDITY AND OF THE LEGAL EFFECTS OF THE UNDERLYING OBLIGATION, ON YOUR FIRST DEMAND AND WITHOUT RAISING ANY DEFENCES WHICH OUR PRINCIPAL MAY ASSERT:

           DEMAND FOR PAYMENT BY REGISTERED LETTER SENT TO THE BANK.

IT IS EXPRESSLY STIPULATED THAT ANY PAYMENT WE MAY HAVE CAUSE TO MAKE UNDER THE GUARANTEE WILL BE DEDUCTED FROM OUR OVERALL EXPOSURE.

OUR GUARANTEE IS SUBJECT TO THE LAWS APPLICABLE TO THE GRAND-DUCHY OF LUXEMBOURG AND ANY DISPUTE SHALL BE REFERRED TO THE JURISDICTION OF THE COURTS OF AND IN LUXEMBOURG.

YOURS FAITHFULLY,

BANQUE INTERNATIONALE A LUXEMBOURG
          Societe Anonyme

BANQUE INTERNATIONALE A LUXEMBOURG

TO: FERNBACH SOFTWARE S.A.
P.O. BOX 737
L-2017 LUXEMBOURG

LETTER OF CONFIRMATION
GUARANTEE NO AA0039207

RE: REQUEST FOR BANK GUARANTEE DATED 16 JULY 1998

DEAR SIRS,

WE WISH TO CONFIRM TO YOU THAT FOLLOWING YOUR REQUEST REFERRED TO ABOVE WE HAVE SENT THE LETTER OF GUARANTEE, A COPY OF WHICH IS ATTACHED HERETO, TO THE BENEFICIARY.

THE CONDITIONS WHICH WE WILL APPLY TO THIS GUARANTEE ARE AS FOLLOWS:


HANDLING CHARGE:                                              LUF 1,000
COMMISSION ON BANK GUARANTEE:                                 LUF 1,000
RATE:                                                    0.5000% PER QUARTER
MINIMUM:                                                      LUF 1,000

A FRACTION OF A PERIOD SHALL COUNT AS A WHOLE PERIOD.

PAYING CUSTOMER:                                         FERNBACH SOFTWARE SA
ACCOUNT NUMBER:                                          6-194/1024/000

YOURS FAITHFULLY,

BANQUE INTERNATIONALE A LUXEMBOURG
     Societe Anonyme

[Signed]                 [Signed]
Claude Krecke            Claude Schmit
Attache                  Principal Employee

BANQUE INTERNATIONALE A LUXEMBOURG

Registered letter to:

SCORPIO S.A.
5, RUE E. BIAN
L-1235 LUXEMBOURG

Luxembourg, 24 January 1997

LETTER OF GUARANTEE
Guarantee number AA0022575

Re:     Fernbach Software S.A.
--
        10, rue de Vianden
        L-2680 Luxembourg

Dear Sirs,

We wish to inform you that on behalf of our above-named customer we will act as guarantor to you up to the amount of:

LUF 7,112,400

Purpose: to guarantee the observance and performance of all obligations
-------
incumbent on the tenant under the terms of a tenancy agreement in respect of the rental of 1552 m2 of office space, 42 car parking spaces and a cellar measuring 30 m2 located in a building situated at L-2557 Luxembourg-Gasperich, 7A, rue Rober Stumpter

Expiration: Our guarantee is valid for the term of the tenancy agreement plus
----------
three months. It may be cancelled by us at 1 month's notice.

Subject to the following condition we bind ourselves to pay irrevocably and independently of the validity and of the legal effects of the underlying obligation, on your first demand and without raising any defences which our customer may assert:

           demand for payment by registered letter sent to the Bank.

It is expressly stipulated that any payment we may have cause to make under the guarantee will be deducted from our overall exposure.

Our guarantee is subject to the laws applicable to the Grand-Duchy of Luxembourg and any dispute shall be referred to the jurisdiction of the courts of and in Luxembourg.

Yours faithfully,

BANQUE INTERNATIONALE A LUXEMBOURG
     Societe Anonyme

                               LETTER OF SUPPORT
                           for the benefit of FS.DE

Since fiscal year 1998, Fernbach-Software AG, Germany (FS.DE), has had the task within the Fernbach software group of working the German market independently and on its own responsibility and at its own risk.

Fernbach-Software S.A., Luxembourg (FS.LU), serviced the German market exclusively until 1997, and will transfer the German customers to FS.DE in 1998.

In order to neutralize the risk from ongoing operations for FS.DE during the transitional phase, FS.LU gives its assurance that it will assume primary liability for all operations or damage compensation claims attributable to such operations that were performed in fiscal 1998 or earlier, for all German customers.

March 30, 1999

Fernbach-Software S.A.
Luxembourg

                                                                     MMV Leasing

MMV Leasing, P.O. Box 1469, 56014 Koblenz

                                                                MMV Leasing GmbH
                                                  Ferdinand-Sauerbruch-Strasse 7
                                                                   56073 Koblenz
                                  Telephone (0261) 94330, Telefax (0261) 9433555

REGISTERED/RETURN RECEIPT
Fernbach Software S.A.
10, rue de Vianden
L-2680 Luxembourg

Department: LV-VL
Reference: N-EM D. 5
Telephone: 9433328
Telefax: 9433-
Koblenz, February 11, 1998


Confirmation of guaranty dated February 2, 1998
to leasing agreement No. 1616996012 dated January 5, 1998 with Fernbach Software AG i.Gr., Christophstrasse 10, 54290 Trier


Dear Sir or Madam,

This is to confirm receipt of the guaranty certificate bearing your signature, in which you have provided the absolute guaranty for all our claims under leasing agreement No. 1616996012 dated January 5, 1998, with the above-referenced company.

No party has made the guaranty dependent on conditions not explicitly indicated in the guaranty certificate.

We hereby accept this guaranty.

Sincerely,

MMV Leasing GmbH

                                   GUARANTY

MMV Leasing GmbH
Ferdinand-Sauerbruch-Strasse 7
56073 Koblenz

-- hereinafter referred to as MMV --

has an application from

Fernbach Software AG i.Gr.
Christophstrasse 10
54290 Trier

-- hereinafter referred to as principal debtor --

for leasing agreement/hire-purchase agreement/software utilization agreement dated January 5, 1998, for a computer system, complete, including software and accessories. That application and the agreement later resulting therefrom are the subject matter of this guaranty.

The undersigned

Fernbach Software S.A.
L-2680 Luxembourg
10, rue de Vianden

-- hereinafter referred to as guarantor --

hereby provides an absolute guaranty for any and all claims by MMV which the latter has or will have in the future vis-a-vis principal debtor, arising from or in connection with the named agreement -- regardless of whatever type or nature those claims may be. This guarantee shall also apply for claims by MMV which it will have under an extension agreement for an agreed residual value.

The defenses of failure to pursue remedies ((S) 771 German Civil Code), defeasibility and offsetability ((S) 770 German Civil Code), and abandonment of a security ((S) 776 German Civil Code) by the creditor are precluded. The obligation under the guaranty must be fulfilled without it being necessary to file suit or conduct judicial enforcement measures against the principal debtor, even if the principal debtor challenges the underlying legal transaction. The guaranty does not exist for limited period of time, but rather until the debt is redeemed in full, even if the principal debtor is granted a whole or partial payment deferral. The guaranty also applies in the event that MMV withdraws vis-a-vis the principal debtor, or that actions are interpreted as a withdrawal.

Place of fulfillment is Koblenz. In case of disputes, the courts of Koblenz shall have jurisdiction and venue.

This guaranty also applies for the named obligations of the "AG" company arising from the "AG i.Gr." company after entry in the commercial register.

Luxembourg, date:

                                                                       Signature

                                   Guaranty

Issued by:
Fernbach-Software S.A.
rue Robert Stumper 7A
L-2017 Luxembourg

hereinafter referred to as "Fernbach Luxembourg"

For the benefit of:
SUISA
Bellariastrasse 82
8038 Zurich

hereinafter referred to as "SUISA"

General
-------

This guaranty statement serves in lieu of a bank guaranty to secure any claims by SUISA from a rental agreement which SUISA is considering concluding as lessor with Fernbach-Software AG, Lavaterstrasse 81, 8027 Zurich (hereinafter referred to as "Fernbach Zurich").

That rental agreement is designed as follows: annual rent for office space -- according to the rental agreement -- Fr. 81,600, Fr. 6800 per month plus for garage spaces at Fr. 90 per month each, totaling Fr. 360 per month.

Substantive
-----------

In the event Fernbach Zurich does not or cannot fulfill punctual payment of the rent including ancillary expenses after a single written payment reminder and the setting of a 30-day period by SUISA, Fernbach Luxembourg hereby promises, on the first written demand by SUISA, to immediately indemnify the latter and hold it harmless for the non-covered amount, but no more than the amount according to "Scope."

This guaranty is a security agreement within the meaning of article 111 of the Swiss Law of Obligations.

Scope
-----

This guaranty covers at a maximum an amount resulting from the total of six months' rent including ancillary expenses.

Formal
------

This guarantee is governed by and shall be construed in accordance with the laws of Switzerland. In case of disputes the Commercial Court of the Canton of Zurich shall have jurisdiction and venue.


Fernbach-Software S.A.
Luxembourg



City, date

Annex C 15.2 (6)


                         Directory of guaranties etc.


-- Guaranty by Fernbach-Software S.A. for the benefit of SUISA
-- Guaranty by Fernbach-Software S.A. --> MMV Leasing GmbH
-- Letter of support for the benefit of FS.DE
-- Absolute maximum guaranty and global assignment and transfer agreement from the loan agreement with VBI/NLB

In addition, Mr. Fernbach is guarantor in various leasing agreements by Fernbach-Software S.A.

BANQUE INTERNATIONALE A LUXEMBOURG

Luxembourg, 23 September 1999

CREDIT AGREEMENT

Between the undersigned:

FERNBACH SOFTWARE SA
7A RUE ROBERT STUMPER
L-2557 LUXEMBOURG

hereinafter referred to as `the Borrower' - of the one part, and

BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME
69, ROUTE D'ESCH
L-2953 LUXEMBOURG

hereinafter referred to as `the Bank' - of the other part,

it has been agreed that the Bank will grant to the Borrower an advance of funds, the conditions and characteristics of which are as follows:

This Agreement modifies the agreement of 10 September 1998


AMOUNT:                          EUR 595,000
DRAWDOWN:                        in account no 6-194/1024/000
PURPOSE:                         Financing of part of working capital
                                 requirement
DURATION:                        valid until 30 September 2000
                                 the Bank reserves the right to cancel this
                                 credit facility at any time subject to one
                                 month's notice
RATE:                            Currently 5.375% per annum
EXCESS COMMISSION:               1/12% per day applied to the amount by which
                                 the authorised credit is exceeded
REPAYMENT:                       the credit facility is repayable in respect of
                                 principal, interest and commission subject to
                                 the final account to be rendered on 30
                                 September 2000
HANDLING FEE:                    EUR 75
GUARANTEES:
The Agreement is secured by:     the joint, several and indivisible guarantee of
                                 Mr Gunther Fernbach, expressed in documents
                                 executed on 3 May 1991 and 15 November 1996

This credit agreement is subject to the `General Banking Conditions' and the `General Lending Conditions' of BANQUE INTERNATIONALE A LUXEMBOURG S.A., which the Borrower agrees that he has accepted without reservation and signed prior to the execution hereof.

If it fails to receive the Borrower's approval by 30 November 1999, the Bank will regard itself as relieved of all obligations arising under this credit agreement.

Done in as many counterparts as there are parties hereto having a separate interest.

[signed]                                [signed]

The Borrower                            BANQUE INTERNATIONALE A LUXEMBOURG
                                                           Societe Anonyme

                              Loan Agreement 9/98

Lender:
Fernbach-Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg

Borrower:
Gunther Fernbach
9, rue Dicks
7221 Bereldange

Loan amount:
LUF 6.5 million

Interest:
6 percent p.a.

Annual interest:
LUF 390,000

Term:
on-call until December 31, 1998; thereafter, three years


Luxembourg, September 2, 1998



Gunther Fernbach
(Borrower)


Fernbach Software S.A.
(Hans-Joachim Berners)
(Gunther Fernbach)

Loan Agreement

Lender:
Fernbach-Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg

Borrower:
Gunther Fernbach
30, Domaine Mehlstrachen
L-6942 Niederanven


Preamble

All previously concluded loan agreements between the two parties named above shall be replaced with the present loan agreement.

Agreement

The lender extends a loan to the borrower starting January 1, 1997, with a balance in the amount of

                                 LUF 2,749,996

as of January 1, 1997, with a term of three years (expires December 31, 1999). Interest shall accrue on the loan annually after the fact at a rate of 5 percent p.a. of the loan amount extended.

The borrower shall be able at any time to repay the loan or portions thereof. Conversely it is also possible under this agreement to increase the base amount of the loan (LUF 2,749,996) by up to 100 percent on the same conditions.

Luxembourg, January 4, 1997


Fernbach-Software S.A.


Gunther Fernbach

Annex C 15.2 (7)

                    Directory of loan agreements * DM 50,000

Loan agreement with VBI/NLB (cf. C 13 [6]; register 2)

Loan agreement FS.LU --> Software International --> FS.CH

Loan agreements FS.LU --> Mr. Gunther Fernbach

Current account BIL

* denotes greater than

Annex C 15.2 (10)

                    Investments in fixed assets * DM 30,000

See enclosed agreement on introduction of Oracle applications.

* denotes greater than

                               Contract for Work


1. Preamble

The companies

Fernbach-Software S.A.
7a, rue Robert Stumper
B.P. 737
Luxembourg

hereinafter referred to as customer

and

LYNX pmc GmbH
Johannisplatz 6
33615 Bielefeld

hereinafter referred to as contractor

hereby agree to jointly carry out a project to implement the software ORACLE APPLICATIONS (scope: Fast Forward for project-oriented service providers) for the companies and offices in the Fernbach Group.

The present agreement governs the individual details of creating the service.

2. Scope of introduction

The introduction includes implementation of the module series Fast Forward for project-oriented service providers. This package represents the functions for the fields of financial accounting and project billing. Specifically, it includes the modules general ledger, accounts receivable, accounts payable, cash management, fixed assets, projects, and project billing. For these modules, the customer shall acquire 25 full licenses for utilization of the software within the Fernbach Group. The languages to be set up are German, English, and French. The desired operating system is Solaris.

For the module Time & Expense, the customer shall acquire 140 software licenses.

Utilization of the licenses is subject to the licensing provisions of Oracle Deutschland GmbH.

The modules mentioned must be implemented for use at the customer's location from a technical and business point of view. Implementation shall be performed by both contracting parties in the context of the introductory project. Overall responsibility for the introductory project resides with the contractor.

3. Responsibilities of the contracting parties within the context of the project

The contractor undertakes to provide the following services:

 .    Supplying the software modules in the aforementioned scope within the meaning of the licensing provisions of Oracle Deutschland GmbH
 .    Appointing an overall project manager
 .    Installation of the Oracle database
 .    Installation of the Oracle application server
 .    Technical implementation of the acquired modules and necessary patches
 .    Analysis of the typology of individual relevant business processes, in cooperation with the customer
 .    Business setup: adjustment of software standards of Oracle applications and the requirements of Fernbach
 .    Documentation of setup up to six weeks after the live date
 .    Performance of function tests
 .    Productive startup
 .    Coaching/training of users in the context of the introduction

The agreed scope of adjustments includes settings that can be implemented in the Oracle applications standard. Preparation of reports, interfaces, or other expansions/changes to the system is explicitly not part of this agreement. If such work becomes necessary, performance thereof shall require a separate agreement.

The customer undertakes to perform the following services:

 .    Provide target hardware with operating system
 .    Set up external access to the target system
 .    Set up client software on the workstations
 .    Appoint and sufficiently relieve key users for project work
 .    Inspection and acceptance of milestones

4. Detailed procedures

The activities of individual employees and their cooperation is governed by a project plan, which must be prepared and approved at the start of the project.

Coordination of project work shall be performed at regularly scheduled meetings.

For the purpose of building expertise, the customer shall temporarily transfer an employee during technical implementation, who shall accompany the installation work.

The customer shall likewise provide employees (key users) for work on the project team. The key users from the technical section possess the necessary expertise with regard to the business processes being represented. Moreover, they have the necessary competence to make decisions or cause them to be made on short notice regarding future development of business occurrences, as needed.

Actual setup of the modules shall be performed by the contractor's employees in accordance with the specifications of the customer.

All application-related tasks, such as collecting master data etc., shall be performed by the key users. Employees of the contractor shall explain the steps necessary for this in the system one time.

Training users in the module series PROJECTS and FINANCIALS shall be performed by the contractor in the context of an in-house training. Instruction of users on the Time & Expense module shall be performed by the key users.

Faults for which the contractor is not responsible and which result in a delay in completion of certain activities must be reported at once in writing to the customer's management. Additional expense resulting from this shall be paid by the customer, to the extent there is no direct reaction to the faults. If there is no corresponding notification, any additional expense incurred shall not be paid by the customer.

The contractor assumes responsibility for faults for which the contractor is responsible. Additional expense incurred as a result by the contractor shall not be paid by the customer.

5. Project management

Content-related control of the project is the contractor's responsibility. The following instruments are primarily used for this purpose.

Activities list
---------------

The activities list contains an index of all actions necessary for project work, their sequence and duration in time, and the persons responsible. It shall be discussed at the project team meetings.

Milestones
----------

Subject to activities planning to the contrary by the project group, the following milestones are defined:

1. Technical implementation inspection and acceptance

Technical implementation of the system includes overall setup of the database and transfer of applications and necessary patches on the target hardware system. In addition, the necessary settings are made for smooth operation of the system.

2. Completion of FINANCIALS prototype I

Prototype I includes the basic setup of modules in the FINANCIALS series in the Oracle standard. The basic functions of accounting, such as general ledger, accounts receivable, accounts payable, and fixed assets, will be added at this time.

3. Completion of FINANCIALS prototype II

Prototype II is the further development of prototype I. This version will be put into productive operation upon going live.

4. FINANCIALS productive system inspection and acceptance

In this milestone, the tested productive system will be inspected and accepted before going live.

5. FINANCIALS going live

The system will be used in productive operation in the financial accounting section starting on January 2, 2000.

6. Completion of PROJECTS prototype I

Prototype PROJECTS I includes the basic functions of the projects module.

7. Completion of PROJECTS prototype II

Prototype II is the further development of prototype I. It contains the special specific elements of project administration with the customer.

8. PROJECTS productive system inspection and acceptance

In this milestone, the tested productive system is inspected and accepted by the customer with regard to the PROJECTS modules and FINANCIALS integration before going live.

9. PROJECTS going live

In this milestone, the tested productive system is inspected and accepted by the customer with regard to the PROJECTS modules and FINANCIALS integration before going live.

10. Final inspection and acceptance

At the time of final inspection and acceptance, it will be determined whether the installed system corresponds to the agreed requirements. If defects are evident, they must be reported by the customer no more than six weeks after the live date, and must be remedied by the contractor if the defect was caused by the contractor.

Fault list
----------

All delays in the project will be noted in the fault list. By regularly evaluating the list, fault centers can be identified and remedied.

Inspection and acceptance records
---------------------------------

The inspection and acceptance records serve the purpose of inspecting and accepting proper implementation of the individual functions by the customer. They shall be prepared after each inspection and acceptance of project milestones by the contractor and countersigned by the customer. Inspection and acceptance shall be performed no more than five business days after the milestone is reported as complete. If inspection and acceptance is not completed due to a fault, the customer shall set a reasonable grace period for the contractor in order to remedy it.

In addition, a series of additional documents shall be maintained that serve the purpose of project control, such as meeting records. The LYNX project file shall be authoritative; it contains all project documents and is maintained by the project manager.

Following completion of all inspection and acceptance segments, overall inspection and acceptance of the system shall be performed. Such overall inspection and acceptance shall be performed according to the same procedures as inspection and acceptance of the individual project milestones. Overall inspection and acceptance at the end of the project is authoritative for inspection and acceptance of the overall performance. Partial inspection and acceptance does not imply partial fulfillment of the agreement.

6. Prices and payment terms

Prices for the goods and services to be provided are as follows:

 .    The price for software used is DM 99,284.20.
 .    The price for implementation and training of users is DM 180,800.
 .    Adequate accommodation of employees traveling to Luxembourg is the responsibility of the customer. All other ancillary costs and expenses for project employees incurred during the agreed project period shall be charged at a flat amount of DM 17,160.

The maintenance fee for the first year is DM 30,173. The maintenance agreement shall be made directly with Oracle Deutschland GmbH.

Billing and due dates for billed amounts shall be handled as follows:

 .    The sum of DM 99,284.20 for the software shall become due and payable 30 days after delivery to the customer.
 .    The ancillary costs shall be billed in five monthly installment statements of DM 3432 each .
 .    Billing for implementation of the software and training shall follow the principle of milestone billing. Billing for services performed shall follow inspection and acceptance of a milestone. Ninety percent of the billed amount is then due and payable at once. The customer will initially withhold 10 percent of the billing amount. The withheld amounts shall become due and payable without further action by the customer at the time of overall inspection and acceptance.

Service payment plan

--------------------------------------------------------------------------------
Milestone date    Milestone                 Invoice amount in   Payable amount
                                            DM                  in DM
--------------------------------------------------------------------------------
9/15/1999         Technical                 18,080.00           16,272.00
                  implementation
                  inspection and
                  acceptance
--------------------------------------------------------------------------------
10/8/1999         Completion of             20,340.00           18,306.00
                  FINANCIALS prototype I
--------------------------------------------------------------------------------
11/12/1999        Completion of             20,340.00           18,306.00
                  FINANCIALS prototype II
--------------------------------------------------------------------------------
12/17/1999        FINANCIALS productive     20,340.00           18,306.00
                  system inspection and
                  acceptance
--------------------------------------------------------------------------------
1/2/2000          FINANCIALS going live     20,340.00           18,306.00
--------------------------------------------------------------------------------
1/7/2000          Completion of PROJECTS    20,340.00           18,306.00
                  prototype I
--------------------------------------------------------------------------------
1/21/2000         Completion of PROJECTS    20,340.00           18,306.00
                  prototype II
--------------------------------------------------------------------------------
1/28/2000         PROJECTS productive       20,340.00           18,306.00
                  system inspection and
                  acceptance
--------------------------------------------------------------------------------
1/31/1999         PROJECTS going live       20,340.00           18,306.00
--------------------------------------------------------------------------------
2/28/2000         Final inspection and                          18,080.00
                  acceptance
--------------------------------------------------------------------------------

 .    Payability of the maintenance fee is governed by the terms and conditions of Oracle Deutschland GmbH.


7. Location and time

In principle the location of project work is Luxembourg. The contractor reserves the right to perform part of the work at the Dortmund office.

Subject to other arrangements, the start of project work shall be in August 1999. The target date for productive operation of the software is January 1, 2000.

8. Ancillary arrangements

In case of disputes, the courts of Bielefeld shall have jurisdiction and venue. This agreement is governed by and shall be construed in accordance with German law, to the exclusion of the rules of private international law (Introductory Law to the German Civil Code).

The contractor shall be obligated to treat as confidential any and all information received in the context of project work.

The contractor hereby states his willingness to function as a reference customer after the start of the project.

9. Rescission reservation

The customer has the right to rescind this agreement in writing on or before October 15, 1999.

In this case, the service costs incurred by that time shall be billed at the daily rate (eight hours) of DM 1600. The licenses for the software shall not be acquired through the contractor in this case.



Luxembourg, August 18, 1999



Contractor



Customer

                     LICENCE AGREEMENT: STANDARD SOFTWARE
                   STANDARD SOFTWARE MAINTENANCE AND UPGRADE
                   EDPS: ELECTRONIC DATA PROCESSING SERVICES

CONTRACT NUMBER: 90049

Between

AXI SA, having its registered office at Wilrijk, Boomseteenweg 75, hereinafter referred to as `AXI',

represented by:          Mr J. De Schutter, authorised officer
                    Mr A. Van Nuffel, authorised officer

and

Fernbach Software
10 Rue de Vianden P.O. Box 737, 2017 Luxembourg, Luxembourg

hereinafter referred to as `the Customer'

represented by: Mr

the following agreement has been entered into.

1.   LICENCE FOR STANDARD SOFTWARE

1.1  Subject matter of the licence agreement

This contract sets out the terms and conditions for the use under licence of the standard software developed by AXI, hereinafter referred to as `AXI*SOFTWARE'.

1.2  Scope of the licence agreement

The licence agreement is valid for the use of AXI*SOFTWARE in a central work unit.
Neither the licence agreement nor the AXI*SOFTWARE may be sold, assigned, electronically transmitted or otherwise given to a third party without the prior written consent of AXI.

The Customer shall designate a system manager and a deputy system manager. Only these individuals shall be authorised to call the hotline service.

1.3  Term of the licence agreement

The licence agreement is valid for an indefinite duration.

Should AXI*SOFTWARE cease to be used by the Customer the licence agreement shall lapse. The Customer is required to notify AXI promptly if this happens. The licence agreement shall then expire as of the date of receipt of notification.

1.4  Delivery

Upon receipt of the signed licence agreement, the Customer shall have the right to the diskettes or to a magnetic tape containing the licensed software or to a version installed on his system, and to the software documentation.

1.5  General restrictions on the making of copies

The documentation may not be copied without the prior written consent of AXI. The Customer shall be entitled to make one back-up copy of the AXI*SOFTWARE. Clause 1.10 (confidentiality) also applies in respect of the back-up copy.
The AXI*SOFTWARE and all copies thereof shall remain the property of AXI.
The copying of the AXI*SOFTWARE or its documentation or the acquisition and use of copies thereof without the authorisation of AXI are illegal acts liable to lead to court proceedings in which the Customer may be ordered to pay a fine and damages. The two parties expressly agree that all the costs of the proceedings and the fees of experts and lawyers needed to establish the facts of the case and to ascertain and claim damages shall be met by the Customer. Provided of course that the Customer is held liable for the illegal act in question.
AXI shall have the right at any time to obtain any court orders required to investigate suspicion of illegal copying.

1.6  Rights of the Licensor

The AXI logo, the product names, the AXI*SOFTWARE, the documentation, the manuals and other materials supplied are the property of AXI. The Customer shall not remove any product identification, copyright or other mark of ownership from products shipped by AXI.
AXI retains the exclusive title and/or licensing rights to the AXI*SOFTWARE, to the printed materials and to the manufacturer's trademarks.
All techniques, algorithms and processes contained in the AXI*SOFTWARE are the property of AXI. The Customer shall not disassemble or reverse engineer the AXI*SOFTWARE nor authorise any other party to do so.

1.7  Early termination of contract

If the Customer fails to comply with certain clauses or terms of this licence agreement, AXI reserves the right to terminate the licence agreement, without prejudice to its other rights and legal remedies.
Upon termination, the Customer shall return to AXI, in accordance with the latter's instructions, the AXI*SOFTWARE in its entirety together with all copies stored on diskette or magnetic tape and all the documentation.

The Customer shall then furnish AXI with a written declaration confirming that it no longer has in its possession the AXI*SOFTWARE or any copy thereof. The provisions contained herein which protect the interests of AXI shall remain in effect even after the termination of the licence agreement.

1.8  Legislation

This licence agreement is governed by Belgian legislation.
Any term of this licence agreement which is held invalid or inoperative shall be modified in such a way as to conform to the applicable legislation. If a term cannot be modified without doing violence to the original intention of the parties it shall be deleted from the licence agreement and the remaining provisions shall remain in force. The waiver by one of the parties of a breach of this licence agreement shall not imply waiver of any further breach or breaches which may occur thereafter.

1.9  Warranties and disclaimers of liability for software

The Customer takes possession of the product as is and the Customer knows the condition of the product.
Representations as to the product's quality, performance or application are valid only if given individually in writing and are made subject to the express condition that the information supplied by the Customer is correct.
Under no circumstances shall AXI be held liable for any direct, indirect, incidental or consequential damage arising from the use, the unavailability for use or a defect in the AXI*SOFTWARE.
AXI does not warrant that the AXI*SOFTWARE meets the Customer's needs nor that the operation of the AXI*SOFTWARE will be uninterrupted and error free.

Some states do not allow the exclusion or limitation of incidental or consequential damages so the preceding exclusion or limitation may not apply to the Customer. However the Customer agrees that the amount of damages shall be limited to the total amount which the Customer has paid for the AXI*SOFTWARE under the licence agreement.

1.10  Confidentiality

During the course of this licence agreement the parties may receive access to confidential information which is proprietary to the other party. For the sake of convenience, such information will hereinafter be referred to as `proprietary information'.
The proprietary information contains: all information clearly designated as confidential.
The parties agree to keep in confidence proprietary information of the other party for the duration of the licence agreement and for a period of two years after the expiration thereof.
Save for any specific extensions granted under this licence agreement, the parties agree never to supply to any third party, in any form whatsoever, their respective proprietary information nor to use same for any purposes other than those specified in the licence agreement. Each of the parties undertakes to ensure that no proprietary information shall be disclosed to nor disseminated by their employees or agents. Such disclosure or dissemination shall be deemed to constitute a breach of the terms of this licence agreement.

1.11 Entire agreement

This licence agreement constitutes the entire agreement between the parties. Any addition or variation to this agreement shall require the approval of both parties given by way of registered letter. The terms of this licence agreement supersede the terms of any other offers or other documents issued by the Customer in respect of the AXI*SOFTWARE products covered by this licence agreement.

1.12 Conditions precedent

1.12.1 Base software

The AXI*SOFTWARE makes use of the base software, which must be installed on the computer. New versions of this base software (operating system, database management systems etc.) supplied by the manufacturer or others must be installed on the computer, by arrangement with AXI, at regular intervals.
The costs incurred on the foregoing shall be paid immediately to the manufacturer or supplier, unless it shall have been otherwise expressly agreed.

1.12.2 Training

The system manager and his/her deputy must undertake the necessary training in the use of the AXI*SOFTWARE under licence.
If a different individual is designated system manager, he/she too must undertake the necessary training.
Training is an essential requirement because a high level of understanding of the system is taken for granted by the help service.
If training has not been undertaken and the caller's knowledge of the system is inadequate, AXI will bill for telephone help supplied, even if support is included with the AXI*SOFTWARE.
The training provided by AXI is normally sufficient to enable the individual concerned to use the software competently. AXI is not responsible for the choice of system manager and should additional training appear necessary or if a different system manager is designated, the additional training will be charged for.

1.13 Limits of the licence agreement

The present licence agreement does not include the following services:

 .  training in the licensed AXI*SOFTWARE ????
 .  on-site support in the Customer's premises

 .  recovery of files
 .  hardware maintenance, hardware add-ons and the associated costs
 .  the restoration of the AXI*SOFTWARE following:
     .  misuse of the system by an incompetent person
     .  failure to make a backup copy
     . failure to verify the backup copy (using the `verify' function in the backup procedure)

1.14 Payment of the licence fee

Value added tax is not included.
The licence fee is payable in cash upon signature of the contract.
In the event of late payment, AXI will charge interest at the rate of 1% per month for late payment.

2.  STANDARD SOFTWARE MAINTENANCE AND UPGRADES

2.1 GENERAL  CLAUSES

2.1.1  Term of the maintenance and upgrade agreement

The maintenance and upgrade agreement for the AXI*SOFTWARE is valid for one year and shall take effect upon the signature of this contract.
The maintenance and upgrade agreement will be tacitly renewed from year to year. This contractual period will hereinafter be referred to as the `support period'. The Customer shall have the right to terminate the maintenance and upgrade agreement not later than three months before the expiration of the current support period.

AXI may terminate the agreement on the same terms, but only after five years, unless the licence agreement has been terminated (see Clause 1.7) or that the sums payable in respect of maintenance and upgrades have not been discharged.

2.1.2  Payment for maintenance and upgrades

Payment for a support contract shall be made by means of an annual payment.

The annual payment shall fall due upon the signature of the agreement and at the beginning of each new support period. Invoices are payable in cash.

In the case of late payment, AXI shall be entitled to charge interest at the rate of 1% per month for late payment.

In the case of non-payment of the purchase price and VAT, AXI may unilaterally terminate the support contract by notice given by registered mail.

2.1.3  Price and price adjustment

Value added tax is not included.

The charges shall always be subject to alteration by AXI prior to the commencement of each support period. The Customer will be notified in writing of any such alteration not less than three months before the end of the current support period.

2.2  CLAUSES SPECIFIC TO THE SERVICE AGREEMENT

2.2.1  Telephone support - hotline

Telephone support will normally be supplied from the AXI head office at Boomsesteenweg 75, Wilrijk, telephone 03-830 05 60.

2.2.2  Scope of telephone support

AXI provides telephone support in relation to:

-  the use of the AXI*SOFTWARE
-  the installation of a new version of the AXI*SOFTWARE
-  the operation of the AXI*SOFTWARE

2.2.3  Telephone support hours of service

Telephone support is available on business days, from Monday to Friday inclusive, between the hours of 9am and 12.30pm and between 1.30 and 5.30pm, except on official public holidays.

2.2.4  Telephone support procedure

After a call is received by the telephone support service, trained AXI personnel will provide a response as rapidly as possible and within 48 hours.
Should it not be possible to respond by telephone, an appointment will be made. On-site support at the Customer's premises is not provided for under the terms of this service agreement.
AXI personnel will respond to a telephone request for support provided the call is made during the hours and days specified in Clause 2.2.3 (hours of service). For a specific AXI*SOFTWARE product and a specific computer installation, AXI will require the installation of a modem and communications software on the computer in order to be able to access the Customer's system directly from the AXI head office in Wilrijk. If this is refused, AXI will terminate the service agreement.

2.3  CLAUSES SPECIFIC TO THE UPGRADE AGREEMENT

2.3.1  Scope of AXI*SOFTWARE upgrades

From time to time AXI will update or upgrade the AXI*SOFTWARE. An upgrade to the new version will be offered free of charge to the Customer.
AXI shall not be bound to carry out a specific update of the AXI*SOFTWARE.

2.3.2  Availability of software upgrades

An upgrade of the AXI*SOFTWARE will consist of sending a data medium containing the new and/or modified programs.

AXI will also send the Customer the changes in the AXI*SOFTWARE documentation.

The Customer shall be responsible for installing the AXI*SOFTWARE upgrade on his computer.

AXI may install the AXI*SOFTWARE upgrade on the Customer's computer at the hourly rate currently in force (EDPS tariff stated in the Annex).

3.  EDPS: Electronic Date Processing Services

The Electronic Date Processing Services, hereinafter referred to as `EDPS', forms an integral part of this agreement.

3.1  Description of the service

Working under the EDPS clause with AXI confers the right to preferential treatment over other customers for service provided outside of the maintenance and upgrades agreement.

Examples of possible services:

- telephone support or training of another person besides the person designated in the Annex hereto
-  your database and/or your tables need to be enlarged
- you need additional space: superfluous data, spoolfiles and bulky files need to be deleted
- other applications linked to the AXI*SOFTWARE have been developed by yourself or by a third party and are causing difficulties with the operation of the system.
-  the monthly closure does not work because of lack of space on the disk
- individuals working on another project are using the printers and terminals in another way (changing the parameters) causing the AXI*SOFTWARE to malfunction
-  installation of new versions of the system software
-  data recovery or program recovery following hardware and/or software problems
-  hardware extensions
-  etc.

3.2  Hours of service

EDPS is available on business days, from Monday to Friday inclusive, between the hours of 9am and 12.30pm and between 1.30 and 5.30pm, except on official public holidays.

3.3  Payment for EDPS

EDPS will be charged at the hourly rate currently in force (see EDPS hourly tariff in the Annex)

4.   GENERAL CLAUSES

4.1  Liability

Having regard to the fact that AXI's legal obligations under this agreement are in the nature of best-endeavours obligations i.e. to use every care and skill, rather than absolute obligations to produce specific results, the Customer's remedies shall be limited as follows:

- AXI shall not be required to pay any compensation save where the Customer can prove malice or negligence on AXI's part.

- Under no circumstances shall any liability for damages arise, even if AXI has been advised in advance of the possibility of loss or damage, in the following situations:

   . indirect loss or damage, in other words financial or commercial losses which are not directly the consequence of default by AXI on its obligations, including without limitation loss of profits, increase of overheads, scheduling problems, loss of an expected profit, customer or saving.

   . Axi may not be held liable for commitments entered into by the Customer vis-a-vis third parties and claims resulting therefrom, unless AXI has been advised in advance in writing of these commitments and issued a written guarantee in respect of same.

4.2  Payment for other services

Maintenance of the AXI*SOFTWARE which is not provided for under this agreement will be charged separately on an hourly basis. The hourly rates in force will be published regularly in the AXI price list.

Travel expenses will be calculated on the basis of the distance covered. The rate per kilometre will also be published in the AXI price list.

4.3  Modification of terms of the agreement

This agreement together with the annexes thereto may be modified only by way of a new annex to be signed by the authorised signatories of the Customer and AXI. Any term or condition of any order or other written notice by the Customer which conflicts with the general terms and conditions of this agreement shall be null and void. The expression `this agreement' includes all annexes containing modifications or variations hereto and which have been drawn up following a mutual agreement.
In addition, the Customer acknowledges that this document represents the entire agreement between the two parties and that all previous undertakings or offers, whether oral or in writing, have been superseded and abrogated. The same applies to all the other information exchanged between the parties and relating to the subject matter of this agreement.

4.4  Settlement of disputes

The execution and performance of this agreement shall be governed by Belgian legislation. In the event of a dispute the parties shall always endeavour to find an amicable arrangement. If they do not succeed, the Antwerp courts shall have exclusive jurisdiction.

Done in Wilrijk on 18 April 1991 in two counterparts, one for each of the parties.

The Customer                  AXI S.A.
[signed]
Fernbach Software             J. De Schutter, authorised officer
Luxembourg                    Mr A. Van Nuffel, authorised officer

                         SPECIAL CONDITIONS OF SERVICE
                             HARDWARE MAINTENANCE

These special conditions, which are to be read in conjunction with Compaq's General Conditions of Service and the Service Contract, represent the entire agreement between the parties in relation to all the services comprised in Hardware Maintenance.

1.   DEFINITIONS

Calling hours. `Calling hours' means the hours during which the Customer may call Compaq to report a hardware malfunction. The standard calling hours are from Monday to Friday and from 8am to 5pm, except for public holidays and Compaq holidays.

Response time. `Response time' means the time elapsing between either the logging of the Customer's call during the calling hours specified in the agreement or the receipt of the defective hardware at the factory and the commencement of Corrective Maintenance, onsite, remotely or at the factory. The response time is specified in the Service Contract. Factory repair times are specified in the Service Contract in place of Response Time.

Service hours. Standard hours of service are from Monday to Friday between 8.30am and 5.30pm, except for public holidays and Compaq holidays.

Continuous effort. `Continuous Effort' means the provision of Corrective Maintenance service onsite or remotely, even outside the standard hours of service until such time as the identified defect has been remedied and the standard diagnostic tests have confirmed that the hardware is functioning properly. Continuous Effort is included in the Response Time expressed in clock hours and is not available for other Response Times.

Corrective Maintenance. `Corrective Maintenance' means services provided in response to a call from the Customer - including diagnostics - with a view to restoring the hardware to normal operation following a breakdown caused by a defect in hardware covered by the Service Contract. The corrective response is considered to be complete when the standard tests confirm that the hardware is working normally.

Preventive Maintenance. `Preventive Maintenance' means the specific tests, adjustments and parts and calibrations necessary to ensure that the hardware will work properly and to avoid malfunctions.

Field Change Order. `Field Change Order' (FCO) means technical changes to the hardware, excluding the firmware, aimed at maintaining or enhancing the correct operation of the hardware.

Remote diagnostics. `Remote diagnostics' means the possibility of remote access by Compaq to carry out a diagnostic of the defects using diagnostic programs installed on a system which is covered by a Hardware Maintenance contract.

Remote monitoring. `Remote monitoring' means remote monitoring services by means of which Compaq performs an on-going analysis of the risks of future malfunctions through the use of monitoring programs installed on a system which is covered by a Hardware Maintenance contract.

2.   DESCRIPTION OF THE BASIC SERVICE

With its Hardware Maintenance service Compaq undertakes to maintain the hardware products included in the Products List set out in the Customer's Service Contract in proper working order or to repair same by delivering the relevant services. The basic service includes only the diagnosis and the labour used on the Corrective Maintenance performed in response to a call from the Customer during the Calling Hours specified in the Service Contract.

If the hardware product specified in the Products List set out in the Service Contract is enabled for Remote Diagnostics or Remote Monitoring, Compaq may at its discretion use that possibility.

3.   DESCRIPTION OF THE SERVICE OPTIONS

Depending on the type of service described in the Service Contract the hardware maintenance service may include one or more of the following options:

3.1 Spare parts

This option includes all the spare parts required to fix malfunctions in hardware covered by the agreement. The spare parts are new or reconditioned parts of equivalent quality to new parts.

The replaced parts shall become the property of Compaq, except for parts in respect of which the Customer has agreed to the option `Property in Storage Equipment' described below under Clause 3.12. In respect of hardware not covered by the option Property of the Stored Hardware', the Customer may choose to keep the defective parts which will be billed to the Customer at one hundred per cent of the amount stated in the Compaq Price List in force at the time of delivery.

3.2 Preventive maintenance

This option includes the labour and maintenance materials necessary in the opinion of Compaq for the proper functioning of the hardware products covered by the Service Contract. Preventive Maintenance is performed at a time agreed by the parties during the Standard Hours of Service, at such intervals as Compaq shall deem necessary.

The replaced parts shall remain the property of Compaq except for parts in respect of which the Customer has agreed to the option `Property in the Stored Hardware' described below.

3.3 Field Change Order (FCO)

This option includes labour and travel for field change orders necessary in the opinion of Compaq for the maintenance or enhancement of the good working order or of the security of the hardware products covered by the Service Contract. The option also includes the supply of FCO material for Compaq equipment. The FCO material for non-Compaq equipment shall be provided by the Customer. Field change orders shall be carried out at a time agreed between the parties during the standard Hours of Service.

3.4 Compaq `solutions' database

This option includes electronic access to the Compaq `solutions' database, which contains solutions to known hardware problems and answers to the most frequently asked questions and problems. The database is accessible 24 hours a day, 7 days a week.

3.5 Guaranteed repair time

This option provides that repairs will be carried out within a guaranteed time after the logging of the Customer's call within the chosen Calling Hours.

Compaq will endeavour to repair or to replace - temporarily or definitively - the defective materials with hardware of equivalent functionality within the guaranteed time. In the case of definitive replacement, the replacement material will become the property of the Customer and the replaced material will become the property of Compaq.

Waiting time which is attributable to the Customer, for example due to the absence of the individual responsible, refusal to free up the equipment or the unavailability of a reserved car parking space for Compaq personnel in the immediate vicinity of the site, shall not be taken into account in calculating the guaranteed repair time.

The guaranteed time refers only to the repair of the hardware and not to the restoration of the system to an operational state.

3.6 Logbook

This option comprises the supply and regular updating by Compaq of a logbook for the hardware products covered by the Service Contract. This logbook records all hardware maintenance operations carried out and lists contact persons in Compaq and at the Customer's, useful telephone numbers, non-confidential access codes to the information databases and any practical information deemed useful by the parties in the context of the service.

3.7  Escalation procedure

This option comprises the supply by Compaq of written action plans in the event of a specific escalation during the occurrence of a major accident or a complex breakdown of the hardware covered by the Service Contract.

3.8  Configuration and topology

This option comprises the supply and updating by Compaq of diagrams setting out the detailed configuration and physical location of the items of equipment covered by the Service Contract.

3.9  Calls report

This option provides for the provision at regular intervals of information concerning all the calls logged by Compaq during a specified period of the Service Contract.

3.10 Availability calculation

This option comprises the drawing up, once every year, of a report on the availability for use of the items of equipment in the Products List which are covered by the Customer's Service Contract as at a time agreed by the parties. The report also includes an impact study based on simulations of changes defined by the parties. A pre-requisite for this option is that the Customer first choose the preliminary option `Configuration and Topology'.

3.11 Management of service calls to third parties

This option comprises the complete management by Compaq of all calls for support to third parties pursuant to hardware maintenance contracts entered into by the Customer with such third parties. This service covers only the recording and management of the contractual rights and obligations entered into by the Customer and does not include the entering into or management by Compaq of contracts between the Customer and third party suppliers. Any failure on the part of a third party supplier to honour his contractual obligations will be reported to the Customer.

3.12 Property in storage equipment

This option is available in respect of certain data storage units and consists of making available to the Customer of the defective hardware replaced.

4    DESCRIPTION OF THE SPECIAL MODES OF SERVICE

4.1  Assigned engineer

This option involves the designation by Compaq of an assigned engineer, an individual or group of individuals who will have special responsibility for the Customer's environment and all the maintenance operations relating to the Service Contract. Should the Customer's assigned engineer not be available to answer a call by the Customer within the contractual time limit, Compaq reserves the right to designate another qualified engineer to carry out a corrective response, unless otherwise agreed with the Customer at the time of the call.

4.2  On-site engineer

This option involves the full-time or part-time presence on-site at the Customer's premises of Compaq maintenance staff. The details of this service will be set out in a Mission Description.

5    DESCRIPTION OF EXTENSIONS TO THE SERVICE OPTIONS

5.1  Extension of the Calling Hours

For an additional charge, the following extensions to the standard Calling Hours are available, but only in combination with the Response Times of four (4) and two (2) hours:

a. from Monday to Friday, except for holidays: twelve (12), sixteen (16) or twenty-four (24) hours,
b. Saturdays, except for holidays: nine (9), twelve (12), sixteen (16) or twenty-four (24) hours,
c.   Saturdays and Sundays, except for holidays: nine (9), twelve (12), sixteen
     (16) or twenty-four (24) hours.

5.2  Public holidays and Compaq holidays

For an additional charge, the Calling Hours provided for under the Service Contract will also apply on public holidays and Compaq holidays. If the Customer chooses the extension of the Calling Hours to 24 hours a day, 7 days a week, the extension to all public holidays and Compaq holidays is free of charge.

5.3  Onsite collection and delivery for factory repairs

For an additional charge, hardware which is to be repaired in the factory will be collected by Compaq at the Customer's premises on the business day following the Customer's call. After being repaired within the time limit specified in the Service Contract the hardware will be delivered back by Compaq to the Customer's premises.

6     PRECONDITIONS

6.1 In order to be eligible for cover by a hardware maintenance contract, the hardware must be in working condition and must fulfil the service and environment criteria recommended by the manufacturer. Compaq reserves the right to carry out a prior inspection of the hardware. If it turns out that some repair or modification is necessary, it is for the Customer to choose whether to have it performed, at the Customer's expense, by Compaq or by an authorised third party and all such repairs or modifications will be billed separately.

6.2 Compaq may require additional contractual guarantees in respect of the maintenance of hardware used in the nuclear industry, in the transport of passengers or in aviation. The Customer must inform Compaq in advance if this is the case.

7     CUSTOMER'S OBLIGATIONS

7.1 The Customer shall be obliged to call Compaq immediately a malfunction comes to light. If it appears that the Customer has deliberately delayed making the call in respect of a non-critical malfunction, Compaq reserves the right to defer the logging of the call until the next following Calling Hours.

7.2 The Customer shall be obliged to carry out the diagnostic procedures in its possession before calling Corrective Maintenance.

7.3 The Customer shall be obliged to carry out all maintenance operations incumbent on the Customer according to the manufacturer's manual (Customer
      Care).

7.4 The Customer shall be obliged to keep carefully any documentation deemed necessary for the service, such as maintenance manuals or logbooks, and to make these available to Compaq upon request.

7.5 In the case of a repair in the factory, the Customer shall ship the hardware to Compaq at its own expense and risk, together with a description of the characteristics and the effects of the defect. The Customer shall collect the hardware within ten (10) days of being notified by telephone by Compaq that the service has been completed. Should the Customer fail to collect the hardware within this time limit, Compaq will give written notice of the completion of the service and the availability of the Customer's hardware for collection. Compaq is expressly relieved of all liability in respect of all hardware not collected by the Customer within three (3) weeks following such notice being given.

7.6 For the service type `Labour and call-out', unless it has been agreed that Compaq will in all cases supply the parts required and charge for them separately, the Customer shall be obliged to furnish the Compaq engineer immediately with the spare parts required. Any waiting time of more than 30 (thirty) minutes will be charged separately to the Customer, at the rate applied by Compaq to operations carried out on its own account.

8    EXCLUSIONS

     The hardware Service Contract does not cover:

8.1  Services and supplies relating to software or firmware;

8.2 The supply of accessories or consumables such as printer ribbons, toner, printing heads, paper stores, plastic covers, external cables, batteries, burned cathode tubes, loudspeakers, microphones;

8.3 Services carried out at the Customer's request outside the standard Hours of Service if the Customer has not chosen the Continuous Effort option;

8.4 The supply of hardware rendered necessary by the use of new software or a new version of existing software;

8.5 The reconditioning of hardware subject to wear-and-tear and having a limited life-span. The hardware may be subject to inspection by Compaq (free of charge). Reconditioning work may be necessary depending on the degree of normal wear-and-tear of the hardware and will be paid for by the Customer. An estimate will be prepared in advance. Should the Customer fail to agree to the reconditioning necessary, all Compaq's maintenance obligations relating to the hardware in question will come to an end thirty
     (30) calendar days after the estimate is issued;

8.6  Painting and external cleaning of equipment;


9.   LIMITATIONS

Compaq reserves the right at any time to take off the List of Products covered contained in the Customer's Service Contract any hardware which in its opinion can no longer be repaired as a result of technological developments or where the initial delivery took place more than five (5) years ago or as a result of lack of availability of parts, the cessation of support by the manufacturer or service sub-contractor or excessive wear-and-tear compared to the normal wear-and-tear to which hardware is subject.

10.  PRICE-TARIFF

Annual

The hardware maintenance service is available in the form of an annual contract. The amount of the annual fee is calculated on the basis of the configuration, the applicable warranty terms and conditions and the level of service, on the Calling Hours and the service options specified in the Service Contract.

In own-account mode

The basic service, the `Spare Parts', `Preventive Maintenance' and `Configuration-Topology' options are available in own-account mode. The service is then charged for on the basis of the tariff in force at Compaq for labour, call-out and spare parts.

Per event

Per event billing under the `Resident Engineer' option is carried out on the basis of the relevant Mission Description.

9    WARRANTY ON THE EXPIRATION OF THE AGREEMENT

Services carried out are guaranteed for thirty (30) calendar days. Spare parts supplied by Compaq are guaranteed by Compaq against any defect in raw materials or workmanship for a period of three (3) months after the replacement is made.

                         GENERAL CONDITIONS OF SERVICE

These provisions constitute the General Conditions of Service (hereinafter referred to as `the General Conditions') which govern the provision of services including also the sale and the licensing of products (hardware and/or software) by Compaq in Belgium and in the Grand-Duchy of Luxembourg.

These General Conditions supersede all previous terms governing provision of services and any previous contract or offer, whether oral or written, between the parties including the Customer's terms and conditions of sale, order or service.

These General Conditions are to be read in conjunction with the special provisions contained in the Special Conditions of Service, the Mission Descriptions and/or any schedule to the Service Contract which may have application.

Any modification of these General Conditions shall not be effective unless made in writing and signed by the authorised agents of Compaq and of the Customer.


1.       ORDERS, PRICES AND CHARGES

1.1 General

1.1.1 Any price offer issued by Compaq shall be valid for thirty (30) days from the date of dispatch. All offers made by Compaq are confidential. The Customer shall not disclose them to any third party whatsoever.

1.1.2 The prices stated in the Compaq Price List or in Compaq's offer include import duties and the costs of customs, transport and insurance for any shipment delivered in Belgium and in the Grand-Duchy of Luxembourg. VAT is stated separately and is calculated at the prevailing rate at the time of invoicing.

1.2 Sale

1.1.1 Unless otherwise explicitly provided for in the Special Terms and Conditions of Service and/or in the Mission Description, Compaq will accept orders from the Customer in writing. The acceptance of an order by Compaq shall constitute the Service Contract which is governed by the present General Conditions.

1.1.2 The prices and charges for the services are set out in an offer by Compaq which is valid at the time the order is accepted. If there is no offer, Compaq's standard prices and charges as per the current Compaq Price List shall apply.

2        PAYMENT

2.1 General

2.1.1    Every invoice shall be payable with no deductions or setoffs.

2.1.2 In default of payment of all or part of an invoice when it falls due, the amount outstanding shall automatically and without further formality attract interest at the annual overdraft rate of the Banque Nationale de Belgique plus two (2) percentage points and a flat-rate charge equal to fifteen per cent (15%) of the outstanding amount.

2.2 Services

2.2.1 Charges for services provided will be invoiced in accordance with the Service Contract, the Special Terms and Conditions of Service and/or the Mission Description. VAT will be stated separately on invoices. The invoiced price does not include any taxes or levies, which are payable by the Customer.

2.2.2 Invoices are to be settled within thirty (30) days of the invoice date.

2.2.3 The parties authorise each other at any time to withdraw products from the list of products covered contained in the Service Contract, subject to written notice of a minimum of ninety (90) days.

2.2.4 Any modification made to the list of products covered contained in the Service Contract shall entail an adjustment of the fee. Compaq will notify the Customer of the amount of the new charge, and the date of its entry into force. In the absence of a written response from the Customer within thirty (30) days after this notification, the new charge will be deemed to have been accepted by the Customer. Refusal on the part of the Customer shall automatically and without notice entail the removal of the products added to the products list, at the Customer's entire responsibility.

2.2.5 Unless otherwise agreed in writing, Compaq reserves the right to modify at any time its charges for services after an initial period of one (1) year after the commencement of this Contract, subject to written notice of ninety (90) days.

3     SUPPORT AND MAINTENANCE HARDWARE

3.1 The documentation, diagrams, tools, test apparatus, software (including diagnostics software for which no separate licence has been issued) and the media on which they are stored, which are intended for the sole use of Compaq personnel on the installation site, shall remain the property of Compaq and may not be used by the Customer other than with the express authorisation of Compaq.

3.2 It is incumbent on the Customer to ensure that the use of the items in question is reserved to Compaq personnel or to obtain express authorisation to use same and to take all necessary measures to ensure the protection of same.

3.3 Upon the expiration of the Service Contract, the Customer undertakes to return promptly to Compaq all the items mentioned in paragraphs 3.1 and
      3.2 above which are reserved to the sole use of Compaq.

4     SOFTWARE LICENCES

      The Customer agrees that the use of the licensed software shall be subject to the following general terms and conditions.

4.1 Grant of the licence

The licence to use the current version of the software is granted as of the time of acceptance of the order and not as of the time of delivery. The software contains technologies the rights to which belong to Compaq or to third parties. The software licence does not imply any assignment to the Customer of any right or property in the software.

4.2 Rights and restrictions of the licence

The Customer is authorised to use the software subject to the rights and restrictions as set out in the relevant Description of the Software Licence.

The software is protected by copyright and international treaties. The Customer is authorised to make backup copies or archival copies of the software and to use the software temporarily on a backup processor in the event of breakdown of the main processor. Any complete or partial copy of the software must include all the references to copyright and property rights which appear on the original version of the software.

The authorisation keys may be installed and activated in one licence control utility only. The Customer shall not modify or neutralise the authorisation keys or the licence control software.

The Customer shall not divulge or offer the software to third parties or authorise third parties to use the software unless the third parties in question are employees or agents of the Customer who are using the software in the Customer's name and who have agreed to abide by the terms and conditions of this licence.

The Customer shall not assign the licence to any third party without the written authorisation of Compaq. Nor shall the Customer reverse engineer, decompile or disassemble the software save where no such prohibition may be imposed by Compaq under the laws of the land.

4.3 Software Licence Descriptions (SLD)

This is an extract from the Compaq Software Licence Descriptions. A Traditional Licence authorises the use of the software on a single item of hardware / under a single specified operating system.

A Concurrent Use Licence authorises a single execution or a single access to the software on a single specified VAXCluster/AlphaCluster (OVMS/UNIX) configuration and under a specified operating system.

A Personal Use Licence authorises the sue of the software by a single person, a single system or a single VAXCluster/AlphaCluster (OVMS/UNIX) configuration and under a specified operating system. The minimum licence allocations are of thirty (30) days except for the requirements of the operating system.

An Operating System Base Licence authorises the supply of printing, archiving and batch-processing services and the non-interactive display of data on a specified system. Where Compaq offers both Base and SMP (Symmetric Multi-Processor) Extensions to the Base, the licence applicable to the Base must be requested for the first processor in the system and the SMP extension for each additional processor.

An Update Licence extends the rights under an existing licence to a new version of the software.

4.4 Supplementary terms and conditions

The Customer agrees to keep a precise record of the use of the software in relation to the software rights granted and to make these records available to Compaq or to a third party publisher or to the software owner, subject to reasonable notice being given. The owner or publisher of third party software may enforce the licence terms and conditions as stipulated herein. Subject to notice being given, the Customer authorises Compaq to use software audit tools on the Customer's configurations. All standard software and all third party software granted directly under licence by a third party shall be subject only to the terms and conditions of licence which accompany such software.

Compaq reserves the right to terminate any licence granted hereunder if the Customer should infringe one of the conditions of the licence. The Customer agrees to destroy all copies of the software upon termination.

5.   INTELLECTUAL PROPERTY RIGHTS

5.1 Compaq agrees to bear the cost of the Customer's defence in the event of the bringing of a legal action against the Customer for the infringement by the Product purchased under the terms of this Contract of a patent, copyright or the topography of a semiconductor product (hereinafter referred to as the `legal action')

5.2 Compaq agrees to bear all the costs and to indemnify and hold harmless the Customer in accordance with the terms agreed for the disposal of the legal action, provided that the Customer notifies Compaq promptly and in writing of the legal action, affords Compaq all reasonable assistance and gives Compaq total discretion in the conduct of the defence or in compromising the action.

5.3 Compaq agrees to procure for the Customer the right to continue to use the Product or to replace or modify it in such manner that it no longer constitutes an infringement. If a solution of this kind is not available on reasonable terms, Compaq undertakes to grant the Customer a credit for the Product concerned, taking account of normal depreciation, and agrees that the Product may be returned.

5.4 Compaq disclaims all liability in respect of legal actions resulting from the combination of the Product with other products which were not supplied nor associated with a Product by Compaq.

6.   LIABILITY

6.1 Compaq may not be held liable for any delay or failure in performing its obligations hereunder, the cause of which lies outside its reasonable control.

6.2 Compaq agrees to indemnify and hold harmless the Customer for any direct material damage resulting from a defect in one of its products or a proven fault on the part of Compaq personnel during the performance of the Service Contract, provided always that the amount of such indemnity may not exceed a total of twenty-five million (25,000,000) Belgian francs, including interest, per incident or per series of incidents having the same cause.

6.3 It is incumbent on the Customer to take all the necessary precautions to protect its own computerised data by making backup copies so as to avoid any accidental loss of such data. In no case can Compaq be held liable for indirect damage resulting inter alia from the loss of data and the unavailability of data, loss of profits or any other indirect damage of any kind whatsoever.

6.4 Every incident of damage must be reported to Compaq within eight (8) days following the accrual of the damage, failing which it will not thereafter be entertained.

6.5 The limitations laid down in this Clause shall not apply to loss or damage resulting from a bodily injury caused by a Compaq product or from the proven negligence of its employees.

6.6 The Customer shall be solely responsible for the software which it has acquired for its own needs and operations and for the result sought after and achieved.

6.7 Compaq disclaims all responsibility for the compatibility of products which it did not manufacture or supply.

6.8 The installation and the provision of service by Compaq in respect of products which it did not manufacture or supply shall not under any circumstances constitute an endorsement of such equipment nor a grant of a licence to a patent, copyright or Compaq trademark.

6.9  This Clause determines the entire liability of Compaq under this Contract.


7.   EXPORT

7.1 Notwithstanding any other provision of these General Conditions, every supply of products, services and/or technical data (software and technical data in any form whatsoever) shall be subject to the obtaining of an export licence or permit as required by the administration of the Kingdom of Belgium or the Grand-Duchy of Luxembourg and that of the United States of America.

7.2 Notwithstanding the fact that the Customer may have indicated to Compaq that the products, services and/or technical data are intended for a final destination other than Belgium or the Grand-Duchy of Luxembourg, the Customer shall be solely responsible for the prior obtaining of written authorisation from the Department of Commerce or any other relevant authority of the United States of America and from the Belgian/Luxembourg authorities.

8.   TERM

8.1  Annual

8.1.1 Unless otherwise explicitly provided for in the Special Terms and Conditions of Service, the Mission Description or any schedule to the Service Contract:

          . the Special Terms and Conditions of Service, the Mission Description and any schedule to the Service Contract shall be effective as from the date of their entry into force for an initial duration of twelve (12) months;

          . the Special Terms and Conditions of Service, the Mission Description and any schedule to the Service Contract shall thereafter be tacitly renewed for successive periods of twelve (12) months at a time

8.1.2 If one of the parties decides not to renew this Service Contract, it shall notify the other party by means of a written notice given ninety
          (90) days in advance of the anniversary of the Contract.

8.1.3 Upon the expiration or termination of the Contract, all the obligations entered into by the Customer under this Contract shall come to an end as of the expiration date of the Contract. All the general obligations shall subsist, including without limitation those relating to confidentiality, software licence conditions, patents and copyright, intellectual and industrial property, compliance with official regulations, restrictive provisions and prohibitions applicable in relation to the performance of the Contract and the obligation to pay invoices when due.

8.1.4 The Customer acknowledges that Compaq reserves the right to assign or subcontract all or part of its obligations under this contract to a third party.

8.2 Per event

8.2.1 A `per event service' is a service under which the Customer accepts that Compaq will perform for a fixed period or for a given number of occurrences a specific service described in the Mission Description or in the Special Terms and Conditions of Service or in any schedule to the Service Contract.

8.2.2 The time for performance shall be determined by mutual agreement between the parties.

8.3 Own-account mode

8.3.1 A `service in own-account mode' is a service under which the Customer accepts that Compaq will perform a specific service on demand. The request for the service must be made in writing to Compaq. The time for performance will be determined in accordance with Compaq's availability.

8.3.2 The operation will be charged for at the hourly rate in force at the time the service is performed (labour and call-out charge) and at the sales or repair tariff of the hardware in question.

9.   WORKING CONDITIONS

9.1 The Customer undertakes to provide to Compaq personnel and to other agents of Compaq full, unconditional and immediate access to the hardware and software covered by the Service Contract in order to carry out service work.

     If for reasons beyond Compaq's control diagnostic methods cannot be applied, Compaq shall be entitled to increase the quarterly service charge.

9.2 The Customer shall make available to Compaq a storage unit, a worktop and a magnetic medium per disk or tape unit so that the Compaq personnel can perform the service under normal working conditions. In addition to essential accessories, the Customer shall also supply necessary consumables such as printer paper, printer ribbons etc.

9.3 In relation to the performance of the service, the Customer shall allow Compaq personnel the reasonable use, free of charge, of the necessary communication equipment (telephone, email etc.) for all communications in Belgium and the Grand-Duchy of Luxembourg.

9.4 The Customer shall maintain the premises housing the products covered by the Service Contract in perfect operating conditions (lighting, cleanliness, temperature, humidity rate etc.).

9.5 The Customer specifically undertakes to comply scrupulously with the provisions contained in the Reglementation Generale sur la Protection du Travail (RGPT = General Regulations on Health and Safety at Work), including personal safety measures for individuals assigned by Compaq to perform services.

9.6 While the services are being performed, the Customer shall ensure that at least one member of its personnel shall be present on-site to ensure compliance with the internal security regulations. The Customer shall also give Compaq the name and telephone number of one of its senior staff, responsible for:

     a. approving action proposed by Compaq in the event of a critical problem,
     b. restarting the hardware and/or software control application after the service has been completed,
     c.   signing off in acceptance of the work report submitted by Compaq.

9.7 If Compaq deems it necessary for the proper performance of the service or if the failure of the products is due to hardware or software not covered by a Compaq warranty or which are not on the lists of products covered contained in the Service Contract, the Customer shall proceed to uninstall these items without delay. Their subsequent reinstallation shall also be the responsibility of the Customer.

9.8 The Customer shall be responsible for the maintenance of the diagnostic supports and shall replace them at its own expense, if necessary.

9.9 Unless otherwise explicitly provided for in the Special Terms and Conditions of Service and/or in the Mission Description, the service will be provided during Compaq hours of business (weekdays between 8.30am and 5.30pm) with the exception of local Compaq holidays (official public holidays and holidays laid down in collective agreements and included in the list of holidays for the current calendar year which will be sent to the Customer every year).

10.  EXCLUSIONS

10.1 Compaq shall be obliged to provide the service only if the products are used in an appropriate manner. The Customer undertakes to maintain the products in accordance with the instructions which have been communicated to it - for example, through the User Manual.

10.2 Furthermore, Compaq shall not be obliged to provide this service in the following cases:

a. where the problem is due to an accident, negligence, inappropriate use, power failure, fault in the air-conditioning system or humidity control system, storm or lightning, or a failure of mass memory not supplied by Compaq or any other cause unrelated to the products supplied;
b. if the service is requested following an attempt which was not authorised by Compaq personnel to repair, maintain, modify or move the products covered by the Service Contract;
c.   if the defect originates in a product not covered by this Service Contract;
d. if the licence conditions of an item of software have not been complied with;
e. if, in general, the Customer fails to perform its obligations under this Contract.

10.3 Any service and any Product supplied by Compaq under the provisions of Clause 9.2 above will be billed to the Customer on the basis of the sale and repair tariff and on the basis of the prevailing hourly rate.

11.  CONFIDENTIALITY

11.1 In connection with the present Service Contract the parties may exchange or give each other access to confidential information. `Confidential information' (hereinafter referred to as `Information') means data relating to programs, products, source codes, know-how, technologies and/or proprietary processes including, without limitation, drawings, models, photographs, sketches and other information clearly marked as confidential.

11.2 The Customer agrees for a period of five (5) years from the entry into force of the Contract to take all reasonable measures to avoid the disclosure of Information received from Compaq. The Customer undertakes to apply as a minimum to such Information the same protection measures as it would to its own confidential information and not to use same for purposes other than this Service Contract.

11.3 The aforementioned obligations shall not apply to information already known to the public or disseminated to the public through publications or by any other means other than through failure on the part of the Customer to fulfil its obligations, nor to information made available to the Customer by other sources entitled to disclose such information.

12.  TERMINATION OF THE SERVICE CONTRACT

12.1 Each of the parties shall be authorised to terminate this Service Contract at any time and without notice:

a.   in the event of a change in the majority ownership of the Customer;
b.   if the other party assigns its rights and assets to its creditors;
c. if a liquidator, receiver or similar agent is appointed to the other party or in respect of a substantial portion of its assets;
d. if the Customer assigns this Contract or the rights and obligations arising under it without the prior written consent of Compaq;
e. in the event of a contravention by the Customer of the laws or regulations on exports of the United States of America, the Kingdom of Belgium or of the Grand-Duchy of Luxembourg;
f. if one of the parties is negligent or in default in performing or honouring any obligation imposed on it under the terms of this Contract and fails to remedy the situation within thirty (30) after being given written notice to do so by the other party.

12.2 In the event of termination of the Contract all invoices (total or partial) due in respect of services already rendered shall become payable without delay.

13.  YEAR 2000 GUARANTEE

13.1 Office computers, portables, servers and workstations under the Compaq brand and portables, office computers and PC servers under the Digital brand.

     Compaq warrants that PC Products purchased under this Contract successfully pass the NTSL YMARK2000 test (version 97.08.15). If one of the said products should fail the YMARK2000 test it will be deemed defective and will be covered by Compaq's standard contractual warranty applicable to such products, under the same terms and conditions regarding performance, exclusions and limitation.

13.2     Products under the Digital brand

     Compaq warrants that products under the Digital brand purchased under this Contract and designated on Compaq's Web server (www.digital.com/year2000) as of the date of the offer or delivery to <PARTNER> as `year2000 ready' are designed to process, issue and/or receive all dates of the twentieth and/or twenty-first century and the years 1999 and 2000, taking account of the leap-year, provided they are used in accordance with their documentation and provided that all hardware, firmware and software products used in conjunction with the said Products under the Digital brand have the same capacities.

     This Year2000 warranty for Digital Products is in addition to the standard contractual warranty (including the same terms and conditions regarding performance, exclusions and limitation) which comes with Compaq Products.

     Compaq Year2000 services

     Unless an explicit warranty is given in the Service Contract, Compaq provides no warranty, direct or indirect, that hardware or software referred to in this Service Contract but which was not at the time of sale by Compaq covered by a Year 2000 warranty will be free from any diminution in performance or functionality on the occasion of the changeover to the year 2000.

     If Compaq carries out a Field Change Order (FCO) concerning the Year 2000 for an item of hardware or software or if Compaq issues a new version of a software program to take account of the Year 2000 issue, Compaq will supply such FCOs, patches or Year 2000 updates provided that the relevant Service Contract contains a provision regarding the FCOs, patches or updates concerned.

14.  JURISDICTION

These General Conditions shall be governed by the laws of Belgium or Luxembourg. The courts of Brussels or of Luxembourg shall have sole jurisdiction to determine any disputes arising from this Service Contract.

                         SPECIAL CONDITIONS OF SERVICE
                               SOFTWARE SUPPORT

     These special conditions, which are to be read in conjunction with the Compaq General Conditions and the Service Contract represent the entirety of the agreement entered into between the parties in respect of this subject matter.

1.   ELIGIBILITY

     All software duly licensed by Compaq or by the original publisher and contained in the Compaq Supported Products List in relation to Software Support may be covered by a Software Support Service Contract.

     With the exception of the software items listed in the Compaq Supported Products List which are marked `Prior Version' or `Mature Products', the software and the system on which it is installed must be properly maintained, to the level of the most recent Compaq upgrade. If the software was not developed by Compaq it must be at the level of latest major release. In both cases they must contain at least the minimum hardware and software specified as necessary in the relevant product documentation.

2.   LEVELS OF SERVICE

     The Software Support Service provides for help in identifying and resolving problems relating to Compaq software and other branded software. This help is provided to the system administrators, the technical support staff or helpdesk staff responsible for managing the OpenVMS, ULTRIX, UNIX and/or NT/Server in a standalone environment or in a network.

     Help relating to the use of software and technical operations is available electronically, by telephone or fax from Compaq. It is intended to assist the Customer's authorised employees to make optimal use of the software products included in the Supported Products List in relation to Software Support. This support is intended to ensure that the software is used in accordance with the specifications contained in the documentation applicable to the software concerned.

     The following tables provide an overview of the services, delivery methods and response times for the different levels of service:


-------------------------------------------------------------------------------------------------------------
              Services                     Level A             Level B           Level C         Per event
-------------------------------------------------------------------------------------------------------------
         Technical support                 Standard           Standard           Standard        Standard
-------------------------------------------------------------------------------------------------------------
    Electronic information forum           Standard           Standard           Standard           N/A
-------------------------------------------------------------------------------------------------------------
    Report on usage of                     Standard           Standard             N/A              N/A
  Software Support Service
-------------------------------------------------------------------------------------------------------------
 Proactive notification of                 Standard           Standard             N/A              N/A
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
     software patches
-------------------------------------------------------------------------------------------------------------
  Support for Customer's                   Optional              Optional         Optional         N/A
       products
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
          Delivery methods                  Level A               Level B         Level C       Per event
-------------------------------------------------------------------------------------------------------------
Next available technology                Non-critical          Non-critical       Standard       Standard
       resources                             calls                 calls
-------------------------------------------------------------------------------------------------------------
  Named Account Representative      Premium Support Team      Critical calls        N/A            N/A
-------------------------------------------------------------------------------------------------------------
    Critical Support Team               Critical calls              N/A             N/A            N/A
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
       Response time                        Level A               Level B         Level C       Per event
-------------------------------------------------------------------------------------------------------------
   2 hours on average, within 4 hours         N/A                   N/A           Included       Included
              maximum
-------------------------------------------------------------------------------------------------------------
 60 min./ automatic referral/ priority        N/A                Standard           N/A            N/A
           treatment of calls
-------------------------------------------------------------------------------------------------------------
      30 min. (critical)/ 60 min.          Standard                 N/A             N/A            N/A
  (non-critical)/ automatic referral/
      priority treatment of calls
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
          Windows Service                   Level A               Level B         Level C       Per event
-------------------------------------------------------------------------------------------------------------
                9x5                        Standard              Standard         Standard       Standard
-------------------------------------------------------------------------------------------------------------
                7x24                             Only for OpenVMS, COMPAQ UNIX and NT              N/A
-------------------------------------------------------------------------------------------------------------

3.   SERVICES

3.1  Technical support

3.1.1  Technical resources

       This support consists of resolving problems with the implementation or use of software supplied by different manufacturers. It covers advice on the correct use of the software product and information on the right interpretation of the technical documentation supplied with the software.

3.1.2  Problem analysis and resolution

       Compaq will take corrective action to resolve identifiable and reproducible problems relating to software products. Compaq will provide the necessary assistance in order to help Customers to identify problems which are difficult to reproduce. The Customer will be given support in detecting malfunctions, resolving configuration parameters, auto-installing new software versions as well as operating support and general recommendations.

         Problem resolution includes referral to Compaq engineers in relation to products developed by Compaq and to suppliers with whom Compaq has entered into secondary help agreements.

         Notes on Software Support for `Prior Version' and `Mature' Products:

         - If purchased with the designation `extended engineering' the software support includes referral to Compaq engineers in relation to products developed by Compaq. Code-level solutions will be found and tested.

         - If purchased with the designation `according to means available' the software support does not include such referral to engineers.

3.1.3    Product and operations support

         Compaq will provide information on the most recent functionalities of the products, known problems and available solutions. It will also provide advice and operational support.

3.1.4    Installation support

         Compaq will provide support in the form of advice on the appropriate installation methods and the updating of standalone applications. This type of support will also extend to network products.

         This aspect of the service does not cover the downloading of complete software products or assistance in the complete installation process.

3.1.5    Advice on interoperability

         Compaq will provide the Customer with advice in order to help with resolving problems caused by the interoperation of products named in the Supported Products List which applies to the Software Support.

         Problems resulting from the interoperation of products not mentioned in the Supported Products List are not covered by this Contract but Compaq agrees to resolve them for no additional charge if an immediate solution is available.

3.1.6    Support with functionalities

         Compaq will provide support for the use of application functions, operating systems and utilities mentioned in the Supported Products List which applies to the Software Support.

3.1.7    Pinpointing of problems

         Compaq undertakes to isolate the problem in relation to the product and to inform the Customer if it ascertains that the problem has a hardware rather than a software source. If the Customer has entered into an on-site hardware maintenance contract, a request for a response will be logged. If the Customer has not entered into a hardware maintenance contract, a request for own-account response may be logged after approval by the Customer.

3.1.8    Customer environment profile (not available for per-event contracts)

         For a better understanding of and response to Customers' requests, Compaq will draw up a profile of the computing environment (hardware and software) supported by the Customer. For Customers who have a Named Account Representative this profile may include products (hardware or software) which are not supported.

3.2      Electronic information forum

         Compaq will provide unlimited access to an electronic function which comprises:

3.2.1    A database containing:

         - Product information

         Access to descriptions of the available software products, their specifications and technical documentation on all the products contained in the Supported Products List applicable in relation to Software Support;

         - Data on the symptoms of incidents / solution searches

         A search function which covers the entire database in which Compaq records all known problems and their solutions allows problems to be identified. Keywords describing the problem or the question allow the relevant solutions to be located.

         The user has access to information regarding the availability of solutions to known hardware or software problems and to the answers to frequently asked questions.

3.2.2    Access to software patches

         The patches which Compaq is entitled to supply are placed in the electronic database and made available to Customers. When another supplier offers a patch, a pointer indicates to the Customer how to download it from the site of the original publisher. Compaq will inform its users by email of the latest Compaq patches. These patches may be of two types: Mandatory Updates (MUPs)

         (accessible via distribution) or Engineering Change Orders (ECOs) (accessible electronically).

         At the Customer's request, an ECO may be dispatched on paper or on some other medium in an emergency and for an additional charge to the Customer.

3.3      Report on usage of the Software Support Service

         Compaq will draw up monthly or quarterly reports setting out the main aspects of the pattern of use of the Software Support Service by the Customer.

3.4      Proactive notification of software patches

         Compaq will proactively recommend Customers to install patches for known problems as soon as they become available. In order to avail of this service, the Customer must have a Named Account Representative.

3.5 Support for products not included in the Supported Products List (SPL) applicable in relation to Software Support

         At the Customer's request and after consideration, Compaq may add - for an additional charge to the Customer - a product to the SPL applicable in relation to Software Support, for this specific Customer.

4.   ACCESS AND SUPPORT METHODS

     The Customer will receive an access number for the Operations Centre. The Customer's authorised callers can access Compaq's technical resources to obtain electronic or telephone help. Access to support is organised as follows:

4.1  Telephone support

     The Customer can access Compaq's technical resources by telephone or by fax, in relation to all the services referred to in paragraph 3.1 above, within the framework of Software Support.

     Telephone support takes the form of product advice - for example, advice regarding the use and/or proper operation of a software product, help with technical operations, corrective support aimed at resolving identifiable and reproducible software problems and support aimed at helping the Customer to identify and resolve a problem.

4.2  Electronic access with the aid of software service tools

4.2.1    Customer -> Compaq

         The Customer may install or access the software service tools on its system in order to set up communications on demand between the Customer's configuration and Compaq's.

         The Customer may use the software service tools, receive solutions, download patches, obtain timely information at the right time and carry out text searches in the information databases in respect of all the software products specified in the list of Covered Products attached to the Customer's Service Contract.

         The access to Compaq's software service tools available under this contract is entirely free of charge to the Customer. The service tools of other suppliers which are mentioned in the Supported Products List must be purchased under licence from the original publisher. The access method may vary depending on the Customer's operating system and on the type of connection chosen.

         Compaq reserves the right to refuse access to some of its proprietary software service tools.

4.2.2    Compaq -> Customer

         Compaq reserves the right to use some software service tools remotely in order to facilitate the resolution of a problem. The use of these tools enables Compaq to work interactively with the Customer and to perform a remote diagnosis of the Customer's problem.

         Only tools approved or supplied by Compaq may be used in the framework of this service.

5.   COMMITMENTS IN RELATION TO ACCESS TIME AND RESPONSE TIME

5.1 Access to the electronic database and the submission of a problem electronically are possible 7 days out of 7 and 24 hours out of 24.

     Access to telephone help is possible during Compaq's hours of business.

5.2 The Customer has the option of receiving the response to its call either by telephone, by fax or by electronic mail.

     Email and telephones responses to the Customer are possible during Compaq's hours of business. For the operating systems OpenVMS, COMPAQ UNIX and NT, 24-hour and 7-day telephone response is available as an option.

5.3 Compaq' will respond to a telephone or email help request on average within two (2) hours and within a maximum of four (4) hours following the receipt of the

     Customer's call, unless the Customer has entered into the 1-hour or 30-minute response option with a Named Account Representative or Premium Support Team.

6.   PROCEDURES FOR PERFORMING SERVICES

6.1 Non-critical software problems are dealt with by standard software support teams assigned to the Operations Centre. Calls are directed to the first technical resource available.

6.2  Named Account Representative

     In the case of mission-critical software problems - i.e. requests for support identified as mission-critical by the Customer - the Customer can purchase the option of a Named Account Representative. If he purchases the Premium Support Team option one of the members of that team will fulfil the role of Named Account Representative.

     Mission-critical calls are channelled to the Named Account Representative who acts as a point of contact. This Representative has the job of familiarising himself with the Customer's environment, constantly monitoring requests for software support services and supervising the performance of services for the Customer under the Customer's Software Support Contract.

     The Customer's calls are managed and distributed by a call management system; they are monitored and automatically referred; they are also assigned the top priority by the Named Account Representative who supervises support requests, mobilises the necessary resources and handles the problem closure procedures.

6.2  Premium Support Team

     In relation to mission-critical calls, as defined in paragraph 6.2 above, this option consists of a team of support specialists with special training. This team is assigned to the Customer and can isolate problems in relation to their environment and in accordance with criteria of time and priority and at the highest level of service. One member of the Premium Support Team is designated Named Account Representative responsible for the duties referred to in paragraph 6.2 above.

7.   CLOSURE OF A CALL - DEFINITION

     A call for service is said to closed when one or more of the following criteria have been satisfied:

7.1 The Customer has received the information which resolves its software problem.

7.2 The Customer has received information as to how to obtain the patch which will resolve its problem.

7.3 The Customer has been informed that the software problem is the consequence of a software error which has not yet been corrected.

7.4  The Customer has been informed that the problem is caused by the hardware.

7.5 The Customer has been informed that the problem is caused by a product not included in the list of products covered annexed to the Service Contract entered into by the Customer.

7.6 The Customer has been informed by Compaq that the problem is fixed in a later version of the product.

7.7 The Customer has been contacted by the original publisher, via Compaq, after referral of the problem.

8.   EXCLUSIONS

     The following services are not covered by this contract:

8.1  Modifications made to the software by the Customer.

8.2  Updates of the software licence, support or documentation.

8.3  Correction of software errors.

8.4  Hardware maintenance and on-site services of any kind whatsoever.

8.5 Individual software products which are not included or which have been withdrawn from the Compaq Supported Products List in relation to Software Support, or the Supported Products List in relation to `Prior Version' or `Mature Products'.

                         SPECIAL CONDITIONS OF SERVICE
                               SOFTWARE SUPPORT

     These special conditions, which are to be read in conjunction with Compaq's General Conditions and Service Contract, represent the entirety of the agreement entered into between the parties in respect of this subject matter.

1.   ELIGIBILITY

     Eligibility for distribution of software upgrades is exclusively reserved to licensed Compaq software or software supported by Compaq which is covered by a current warranty or by a current licence subscription contract.

2.   DURATION

     The duration of the service of distribution of software upgrades is the same as the duration of the applicable warranty or the licence subscription contract covering the software in question.

3.   DESCRIPTION OF THE SERVICE

     In accordance with the options chosen by the Customer, Compaq will provide:

3.1 Software upgrades and documentation when they become available, on the specified medium or at the time specified by the Customer.

3.2  The software upgrade documentation when it becomes available.

3.3 Consolidated FCOs (Field Change Orders) for a software product, at regular intervals.

3.4 Software documentation in print and/or on-line, consolidated by platform and distributed at regular intervals.

3.5  The software binary codes on different types of medium.

4.   EXCLUSIONS

     The following are not covered by the distribution of software upgrades:

4.1  The right to install or use the upgrades.

4.2 Software products which Compaq no longer maintains or which have been taken off the Compaq Supported Products List.

4.3 Should Compaq take the view that software upgrades forming part of the scheduled deliveries to the Customer cannot be delivered, these upgrades will not be included in the planned delivery. Such software products will be delivered to the Customer separately when their distribution has been approved.

5.   CUSTOMER'S OBLIGATIONS

     The Customer:

5.1 Will ensure that all software products to which the upgrades refer are covered by a valid licence.

5.2  Will acquire the licences necessary for the new versions.

5.3 In relation to software distributed on relatively expensive media, the Customer will comply with the instructions accompanying each new distribution to return the media on which previous versions were dispatched, in order to receive the following upgrade. No credit will be given to Customers who do not receive their upgrades because they failed first to return the media on which previous versions were dispatched. The binary codes for these software products will be distributed on recycled media.

                         SPECIAL CONDITIONS OF SERVICE
                             LICENCE SUBSCRIPTION

     These special conditions, which are to be read in conjunction with Compaq's General Conditions and Service Contract, represent the entirety of the agreement entered into between the parties in respect of this subject matter.

1.   ELIGIBILITY

     The Customer must be in possession of a valid licence for the current software version at the beginning of the contractual period.

2.   DESCRIPTION OF THE SERVICE

     Compaq will grant the Customer rights to the new versions of the software as and when they are made available by Compaq's engineering service or, in the case of software products supplied by an independent publisher, as and when they are made available by that publisher.

3.   EXCLUSIONS

     The Customer is not authorised to assign its licence subscription rights to entities which are not part of the same company.

4.   CUSTOMER'S OBLIGATIONS

     The Customer must be in possession of the current software licence documentation.

5.   GENERAL PROVISIONS

     The invoice dispatched to the Customer constitutes proof of the provision of this service, which comprises intangible rights of intellectual property.

                                                      Financial Software S.A.
                                                          7a, rue Robert Stumper
                                                               L-2557 Luxembourg

                                                     Luxembourg, August 17, 1999
                                                                         ebw/chk


Loan agreement

We hereby extend a loan to you for

                                 6200.00 euros

starting August 19, 1999, until the end of the year 1999.

Purpose: current-account loan

Loan interest rate: 6 percent p.a., payable on maturity of alone.


Fernbach-Software S.A.

Annex C 15
                 Agreements with seller/affiliated enterprises

 .   Loan agreement with Fernbach Financial Software S.A.
 .   Transfer price agreements with Fernbach Switzerland
 .   Transfer price agreements with Fernbach Germany
 .   Task distribution by managing board of Fernbach Germany
 .   Cf. C 15.2 (7)

Transactions requiring approval (approval from Supervisory Board) for managing board of Fernbach-Software AG, Germany

1. Purchase and sale of real property and financial investments

2. Moving the registered office and principal place of business

3. Changing product names, corporate logo, corporate identity, general market image

4. Changing product functions through programming

5. Including new third-party vendors in the BADAS product program

6. All personnel decisions

7. All investments outside the budget

8. Agreements with terms exceeding two years

9. All agreements affecting the product, such as agreements with distribution partners or suppliers

10. Price and discount list of Fernbach-Software AG, Germany

11. Determination of sales strategy (which products, how, where, when); these include such things as advertisements, trade shows, all public appearances involving expenses

12. All transactions not directly concerned with sale of the products.



Luxembourg, October 5, 1998



Gunter Fernbach
Supervisory Board of Fernbach Software AG, Germany



Manfred Fingerhut
Managing Board of Fernbach-Software AG, Germany

                   Task distribution on FS.DE managing board


Walter Schipper
---------------

Sales
-- sales process
-- agreements

Project customers
-- initial contact until maintenance agreement/project deal

Consulting

Communication with SWD/PDD

Personnel work only with MNF

Technical infrastructure at FS.DE with regard to BADAS
-- coordination SIR shipments on FS.DE inventory


Manfred Fingerhut
-----------------

Marketing
-- mailings
-- advertisements
-- events

Inventory customers
-- customer has maintenance agreement
-- agreements with inventory customers

Hotline
-- communication with hotline FSG.LU

DRM/deliveries
-- to inventory customers

Documentation
-- DocDic localization

Personnel work only with WAS

Administration
-- budget control
-- reporting to FSG
-- accounting
-- controlling
-- internal work sequences
     -- QMT

Technical infrastructure at FS.DE regarding what belongs to internal application (such as Notes)

Central functions
-----------------

New hirings
ISA
Software development

Transfer Price Agreement

between

Fernbach-Software S.A., Luxembourg (FS.LU)

and

Fernbach-Software AG, Trier (FS.DE)


1. Definition

Transfer prices are taken to be prices for services, for tangible and intangible goods, and for other goods or services applied between FS.LU and FS.DE.

2. Hourly rates for services

The fee list for Germany of FS.LU is applicable for German customers.

FS.DE receives compensation in the amount of 10 percent of the fee volume for the hourly volume of Luxembourg employees sold by FS.DE. To the extent services are sold at a fixed price, item 4 is applicable.

For service charges between FS.LU and FS.DE, an internal transfer price of DM 180 or LUF 3700 shall be applicable.

Services by ISA/BKD/HRA and comparable support services are charged at a transfer price of DM 130 per hour. Secretarial work at DM 70 per hour.

The Luxembourg expense rules are applicable. In case customer orders must be processed from the Frankfurt location, FS.LU shall pay additional expenses incurred.

Internal account transfers are likewise performed on the basis of the Luxembourg expense rules. Travel times are indicated at half the particular transfer price.

3. Transfer prices for goods for agreements concluded by FS.DE

FS.DE pays FS.LU 60 percent of proceeds received by FS.DE for all merchandise, particularly goods subject to a license fee that are not taken to be services within the meaning of paragraph 2 or as development projects. The rate of 60 percent represents purchase costs for FS.DE and sales proceeds for FS.LU. FS.LU shall in any case received at least 25 percent of list sales price.

To the extent product sales are modules developed jointly with VBI/NLB, FS.LU shall receive 70 percent of sales prices.

Development projects of FS.LU that are administered by FS.LU directly with the customer are excepted from this rule. The commission rate will be agreed in each individual case for developments acquired through FS.DE.

If there is no agreement, 100 percent shall go to FS.LU for the missing value.

Employees of FS.DE may participate in development projects by analogy with the conditions mentioned in item 2. Starting with the first product sale after completion of the corresponding development project of FS.LU, distribution of proceeds is performed as mentioned above.

To the extent licenses of third parties (such as Oracle, Redwood, CMG Orga-Team) are involved in the projects and they are purchased through FS.LU, they will be charged to FS.DE according to list price (100 percent).

With regard to payment dates, FS.DE is equal to all other customers of FS.LU. However, FS.LU will take the concerns of FS.DE into account as far as possible, especially in the start-up phase of the stock corporation.

4. Fixed-price orders

In general, losses are divided if both companies were involved in an agreement. In case only one of the two companies carried out an agreement, it alone shall bear the loss.

5. Maintenance and support

The following rule shall enter force at the time FS.DE sets up a hotline service:

Proceeds received from maintenance and support shall be transferred as a percentage of the sales price for an entire shipment and service to the customer, as a rule on a monthly basis. Such proceeds shall be divided as follows:

-------------------------------------------------------------------------------------------
                              Total                FS.LU share       FS.DE share
-------------------------------------------------------------------------------------------
Fault correction              10%                  2.5%              7.5% (first-level
                                                                     support)
-------------------------------------------------------------------------------------------
Telephone maintenance          7%                    1%                6%
-------------------------------------------------------------------------------------------
FRT maintenance               12%                    6%                6%
-------------------------------------------------------------------------------------------
Further development            8%                    8%                0%
-------------------------------------------------------------------------------------------

Since fault correction via telephone maintenance are performed by FS.DE directly and completely itself in most cases, they will be divided according to the above table as soon as trained employees of FS.DE are available.

Since further development is performed exclusively by FS.LU, the corresponding proceeds go entirely to FS.LU.

6. Training

Training courses performed by FS.LU are charged to the customer at least according to the FS.LU price list. Profits for sales proceeds exceeding this are divided in half. Travel times of trainers from FS.LU are charged to FS.DE according to item 2.

As a basic transfer, FS.DE shall be charged 75 percent of the training sales prices according to the price list.

If FS.DE conducts trainings, 15 percent of the proceeds shall go to FS.LU as compensation for the costs of providing training documents and ideas.



City, date



Fernbach-Software S.A.



Fernbach-Software AG

                  Agreement regarding Transfer Prices between

                      Fernbach-Software S.A., Luxembourg
                                    (FSSA)

                                      and

                         Fernbach-Software AG, Zurich
                                    (FSAG)

1. Definition

Transfer prices are taken to be prices for services, for tangible and intangible goods, and for other goods or services applied between FSSA and FSAG.

2. Hourly rates for services, expense charges

It is basically assumed that FSAG sells its work at an hourly rate of at least Sfr 185 or daily rate (eight hours per day) of at least Sfr 1480 for all orders (including fixed-price orders).

For services performed by employees of FSSA for the benefit of FSAG, the following breakdown of proceeds from hourly rates is applicable:
for the benefit of FSSA
-----------------------
Amount according to standard hourly rate of Sfr 154 per hour and employee for the benefit of FSAG
-----------------------
[SOURCE COPY ILLEGIBLE]

The initial order (DG Switzerland) is handled different from this rule.

If FSAG receives hourly rates exceeding Sfr 184.80, the amount in excess thereof is divided equally between FSSA and FSAG.

To the extent customers of FSAG do not pay possible expenses of employees of FSSA, those expenses are deducted from proceeds from the particular project of the customer's before the aforementioned division of proceeds is performed on hourly rates between FSAG and FSSA.

3. Transfer prices for merchandise

FSAG pays FSSA 50 percent of proceeds received by FSAG for all merchandise, particularly goods subject to a license fee that are not taken to be services within the meaning of item 2 or as development projects. The rate of 50 percent represents purchase costs for FSAG and sales proceeds for FSSA.

As mentioned in the first paragraph, exceptions are development projects of FSSA that are administered by FSSA directly with the customer. Employees of FSAG can participate in development projects on the conditions mentioned in item 2 ("proceeds from hourly rates").

Starting upon the first product sale after completion of a development project of FSSA, FSAG participates as defined in the first paragraph.

4. Fixed-price orders

Hours spent by FSSA and FSAG together for the benefit of third parties are recorded in the context of fixed-price order and compared with sales proceeds actually received after completion of the order.
[SOURCE COPY ILLEGIBLE]

5. Maintenance and support

Proceeds received from maintenance and support are indicated as a percentage of the sales price for overall merchandise and service to customers, and are applicable periodically (generally annually): such proceeds are divided as follows:

------------------------------------------------------------------------------
                         Total            FSSA share        FSAG share
------------------------------------------------------------------------------
Further development       8.0%            8.0%              0.0%
------------------------------------------------------------------------------
Fault correction         10.0%            2.5%              7.5% (first-level
                                                            support)
------------------------------------------------------------------------------
Telephone                 7.0%            1.0%              6.0%
 maintenance
------------------------------------------------------------------------------

Since further development is performed exclusively by FSSA, the corresponding proceeds go entirely to FSSA. Since fault correction and telephone maintenance are performed by FSAG directly and completely itself in most cases, they are divided according to the above table, if trained employees of FSAG are available.

FSSA and FSAG have accepted this agreement and declared it to be binding.



City, date:                                            City, date:



Fernbach-Software S.A.                                 Fernbach-Software AG
Luxembourg                                             Zurich

Agreement

between

Fernbach-Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg

and

cbb creative banking byte
Consulting fur integrierte Bankentechnologie Britz & Biehl
Provinzialstrassse 54
D-6 the6130 Saarbrucken


Fernbach-Software S.A. and cbb creative banking byte intend to enter close marketing and sales cooperation.

In the context of this cooperation, the parties will market the joint solution for the topic of "loan." The advantage of the partnership is that an integrated solution for the entire loan process can be offered to the relevant customer and interested party.

Before concluding a comprehensive partnership agreement, a pilot project should be jointly conducted. The conditions for this will be defined separately in a customer-related or project-related agreement.

In the context of the cooperation agreed in this agreement, the contracting parties will exchange confidential information. For this reason, the contracting parties hereby undertake the following mutual obligations:

1. The contracting parties shall be mutually obligated to keep secret and refrain from disclosing to third parties any and all knowledge and information communicated to them by the other contracting party, particularly customer data and, for instance, product information, during implementation of the pilot project and, in case these [sic] are not successful, also after conclusion thereof. They shall further be obligated not to use such information in the event the intended agreement is not made, nor to provide it for utilization or otherwise make it accessible to third parties.

2. The contracting parties shall be mutually obligated to impose on their employees who know of the intended agreement or are involved in the negotiations the obligation in the same manner to keep secret the knowledge and information acquired in this process, even during the time after those employees leave their particular employment relationships.

3. The contracting parties shall further be obligated not to recruit any employees or hire employees of the other contracting party.

4. If a contracting party violates an arrangement made in this agreement, he shall be obligated to pay the other party a monetary penalty in the amount of DM 20,000 for each individual case of violation, to the preclusion of the plea of continuation of the action.

5. There are no oral supplements. Changes and amendments to this agreement must be made in writing in order to be legally valid.


City, date:

cbb creative banking byte


City, date:

Fernbach-Software S.A.

                          Confidentiality Declaration

                               General Conditions

between

Fernbach Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg

hereinafter referred to as FS

and

CMG ORGA-Team
Nochkerstrasse 2-4
D-81541 Munich

hereinafter referred to as "recipient"


It is agreed that FS shall disclose to recipient certain commercial and technical information regarding its product. Such documentation of the BADAS product is referred to hereinafter as "information." The relevant products are listed in annex I, which is part of this confidentiality declaration.

The recipient hereby undertakes to use the information exclusively for internal purposes and for performance of services with BADAS products for joint customers (recipient and FS).

The parties therefore make the following agreement:

1. The information shall remain the property of FS.

2. According to this agreement, the information must be provided to the recipient in written or another "tangible" form. The information shall be marked by FS with a clearly visible ownership reference.

3. The recipient shall be obligated to protect information provided to him and to prevent any unauthorized use, distribution, and publication. Such protection must be treated by the recipient exactly like protection of his own information and his own materials of a similar nature.

4. These restrictions in utilization and disclosure of such information shall not be applicable for information which

-- was independently developed by the recipient or lawfully received from another source and does not violate this agreement.

-- is already generally accessible to the public or is made accessible without a violation of this agreement by the recipient.

-- was already in the recipient's possession at the time of notification.

-- was provided to an uninvolved third party by FS without restrictions.

-- was provided pursuant to a statute, court order, or regulations of a public agency, as long as the party subject to the statute, the provisions or the regulations immediately notifies the other party of the requirement to provide the information and cooperates with the other party in case the party possessing the information decides to contest or avoid such legal or agency disclosure.

5. It is explicitly understood that this agreement should not be taken by FS as a query by the recipient in order to provide him with products or services of FS, nor should it obligate the recipient to do the same. The recipient may develop comparable products and services with third parties or conclude agreements with third parties on the condition that the recipient strictly abide by this agreement.

6. This agreement represents the entire agreement between the parties with regard to the subject matter, and replaces any and all previous agreements or understandings and those made orally or in writing at the same time between the parties with regard to this subject matter. This agreement can only be changed in writing with the signatures of representatives of both parties authorized for that purpose.

Applicable law, jurisdiction and venue

The present agreement is governed by and shall be construed in accordance with the laws of the Grand Duchy of Luxembourg. In case of any disputes between the parties, the courts of the city of Luxembourg shall have jurisdiction and venue.


City, date
Fernbach Software S.A.


City, date
Recipient

BADAS product

BADAS documentation
10-002 A&R control
10-003 A&R end use
10-007 A&R supplemental collection
10-008 ALM Excel
10-009 data pool import I, release 2.0
10-010 data pool import II, release 2.0
10-014 data pool import III, release 2.0
10-015 A&R browser lists
10-016 Olympic (ERI) data pool interface
18-001 BADAS introduction
18-003 BADAS development/technology
18-007 BADAS development/application
18-008 BADAS installation/technical integration
18-009 BADAS system technology
18-010 BADAS security concept
18-011 BADAS SIR standard reports
18-015 FS installation guide (internal)
33-005 BADAS customer document administration
80-RUN 80 run-time
80-007 JCS end application
82-001 BADAS master data technology
82-002 BADAS master data control
82-003 BADAS master data end application
84-001 BADAS foreign exchange, end application
85-001 BADAS loans, end application
86-001 BADAS IRS, end application
DWCK calculation kernel 2.0
DWCK calculation kernel 3.0
DWEX BADAS export
FOMMBA BADAS monetary transactions
BADAS administration/payment channels
LRSBA BADAS analysis & reporting, reporting for Germany
BADAS data warehouse import 3.0 (binder I-VIII)

Agreement

between

Fernbach-software S.A.
7a, rue Robert Stumper
b.p. 737, L-2017 Luxembourg
(hereinafter referred to as "Fernbach")

and

CSC PLOENZKE AG, represented by
CSC Ploenzke Consulting GmbH,
Geschaftsstelle Finanzinstitute,
Bahnhofstrasse 27-33, 65185 Wiesbaden
(hereinafter referred to as "CSC Ploenzke")


1. Fernbach is the holder of all rights to the software BADAS -- Back-office and Data Adaptation System. Fernbach shall provide CSC Ploenzke with BADAS documentation free of charge (user manuals and documentation for data interfaces). The materials provided (user manuals and documentation of data interfaces, any other documentation) is referred to hereinafter as license materials. CSC Ploenzke shall be entitled to use the license materials internally.

CSC Ploenzke intends to offer support services in this regard to German financial institutions in the context of BADAS introduction.

2. CSC Ploenzke shall be obligated toward Fernbach to keep the BADAS license materials secret. It shall assure secrecy by imposing a corresponding obligation on its employees. CSC Ploenzke guarantees to Fernbach that the secrecy obligation shall be observed and monitor, and the BADAS license materials shall not be exploited in any way or manner by CSC Ploenzke or third parties; excepted from this are licensees of Fernbach. Forwarding license materials to third parties is prohibited.

3. This obligation shall exist beyond the time when the cooperation ends.

It includes the obligation not to develop or distribute products competing with the BADAS product using information received in the context of this cooperation, during and after the end of the cooperation.

4. The copyright to BADAS is held by Fernbach. No transfer of copyrights or other rights is connected with providing the license materials. CSC Ploenzke is not entitled to make copies of the license materials.

5. This agreement shall enter force when signed, and has no time limit. It may be terminated by both parties with three months' advance notice. The right to terminate the agreement for good cause shall remain unaffected. Any termination must be effected in writing in order to be valid.

6. At the end of the cooperation, regardless of the time or reason, CSC Ploenzke shall be obligated to return the complete BADAS license and documentation materials to Fernbach.


Luxembourg, date:
Fernbach Software S.A.


Wiesbaden, August 29, 1997
CSC Ploenzke AG
represented by
CSC Ploenzke Consulting GmbH

                                   AGREEMENT

between the following companies:

1. ALLDATA Banken-Orga GmbH
(legal successor to ALLDATA Service GmbH)
Zettachring 22
D-7000 Stuttgart 80
(hereinafter referred to as "ABO")

2. Fernbach-Software S.A.
19, rue de Vianden
L-2017 Luxembourg
(hereinafter referred to as "FS")

3. Norddeutsche Landesbank Luxembourg S.A.
26, route d'Arlon
L0 1140 Luxembourg
(hereinafter referred to as "NORD/LB")

(S) 1 Subject matter and purpose of agreement

The subject matter and purpose of the agreement is the marketing of the SEBIOS software package, NORD/LB version.

In an agreement dated August 25/28, 1977, NORD/LB received from ABO the right to simple use of the SEBIOS program package without time limitation. This SEBIOS package has been constantly changed and further developed by NORD/LB during the subsequent period of time through outside orders (primarily ABO) and, to a much larger degree, through its own conceptual ideas and own programming.

NORD/LB thus now uses a SEBIOS package in a version that consists only of approximately 5 percent of unchanged ABO programs.

The list of individual programs in the SEBIOS package, status as of: date this agreement is signed, is attached as an annex to this agreement.

NORD/LB terminated the maintenance agreement made on July 25/28, 1977, between NORD/LB and ABO effective December 31, 1984, and thus itself maintained the package from that time forward.

(S) 2 Marketing right

Without prejudice to any and all property rights to the SEBIOS package, NORD/LB version, described in (S) 1 of this agreement, ABO and NORD/LB permit FS to market this package to interested parties through appropriate utilization and maintenance agreements.

To this end, FS shall prepare appropriate sample agreements and submit them to ABO and NORD/LB for review. If ABO and NORD/LB do not object within 10 business days after receipt of such agreements, those sample agreements may be used to contract with the various interested parties.

Marketing to the following companies shall be possible only with the express approval of ABO and NORD/LB:

-- Bayerische Vereinsbank International S.A., Luxembourg
-- BfG: Luxembourg S.A., Luxembourg
-- DG Bank Luxembourg S.A., Luxembourg
-- Dresdner Bank Luxembourg S.A., Luxembourg
-- Hypobank International S.A., Luxembourg

(S) 3 Marketing proceeds

The marketing proceeds under the utilization and maintenance agreements that are concluded shall be divided as follows among the contracting parties ABO, FS, and NORD/LB:

1.  When using the SEBIOS package on hardware and operating systems from BULL,
------------------------------------------------------------------------------
Paris:
------

1.1 Utilization fee:

20 percent ABO
40 percent FS
40 percent NORD/LB

1.2 Maintenance fee:

65 percent FS
35 percent NORD/LB

2.  When using the SEBIOS package on other hardware and operating systems:
--------------------------------------------------------------------------

2.1 Utilization fee:

10 percent ABO
60 percent FS
30 percent NORD/LB

2.2 Maintenance fee:

75 percent FS
25 percent NORD/LB

If maintenance fees exceeding 15 percent of the utilization fee are agreed by FS with the particular user, the excess amount must be divided according to the utilization fee factor.

The prorated marketing proceeds must be paid by FS to ABO and NORD/LB within 14 days after payment by the user.

3.  Outsourcing
---------------

If FS wishes to use the SEBIOS package for third parties by outsourcing, FS must make an agreement with ABO and NORD/LB separate from this agreement in that case.

(S) 4 Source programs

After this agreement becomes valid, NORD/LB shall provide FS with all programs in source form according to the annex for use as specified in the agreement.

FS receives the right to also convert those programs to other systems than those of BULL S.A.

Such conversion shall occur without changing existing ownership rights.

FS is prohibited from copying or re-programming portions of the SEBIOS package or in its entirety, and/or from using it for other purposes not conforming to the content and meaning of this agreement.

In case of any disputes in this case, DIEBOLD Deutschland GmbH, Frankfurter Strasse 27, D-6236 Eschborn, shall be commissioned for the expert examination.

(S) 5 Program changes, expansions

FS and NORD/LB shall provide each other with all changes (including fault corrections) and expansions free of charge in the future.

FS shall be obligated to provide in full the services defined in the particular maintenance agreements.

FS and NORD/LB shall have the obligation to constantly inform each other regarding changes and expansions in the SEBIOS package.

(S) 6 Industrial property rights

ABO assures that the SEBIOS package, NORD/LB version, is free of third-party claims, to the extent it consists of programs provided by ABO.

The existing ownership rights of ABO and NORD/LB to the SEBIOS package or portions of that package do not establish any liability toward FS and its particular contractual partners for defects.

(S) 7 Term of agreement

This agreement shall initially run until December 31, 2002.

This agreement may be terminated immediately with one month's advance notice by a party if one other or the two other parties clearly and seriously violate the content and meaning of this agreement.

(S) 8 Written form, jurisdiction and venue

The agreement and changes or supplements to the agreement must be made in writing in order to be valid. Oral supplements, including those regarding this provision, have no validity.

In case of disputes, the courts of Luxembourg shall have exclusive jurisdiction and venue.

Should individual provisions of this agreement be invalid or not be implemented, the validity of the rest of the agreement shall remain unaffected thereby. The contracting parties shall instead make an arrangement corresponding to the economic purpose intended by the invalid provision.


Luxembourg, date:



ALLDATA Banken-Orga GmbH

Fernbach-Software S.A.

Norddeutsche Landesbank Luxembourg S.A.

                 Master Agreement for Implementation Partners

       Consultation and Start-up Support for Fernbach Software Customers

between

Fernbach Software S.A.
7a, rue Robert Stumper
L-2017 Luxembourg
(hereinafter referred to as FS)

and

Deloitte Consulting OrgaTreu GmbH
Georgstrasse 52
D-30159 Hannover
(hereinafter referred to as partner).


1. Subject matter and purpose

The subject matter and purpose of this agreement is to regulate the cooperation of the two parties with the goal of advising and supporting FS customers on the start-up of FS software.

The services to be provided to the customer are fundamentally regulated in separate agreements.

2. Obligations and services

The service is rendered by order of FS at the place of fulfillment specified in each case by FS, with the purpose of supporting the FS customer in proper utilization of the FS products.

The task of the partner includes application consulting, support during start-up, and advising the customer with regard to organizational concerns.

The partner may not support the customer in software development work nor alter or expand the Fernbach software without a written order from FS, not even if the customer explicitly so desires.

If the customer desires product expansions, the partner shall inform him that FS is in charge of all necessary actions here. On request by the customer, the partner may record the requirements for product expansions without engagement; he shall then forward the requirements directly to FS.

The partner shall not make any commitments toward the customer with regard to software delivery dates and functions, without having a written statement and an associated explicit approval from FS for this purpose.

The partner shall be obligated to be loyal to FS. He shall inform FS at once in writing regarding any and all difficulties and inadequacies resulting in the course of the project with the customer, before the customer is notified of them as defects.

If the customer is not satisfied with the partner's performance and no longer desires his performance during the term of the agreement, FS shall see to a corresponding other task for the remaining term of the agreement, if necessary, and assume responsibility for this vis-a-vis the customer.

3. Copyrights and liability

The partner may not assert any personal copyrights. Copyrights arising on the basis of this agreement shall belong exclusively to FS.

Liability of the parties between each other is precluded hereby.

4. Secrecy

The partner shall be obligated to maintain the strictest silence towards third parties, even beyond the end of the contractual relationships, regarding any and all facts, processes, and plans, as well as impressions gained therefrom and opinions regarding customers and other business partners of FS. Third parties in this sense shall also include enterprises affiliated with the FS customer, as well as enterprises affiliated with the partner's organization.

To the extent project materials have become accessible, they shall not be put to the party's own use nor made accessible to third parties, except for fulfillment of contractual purposes. At the end of the contractual relationships, all documents and materials still found in the area of control must be automatically returned without delay to FS. There is no right of retention to such documents and materials.

The partner shall be obligated not to use vis-a-vis third parties FS-specific expertise (such as data models, program logic, processes, etc.) gained in the context of cooperation with FS. It shall likewise be obligated to maintain silence regarding confidential information and operating secrets of FS acquired in the context of this agreement. This shall also apply for documentation regarding standard software.

The partner shall be obligated to comply with the principles according to the Luxembourg data protection law.

5. Recruitment of employees

For the duration of this agreement and a period of six months after the end of the agreement, the parties shall be obligated not to hire any employees of the other party, unless the other party gives its consent.

6. Duration and termination

The master agreement shall enter force when signed, and is limited to a period of two years. If the agreement is not explicitly extended, the agreement shall tacitly end after the two years. For ordinary termination, the notice period is three months.

Both parties have the right to terminate the agreement for good cause. In particular, good cause shall be taken to mean

 .    violation of the mutual obligations regulated in part 2;
 .    recruiting employees;
 .    violation of the secrecy obligation.

Termination must be effected in writing.

7. Miscellaneous

Changes and amendments to this agreement must be made in writing in order to be valid. Oral supplements are not valid.

Should a provision of this agreement be invalid or unfeasible, this shall not affect the validity of the remainder of the agreement. In lieu of the invalid or unfeasible provision, a provision shall be considered agreed that most closely approximates the economic purpose of the agreement. The same shall apply for amending any gaps or loopholes in the agreement.

City, date
Fernbach Software

City, date
Deloitte Consulting OrgaTreu GmbH

                           ALLIANCE MEMBER AGREEMENT

This agreement is being made by and between

Oracle Deutschland GmbH, Hanauer Strasse 87, 80993 Munich ("Oracle")

and

Alliance member: Fernbach-Software AG
Address: Robert Bosch Strasse 5
63303 Dreieich-Sprendlingen

Oracle contract number:
Starting date:

Contact person for matters pertaining to the agreement: Mr. Schipper Telephone/telefax: 06103/378910, 06103/3789131

Appointment: Oracle appoints the Alliance member as a member of the Oracle
------------
Alliance. The goal of the Oracle Alliance is to offer suitable Alliance members a series of discounts when exercising their business activities with regard to Oracle products and services. Alliance members can apply for the Oracle Partner Certification Program. Uncertified Alliance members can find details on this in the information brochure for the Oracle Partner Certification Program, which is available from Oracle on request.

By signing this agreement, the Alliance members consents to being appointed as a member of the Oracle Alliance in accordance with the following general contractual terms and conditions.

Fernbach Software AG
City, date:
Signature:
Name:
Title:

Oracle Deutschland GmbH
City, date:
Signature:
Name:
Title:

              RESELLER ADDENDUM TO THE ALLIANCE MEMBER AGREEMENT

Name of Alliance member: Fernbach Software AG

Contract number of the Oracle Alliance member agreement:
Starting date of the agreement:

This addendum governs the rights of the Alliance member to purchase programs directly from Oracle for distribution to final users, supplemental to the terms and conditions in the Oracle Alliance Member Agreement ("agreement"). The definitions in the agreement also apply for this addendum.

1. ORDERING PROGRAMS

In this agreement, "order form" or "order" refers to the document in paper or file form with which the Alliance member orders all program licenses and services that are provided under this agreement, and which is used by the parties by mutual consent. The order form refers to the starting date of this addendum, and must be accepted by Oracle.

Ordering licenses

The Alliance member may order development licenses, marketing support licenses, and end user licenses from Oracle in accordance with the terms and conditions of this addendum.

Ordering full-use programs

The Alliance member may order full-use programs from Oracle with the order form. The order form shows the particular licensed programs or documentation, name and address of the end user, license type, maximum quantity and type of licensed users, make/model and operating system of the designated system, the level of customer support (if ordered), and the grand total of fees for licenses and customer support to be paid to Oracle. Orders for test licenses must be clearly marked on the first page of the order form.

Run-time programs

The Alliance member may report the end user licenses for run-time programs to Oracle that were issued in connection with an application package, using the form "Oracle run-time license registration." These registrations are issued either sequentially or for the month ended. The reports, which are after the fact, must be sent to Oracle within the first two business days of the following month. The Oracle run-time license registration must contain the following information for each run-time program delivered in the reporting month: name and address of end user, license type, maximum quantity and type of licensed users, make/model and operating system of the designated system, level of customer support (if ordered), delivery date, delivered program (including application programs), whether it is an end user or test license, and the grand total of license fees to be paid to Oracle.

The Alliance member must require his distributors (see part 3) to provide him with the specified information, and he shall incorporate such information into his next report to Oracle. After receiving a report, Oracle will bill the Alliance member for fees that are due and payable.

[SENTENCE FRAGMENT]
Immediately after termination of this addendum or at another agreed time, Oracle shall bill the Alliance member for the fees that are due and payable for the year ended.

6. Term

This addendum shall enter force on the starting date shown below. It shall apply for one year unless the agreement is terminated sooner. In this case, this addendum shall expire at the same time as the agreement. Items 4 and 5.2 of this addendum shall also apply after this addendum is ended. Before this addendum can be extended, the conditions and fees must be renegotiated.


This addendum for resellers shall enter force on:


Fernbach Software AG
City, date:
Signature:
Title:
Company stamp:

Oracle Deutschland GmbH
City, date:
Signature:
Title:
Company stamp:

                                   Agreement

                                on Cooperation

between

Fernbach Software S.A.
7a Rue Robert Stumper
PB 737
2017 Luxembourg

(hereinafter referred to as licensee)

and

inasys Gesellschaft fur Informations- und Analyse-Systeme mbH
Am Probsthof 76, D-53121 Bonn

(hereinafter referred to as inasys)

1. Preamble

The licensee provides services in the field of system integration, start-up and service for complete system solutions, particularly in the environment of financial service providers.

Inasys develops, distributes, and integrates system solutions in the securities environment, and also provides other services in this context (such as maintenance, training).

The goal of cooperation between the two companies is to promote common business interests, particularly to market the products of inasys for the benefit of both parties in the agreed contractual territories.

The parties will cooperate in marketing the inasys products on the basis of the BADAS products of the licensee.

2. Definitions

The licensee shall sell the inasys products exclusively in connection with and on the basis of BADAS components. For this, the activities of the licensee are not subject to any territorial restrictions. To the extent inasys has already issued exclusive rights in certain territories, these shall also apply for the licensee (see annex C). Future issuing of exclusive rights in specific territories by inasys will not limit or restrict the activities of the licensee in those specific territories.

3. Subject matter and purpose of this agreement

-- The subject matter and purpose of this agreement are marketing, distribution, and first-level maintenance of the products by the licensee.

-- The licensee will act as distributor for inasys in its own name and for its own account.

-- Software service agreements for the products will be made directly between the licensee and third parties in each case.

-- Both parties will perform a strategic expansion of the business field with integration of the inasys products in the BADAS environment. For this reason, the parties will not encumber each other with costs and expenses during the integration phase. Each party shall bear its own investment.

Services of inasys in the context of the integration phase:

 .    Provide software for the products, including all official expansions and updates, to the licensee for integration purposes
 .    Provide technical documentation and user documentation
 .    Advise and support the licensee in installation, consultation, and sale of the products

Services of the licensee in the context of the integration phase:

 .    Integrate the inasys products into the BADAS environment
 .    Advise customers of the licensee during integration and application of the inasys products
 .    Sale of inasys products
 .    Installation of inasys products and documentation at the customer's location
 .    First-level support toward the customer
 .    Provide presentation equipment for interested parties and customers

4. Restrictions

-- The licensee shall be entitled to assign distribution of the products to other companies only with the written consent of inasys. Inasys will not withhold such consent in the case of majority-controlled subsidiaries to the extent considerable business disadvantages would not thereby arise for inasys or a distribution partner of inasys.

-- The licensee shall be obligated not to give any assurances or guarantees to third parties with regard to the products that do not conform to the product specifications provided by inasys or that differ from the contractual conditions existing according to the general terms and conditions of inasys.

5. Intellectual property

The licensee acknowledges that the products are the exclusive intellectual property of inasys. No rights whatsoever to the products are being transferred to the licensee with this agreement.

6. Confidentiality

Both contracting parties shall be obligated to keep secret any and all information and documents which they exchange in connection with this agreement and that are marked as confidential or that have confidential character by their nature. This applies particularly to programs, program development plans, marketing plans, and competition analyses. Both contracting parties shall provide such information only to those of their employees who are involved with the content of the information on the basis of their assigned tasks. Both contracting parties shall make their employees aware of the secrecy obligation and require them to observe it.

7. Obligations of inasys

Inasys shall provide the following services to the licensee in order to fulfill the contractual tasks -- without a separate charge unless otherwise agreed:

-- load the software of the products, in the most recent releases in each case, on data media provided by the licensee for demonstration purposes and to update the test and installation environment of the licensee; place of fulfillment for this obligation is Bonn.

-- provide marketing materials in the form of printed documents or in the form of data materials in machine-readable form in a reasonable and adequate scope and with the most current status, in German and, as far as is available, also in English.

In addition, inasys shall provide the following services in the context of the contractual purpose. The services are free of charge in the context of the agreed distribution support budget (see item 13).

-- product training for licensee's employees in Bonn.

-- installation support by trained inasys employees using technical communication tools available at inasys and/or provided by the licensee; place of fulfillment for this obligation is Bonn.

-- support, as far as necessary, on request in an individual case during initial installation by trained employees; however, inasys is not required to send employees to crisis areas.

-- in addition, inasys will provide services in order to put the licensee in a position to install, advise, and sell the products accordingly.

8. Obligations of licensee

-- The licensee shall devote everything to promoting distribution and sale of the products on the basis of the BADAS components.

-- The licensee shall set up and maintain a product demonstration system ready for use in its own offices.

-- The licensee shall employ trained sales and maintenance personnel.

-- The licensee shall provide first-level maintenance of the products vis-a-vis the customers.

9.  Exclusive distribution rights, territorial protection

Inasys shall be entitled to represent its products directly or in cooperation with other partners and without involvement of the licensee.

10. Competition prohibition

The licensee shall be obligated not to distribute any products or cause them to be distributed by third parties and/or not to develop any products or cause them to the developed by third parties during the term of the agreement that compete with the products. In addition, the licensee shall be obligated not to develop any products or cause them to be developed by third parties within one year after the end of the agreement that compete with the products.

In the event the contractual purpose is not achieved due to serious defects in the performances of inasys that result in persistent dissatisfaction of the licensee's customers, the licensee shall be entitled to commence distribution of vendors or products competing with inasys even before the end of the named period, after dissolving the agreement.

A prerequisite for the competition prohibition is that inasys integrate expansion requirements, supplements, fault corrections into the products with little delay, to the extent such requirements can be shown to arise on concrete request by customers and are arranged with inasys.

11. Creation of the interface

In order to effect integration of the BADAS products of the licensee with the inasys products according to the annex, both parties shall jointly create appropriate interfaces. The necessary work shall be performed in each case by the party having greater competence for the task. In principle, an approximately balanced distribution of effort and expense is intended. Billing for integration expense, regardless of the direction, is not intended.

12. Prices

-- The agreed BADAS FIS license price (according to annex B) determined on the basis of the number of workstations and the BADAS factor, is authoritative for offers to the licensee's customers of utilization licenses to the licensee's products. The licensee will fundamentally strive to achieve the BADAS factor =
1.0. To the extent a customer grows from one BADAS category into the next, the BADAS FIS factor is increased and thus the BADAS FIS license price and software service fees to be charged to the customer by the licensee are increased (see chapter 14).

The increased BADAS FIS license price in its difference to the earlier BADAS FIS license price must be refunded to inasys after the fact by the licensee, less the 40-percent discount.

The current price lists of inasys are authoritative for any services to be performed by inasys in the context of the customer project, and for sales support services exceeding the agreed sales support budget. In case of fluctuations in exchange rates, the exchange rate at the time the order is received by the licensee will be used.

-- Inasys grants the licensee trade margin of 40 percent on the BADAS FIS license price (according to annex B) for standard applications.

-- If sales are to be below the BADAS FIS license price in special cases, the discounts for the end sales price shall be applicable if this is agreed in writing.

13. Sales support budget

Inasys shall provide the services agreed in item 7 in the context of the sales support budget without charge for licensee. Sales support services going beyond this shall be charged. The current fee lists of inasys are the basis for crediting services to the sales budget.

The sales support budget will be provisionally agreed/budgeted by mutual consent for one contract year in advance. It shall be 4 percent of the inasys share of the BADAS FIS license proceeds planned for the time period in question. If business develops differently in the ongoing contract year, an adjustment to the sales support budget may be agreed.

14. Software service

-- The licensee shall conclude software service agreements with his customers regarding the products distributed by the licensee in accordance with the currently applicable general terms and conditions of inasys.

-- The inasys services to be provided according to such software service agreement include delivery of new releases and second-level support.

-- Inasys shall provide new releases to the licensee and provide second-level support, while the licensee provides first-level support. For its services inasys shall receive compensation from the licensee in the amount of 12 percent of the BADAS FIS license price (see annex B and chapter 12) per year for the products, unless otherwise agreed in writing in an individual case.

-- Place of fulfillment for service obligations of inasys in the context of software service is Bonn. To the extent it is absolutely necessary to use inasys employees on location, the contracting parties shall jointly decide regarding distribution of costs incurred thereby using their duly exercised judgment.

15. Payment terms

The licensee accepts the following inasys payment terms:

On order placement: 1/3 of order value
On delivery/installation at customer location: 1/3 of order value
On inspection and acceptance: 1/3 of order value

The payments accordingly owed shall become due and payable immediately after payment is received from the customer.

16. Information and billing

Inasys and the licensee shall each name one contact person, who is responsible for clarifying all questions and information arising in the context of the business relationship.

Both contact persons will control and document use of the sales support budget according to item 13, paragraph 2.

The licensee shall send inasys a status report at the end of each quarter, showing legally binding offers (no price and product information subject to change), product installations, status of billing within the meaning of item 13 of this agreement, and the names and addresses of licensee's customers with telephone and telefax numbers and the name of the contact person specified by the customer. In addition, the list shall contain the BADAS factor and the key figures controlling the factor (BADAS total new business per day, BADAS data pool inventory, BADAS module new business per day). A "post-billable" BADAS FIS license price and the software service price derived from it shall likewise be indicated.

The licensee shall inform inasys without delay of orders received by new customers.

Inasys shall be informed by the licensee in good time if the licensee conducts sales talks with interested parties that might result in a potential sale in the licensee's opinion.

To maintain its interests, inasys shall be entitled to commission an independent financial auditor at its expense to examine the licensee's accounts for compliance with the cooperation agreement.

17. Warranty

Inasys provides warranty according to its currently applicable general terms and conditions, attached to this agreement as an annex.

18. Term of the agreement, termination

This agreement shall become effective when signed and shall apply for a minimum term of one year.

The agreement shall automatically be extended by an additional year unless terminated in writing by one of the contracting parties three months before the end of the particular contract period. The termination letter must be sent by registered mail.

In addition, the agreement may be terminated for either contracting party for good cause if the other contracting party violates major provisions of this agreement.

Regardless of any terminations, both contracting parties shall continue fulfilling their mutual obligations as long as this is necessary on the basis of software service agreements between the licensee and his customers.

19. Jurisdiction and venue

In case of any disputes resulting from this agreement and the agreements between the contracting parties for goods and services concluded subsequently, the courts at the location of the sued party's registered office and principal place of business shall have jurisdiction and venue.

20. Saving clause

Should individual provisions of this agreement be or become invalid or unfeasible, this shall not affect the validity of the agreement as a whole. Rather, the invalid or unfeasible provision should be replaced by way of supplemental interpretation of the agreement with a rule approximating as closely as possible the economic purpose that can be seen to have been pursued by the parties. The same shall apply for filling in any gaps or loopholes in the contract.

Luxembourg, date:

Fernbach were S.A.

Bonn, date:

inasys GmbH

Annex A:

Agreement on Cooperation

The subject matter of this agreement with regard to the defined distribution rights according to item 2 are the following software products of inasys:

AssetManager: asset management
MasterPortfolio Professional: sample securities account administration, expert version
TChart: technical chart analyses
Bonds: bond analysis
DispoManager: disposition recommendations idb: idb object server, DataEdit i3loader: standard data interface to feed idb

Annex B:

Price list/price creation pattern for BADAS FIS

License price formula: BADAS FIS license price = BADAS factor * (base price + workstation price * number of workstations)

Base price: 180,000
Workstation price: 10,500

--------------------------------------------------------------------------------
Number of workstations  BADAS factor  BADAS FIS license price   inasys share,
                                                                60-percent share
--------------------------------------------------------------------------------
[SEE SOURCE TEXT FOR FIGURES]

A detailed definition of when a customer receives which BADAS factor is contain in annex B Supplement (fax of May 22, 1997).

Definition of the BADAS factor/customer levels:

---------------------------------------------------------------------------------------------------------
BADAS factor                         BADAS category                     Abbreviation
---------------------------------------------------------------------------------------------------------
0.30                                 Entry level                        ENL
---------------------------------------------------------------------------------------------------------
0.50                                 Small                              SML
---------------------------------------------------------------------------------------------------------
0.75                                 Medium                             MEL
---------------------------------------------------------------------------------------------------------
1.00                                 Standard                           STL
---------------------------------------------------------------------------------------------------------
1.50                                 Premium                            PRL
---------------------------------------------------------------------------------------------------------
2.00                                 High performance                   HPL
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current examples:
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Commerzbank International S.A.                        STL
---------------------------------------------------------------------------------------------------------
Commerzbank FFM                                       HPL
---------------------------------------------------------------------------------------------------------
DG Bank (Switzerland) AG                              SML
---------------------------------------------------------------------------------------------------------
DG Bank Luxembourg S.A.                               STL
---------------------------------------------------------------------------------------------------------
NORD/LB Luxembourg S.A.                               STL/MEL
---------------------------------------------------------------------------------------------------------
Vereinsbank International S.A.                        STL
---------------------------------------------------------------------------------------------------------

If a customer grows from one BADAS category into the next, the BADAS FIS factor increases and thus the BADAS FIS license price and software service fees charged by Fernbach to the customer also increases.

Fernbach is obligated to determine the BADAS category in the customer system at the end of each year, send it to inasys, and charge the customer starting at that time. The agreed division of 60 percent inasys, 40 percent Fernbach is also used for these "post-billed" BADAS FIS license fees.

Pilot customer prices agreed between Mr. Fernbach and Mr. Thusek:

---------------------------------------------------------------------------------------------------------
Customer situations                  Workstations                       BADAS FIS pilot customer prices
---------------------------------------------------------------------------------------------------------
Commerzbank Luxembourg               50.00                              750,000
---------------------------------------------------------------------------------------------------------
NordLB Luxembourg                    10.00                              250,000
---------------------------------------------------------------------------------------------------------

Annex B

FS price tiers

                            Customer level supplement

--------------------------------------------------------------------------------
Customer      Abbreviation  BADAS          BADAS         BADAS          Factor
level, full                 total,new      data pool,    module,
name                        business       inventory     new business
                            per day        from... to... per day
                            from... to...                from... to...
--------------------------------------------------------------------------------
[SEE SOURCE TEXT FOR FIGURES]

Estimate of existing FS customers
--------------------------------------------------------------------------------
Customer               Level        BADAS total               BADAS data pool
--------------------------------------------------------------------------------
[SEE SOURCE TEXT FOR DATA]

Annex C:

Exclusive distribution rights

Inasys has granted exclusive distribution rights to COPS Vienna and its participating interests in the following countries (see chapter 2):

Austria
Hungary
Slovakia
Czech Republic

                         Master Cooperation Agreement

between

GENEST SOFTWARE
16, rue du Gruenewald
L-7392 Blaschette

and

Fernbach Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg
(hereinafter referred to as FS)


1. Scope

The subject matter and purpose of this agreement is to regulate cooperation between Genest Software and Fernbach Software S.A. for Luxembourg.

2. Objective

The goal of cooperation is a joint market appearance and marketing of FS solutions or FS combination solutions with Luxembourg banks which use the IBSY total banking package.

3. Offer

Genest shall offer the interface software and interface consulting; FS shall offer the FS products and consultation therefor. In an individual case for a customer order, it may be jointly discussed and arranged that one of the two parties should offer the services of the other party.

Each party shall offer its services to customers according to its own judgment and prices. However, the two parties shall harmonize their pricing and offers in writing, and refer to the other party in their offers.

4. Virtual products

The parties desire virtual combination solutions with prices and functions precisely tailored to IBSY customers, for instance:

The sale of individual combination solutions shall be regulated from case to case and regulated in supplemental agreements.

5. Commission

The selling party shall pay a commission to the other party for all sales which FS or Genest concludes with FS products or Genest products in the defined applicability area.

The commission on license sales is 25 percent:
7 percent on conclusion of the agreement
8 percent on installation
10 percent on final inspection and acceptance, or no later than two months after live use to be paid to the other party.

6. Area of applicability

The agreement shall apply for customers in Luxembourg if Genest supplies the interface software to FS products, and the FS products are used at the same customer's location.

7. Copyright

The parties cannot assert any personal copyrights.

Liability of the parties among each other is precluded hereby.

8. Secrecy

The parties shall be obligated to maintain the strictest silence towards third parties regarding any and all facts, procedures, and plans, as well as impressions gained therefrom and opinions regarding customers and business partners, even beyond the end of the contractual relationships.

The parties shall be obligated not to use specific expertise (such as data models, program logic, processes, etc.) acquired in the context of the cooperation vis-a-vis third parties. They shall likewise be obligated to maintain silence regarding confidential information and operating secrets gained in the context of this agreement. This shall also apply for documentation regarding standard software.

The parties shall be obligated to observe the principles according to the Luxembourg data protection law.

9. Recruitment of employees

For the duration of this agreement and a period of six months after the end of the agreement, the parties shall be obligated not to hire any employees of the other party, unless the other party gives its consent.

10. Duration and termination

The master agreement shall enter force when signed, and is limited to a period of three years. If the agreement is not explicitly extended, the agreement shall tacitly end after expiration of three years. For ordinary termination, the notice period is three months.

There is a right of immediate termination of the agreement in the following cases:

 .    If no agreement is made within the meaning of this agreement within one year.
 .    FS shall have the right of immediate termination if Mr. Estgen leaves
     Genest or is no longer involved in operations.

The proportional commission up to that time shall also be due and payable in case of immediate termination of the agreement.

Termination must be affected in writing.

11. Miscellaneous

Changes and amendments to this agreement must be made in writing in order to be valid. Oral supplements are not valid.

Should a provision of this agreement be invalid or unfeasible, this shall not affect the validity of the remainder of the agreement. In lieu of the invalid or unfeasible provision, a provision shall be considered agreed that most closely approximates the economic purpose of the agreement. The same shall apply for amending any gaps or loopholes in the agreement.



City, date
Genest Software


City, date
Fernbach Software S.A.

                                   Agreement

                                    between

                         C&L Unternehmensberatung GmbH
                                  Am Halberg 4
                               66121 Saarbrucken

                        (hereinafter referred to as C&L)

                                      and

                             Fernbach Software S.A.
                             7a, Rue Robert Stumper
                               L-2017 Luxembourg



Saarbrucken, September 9, 1997

1. Subject matter and purpose

The subject matter and purpose of this agreement is to regulate cooperation between the parties with the goal of promoting and supporting introduction of Fernbach Software.

Further details are regulated in the following items of the agreement.

2. Relationship between the parties

C&L shall work as an independent and autonomous partner of Fernbach. The services to be performed by each party in the context of this agreement take place for their own account and on their own responsibility.

The authorizations granted are non-exclusive and non-transferable, unless otherwise agreed.

Neither party is entitled to make statements or commitments in the name of the other party, or to obligate the other party to perform a service vis-a-vis a customer/interested party.

The services to be performed vis-a-vis a customer/interested party are fundamentally regulated in separate agreements.

Each contracting party shall be liable only toward the particular customer for services performed by it, unless otherwise agreed.

Distribution rights are not established by this agreement.

3. Obligations and performances by C&L

The distribution of tasks between C&L -- Fernbach -- customer is outlined in a joint procedural model. The precise procedure and distribution of tasks must be jointly defined with the customer for each concrete project.

As soon as possible, C&L will accumulate thorough, well-established expertise in order to assure competent consulting and support for the particular customers.

C&L shall be obligated to perform further tasks with regard to Fernbach products only by arrangement with Fernbach in the case of customers brokered through Fernbach.

C&L shall name contact persons available in a consulting capacity for Fernbach.

C&L accepts the fact that the sole decision for issuing a software license resides with Fernbach. (This also applies for interested parties brokered by C&L.)

C&L shall be obligated not to use the specific Fernbach expertise acquired in the context of the cooperation with Fernbach, such as data models, program logic, procedures, etc., vis-a-vis third parties. This does not apply to general business knowledge.

4. Fernbach obligations and performances

Fernbach shall provide the technical documentation necessary for building up C&L's expertise free of charge on request.

Fernbach shall provide training capacity for C&L as needed. The training includes necessary technical and business components in order to permit introduction of Fernbach at customers' locations.

Fernbach shall name contact persons available in a consulting capacity for C&L.

Fernbach shall be obligated to inform C&L without delay regarding further developments and new developments in its software.

Fernbach shall be obligated not to use specific "C&L expertise" (such as user-specific target conceptual ideas, organizational manuals) vis-a-vis third parties. This does not apply to general business knowledge.

Fernbach shall be obligated to communicate new agreements with regard to Fernbach KAR software.

Fernbach shall be obligated to perform additional tasks only by arrangement with C&L for customers brokered by C&L. Additional Fernbach licenses or further developments of components are not affected by this.

Fernbach shall be obligated to communicate major changes in corporate structure without delay (for instance, through major participation by a third company in the corporate assets or a change in legal form).

5. Copyright

Employees of C&L cannot assert any personal copyrights.

The parties are agreed that copyrights arising for C&L on the basis of this agreement shall belong exclusively to Fernbach.

6. Liability

Liability of the parties between each other is precluded hereby.

7. Secrecy

The parties shall be obligated to treat knowledge of confidential information and business secrets of the other party gained in the context of this agreement as confidential. This also applies for documentation regarding standard software.

The parties shall also impose upon involved employees an obligation in this context according to German and Luxembourg data protection laws.

Fernbach shall provide C&L with the necessary documentation sets.

If there is an intentional violation of the secrecy duty by C&L, a damage payment of 50 percent of the particular product price, not to exceed LUF 2 million for each case, shall be payable.

8. Recruitment of employees

For the duration of this agreement and a period of six months after the end of the agreement, the parties shall be obligated not to hire any employee of the other party, unless that party consents thereto.

9. Duration, termination

This agreement shall enter force when signed, and is not limited in time. The notice period for ordinary termination is three months.

Both parties have the right to terminate for good cause.

Good cause shall particularly include

 .  Violation of the mutual obligations regulated in sections 3 and 4
 .  Violation of the mutual information duties (particularly when withholding information causes damage to the other contracting party)
 .  Recruitment of employees
 .  Violation of the secrecy duties (e.g., Fernbach documentation)

Termination must be effected in writing.

10. Miscellaneous

Changes and amendments to these arrangements must be made in writing. Oral supplements are not valid.

Should a provision of this agreement be invalid or unfeasible, this shall not affect the validity of the rest of the agreement. In lieu of the invalid or unfeasible provision, a provision shall be considered agreed that most closely approximates the economic purpose of the agreement in a legally valid manner. The same shall apply for amending possible gaps or loopholes in the agreement.

11. Jurisdiction and venue

In case of disputes, the courts of Luxembourg have jurisdiction and venue. The agreement is governed by and shall be construed in accordance with German law.

Luxembourg, date:

Fernbach Software S.A.

Saarbrucken, September 10, 1997

C&L Unternehmensberatung GmbH

                             Cooperation Agreement

1. The products DIS, Marzipan, G&V-Planer, Varan, and comparable follow-up products shall be linked with the appropriate BADAS components as soon as the first customer order is received.

 .    Marzipan gives the loan agreement data to BADAS-Kredit.
 .    Varan calculates the combination ratios which are then available in BADAS as master data
 .    DIS and G&V-Planer receive their data from BADAS-ALM.

2. Each party shall pay its own costs for integration. The Marzipan interface shall be prepared by Gillardon and sold by Gillardon, but offered by Fernbach Software. Sales proceeds for the Marzipan interface shall be divided between Fernbach Software and Gillardon (each party to receive 50 percent).

3. The interfaces to be created shall be maintained by both parties for five years.

4. Each party shall sell its own products without mutual commission claims (except Marzipan interface).

5. Fernbach Software shall recommend the Gillardon products for strategic disposition and advance calculation for active interest products.

6. Gillardon shall recommend the Fernbach Software products for the following tasks:

 .    Interface for reporting
 .    Front/back-office solution for loans

7. Both parties shall report on their cooperation at least once a year in publications (company newspaper, news).

8. Both parties state their willingness to support customer events of the other party at least three times a year with presentations, to the extent this is desired.


City, date
Gillardon financial software GmbH


City, date
Fernbach Software S.A.

Fernbach Software S.A.
7a, rue Robert Stumper
BP 737
L-2017 Luxembourg

                                                    Saarbrucken, August 17, 1998

Contract transition


Dear Sir or Madam,

This year the financial auditing companies of C&L Deutsche Revision and Price Waterhouse will combine in order to use the available potential of both corporate groups even more effectively for our clients.

In the course of this restructuring of what will then be a common corporate group, C&L Unternehmensberatung will shift its activities in Luxembourg to the joint corporate consulting company already existing there. The same employees will be available for you who are already working for you on the same terms as currently. The company in Luxembourg will have the name PriceWaterhouseCoopers MCS Societe a Responsabilite Limitee:

16, rue Eugene Ruppert
B.P. 1443
L-1014 Luxembourg

(Telephone: 49 48 48 40 10)

The managing directors and contact persons are Mr. Michael Jacob and Mr. Olivier Mortelmans.

Please confirm your agreement on the transition as of September 1, 1998, of the contractual relationship existing with you, on the enclosed copy of this letter. Hours worked by us up to August 31, 1998, will then be billed as of that date.

You will soon receive more detailed information from the representatives of the new company.

Thank you for the excellent cooperation to date. We are sure that we will also work for you successfully in the new organizational form.

Sincerely,

C&L Unternehmensberatung GmbH
Karlheinz Poth
Peter Schulein

PriceWaterhouseCoopers MCS S.a.R.L.
Michael Jacob


We agree to transition of the contract to PriceWaterhouseCoopers MCS in Luxembourg on the current terms and conditions, effective September 1, 1998.

Date

Signature

                Master Agreement for External Service Providers

       Consultation and Start-up Support for Fernbach Software Customers

between

Fernbach Software S.A.
7a, rue Robert Stumper
L-2017 Luxembourg
(hereinafter referred to as FS)

and

LIMITplus GmbH
Jobstengutgasse 616
A-5411 Oberalm/Salzburg
(hereinafter referred to as partner).


1. Subject matter and purpose

The subject matter and purpose of this agreement is to regulate the cooperation of the two parties with the goal of advising and supporting FS customers on the start-up of FS software.

The services to be provided to the customer are fundamentally regulated in separate agreements.

2. Obligations and services

The service is rendered by order of FS at the place of fulfillment specified in each case by FS, with the purpose of supporting the FS customer in proper utilization of the FS products.

The task of the partner includes application consulting, support during start-up, and advising the customer with regard to organizational concerns.

The partner may not support the customer in software development work nor alter or expand the Fernbach software without a written order from FS, not even if the customer explicitly so desires.

If the customer desires product expansions, the partner shall inform him that FS is in charge of all necessary actions here. On request by the customer, the partner may record the requirements for product expansions without engagement; he shall then forward the requirements directly to FS.

The partner shall not make any commitments toward the customer with regard to software delivery dates and functions, without having a written statement and an associated explicit approval from FS for this purpose.

The partner shall be obligated to be loyal to FS. He shall inform FS at once in writing regarding any and all difficulties and inadequacies resulting in the course of the project with the customer, before the customer is notified of them as defects.

If the customer is not satisfied with the partner's performance and no longer desires his performance during the term of the agreement, FS shall see to a corresponding other task for the remaining term of the agreement, if necessary, and assume responsibility for this vis-a-vis the customer.

3. Copyrights and liability

The partner may not assert any personal copyrights. Copyrights arising on the basis of this agreement shall belong exclusively to FS.

Liability of the parties between each other is precluded hereby.

4. Secrecy

The partner shall be obligated to maintain the strictest silence towards third parties, even beyond the end of the contractual relationships, regarding any and all facts, processes, and plans, as well as impressions gained therefrom and opinions regarding customers and other business partners of FS. Third parties in this sense shall also include enterprises affiliated with the FS customer, as well as enterprises affiliated with the partner's organization.

To the extent project materials have become accessible, they shall not be put to the party's own use nor made accessible to third parties, except for fulfillment of contractual purposes. At the end of the contractual relationships, all documents and materials still found in the area of control must be automatically returned without delay to FS. There is no right of retention to such documents and materials.

The partner shall be obligated not to use vis-a-vis third parties FS-specific expertise (such as data models, program logic, processes, etc.) gained in the context of cooperation with FS. It shall likewise be obligated to maintain silence regarding confidential information and operating secrets of FS acquired in the context of this agreement. This shall also apply for documentation regarding standard software.

The partner shall be obligated to comply with the principles according to the Luxembourg data protection law.

5. Recruitment of employees

For the duration of this agreement and a period of six months after the end of the agreement, the parties shall be obligated not to hire any employees of the other party, unless the other party gives its consent.

6. Duration and termination

The master agreement shall enter force when signed, and is limited to a period of two years. If the agreement is not explicitly extended, the agreement shall tacitly end after the two years. For ordinary termination, the notice period is three months.

Both parties have the right to terminate the agreement for good cause. In particular, good cause shall be taken to mean

 .    violation of the mutual obligations regulated in part 2;
 .    recruiting employees;
 .    violation of the secrecy obligation.

Termination must be effected in writing.

7. Miscellaneous

Changes and amendments to this agreement must be made in writing in order to be valid. Oral supplements are not valid.

Should a provision of this agreement be invalid or unfeasible, this shall not affect the validity of the remainder of the agreement. In lieu of the invalid or unfeasible provision, a provision shall be considered agreed that most closely approximates the economic purpose of the agreement. The same shall apply for amending any gaps or loopholes in the agreement.

Violations of this agreement shall be punishable with a stipulated penalty of DM 50,000.

In case of disputes, the courts of Luxembourg City shall have jurisdiction and venue.

8. Signatures


City, date
Fernbach Software


City, date
LIMITplus GmbH

   Agreement for Cooperation in the Field of Training for Fernbach Software
                                   Products

                                    between

                            Fernbach-Software S.A.
                            7a, rue Robert Stumper
                               L-2017 Luxembourg

                                      and

      BANKBERATUNG Gesellschaft fur Organisation und Personalentwicklung
                           mbH (Seminare Mundelshof)
                            Hermann-Sievers-Weg 16
                           30900 Wedemark-Bissendorf

1. Subject matter and purpose

The subject matter and purpose of this agreement is to regulate cooperation in the field of FS product seminars with the goal of quality improvement for Fernbach software seminars and training operations that are efficient and profitable for both parties.

2. Relationship between the parties

BANKBERATUNG Gesellschaft fur Organisation und Personalentwicklung mbH acts as a legally independent partner of Fernbach Software.

Fernbach Software shall be obligated not to enter into any other cooperative arrangements of this type.

Fernbach Software reserves the right to continue to conduct training courses in FS's own offices, to the extent required by the situation. Permanent employees of Fernbach Software and also freelances (external consultants etc.) may be used as instructors.

The seminar contents listed in item 3 will be taught primarily through BANKBERATUNG. Unscheduled training courses (not listed in the seminar catalog) and individual training will be performed either by BANKBERATUNG or Fernbach Software, by arrangement and depending on the situation. New seminars added to the training program (for instance due to new developments) will be performed by Fernbach Software.

The contracting parties shall be obligated to publish this cooperative arrangement in relevant publications.

The employees of BANKBERATUNG shall be obligated to refrain from making negative comments regarding Fernbach Software or Fernbach software products to seminar participants.

3. Seminars

3.1 FS product seminars

BANKBERATUNG shall perform the following FS product seminars, which are part of the contents of the Fernbach Software seminar catalog:

 .    FS basics (four days)
 .    FS data warehouse, technical (three days)
 .    FS calculation kernel (four days)
 .    FS LR/SAMBA (two days)
 .    FS ALM/asset and liability control (two days)
 .    FS loan processing (five days)
 .    FS investment banking (five days)
 .    FS payment transactions (one day)

BANKBERATUNG shall be obligated to adapt the seminar structure and content to (further) developments in Fernbach Software products.

3.2 Additional seminars

In addition to product seminars, BANKBERATUNG shall conduct general banking seminars for FS customers and interested persons, introducing banking-relevant topics in combination with appropriate FS product-specific topics.

The seminars will be offered in the Fernbach Software seminar catalog.

4. Organization

4.1 Seminar planning

Seminar planning (coordination: instructors, location, dates) shall be performed semi-annually by Fernbach Software in cooperation with BANKBERATUNG. When planning the seminars, a minimum volume of 60 training days per year shall be presumed for BANKBERATUNG.

Seminar fees shall be set by Fernbach Software.

Creation of the seminar catalog for customer information shall be performed by Fernbach Software in cooperation with BANKBERATUNG. The costs of creating the seminar catalog shall be paid by Fernbach Software.

4.2 Training materials

BANKBERATUNG shall revise the Fernbach Software training materials for the seminars from educational and business points of view, with support from Fernbach Software. Quality assurance shall be performed by Fernbach Software.

The training materials may be used by Fernbach Software both for training Fernbach Software employees and for customer training conducted by Fernbach Software.

4.3 Seminar organization and administration

Announcements to customers and corresponding marketing activities, such as mailings, shall be performed by Fernbach Software. Registration, registration processing, and billing shall be performed at the company of the party obligated to pay a commission to the other contracting party. Registration for individual training is generally performed through Fernbach Software.

Participation fees are paid to the party obligated to pay a commission to the other contracting party.

Onsite organization (instructors, rooms, refreshments during breaks in training, updating training materials) for the seminars and preparation of seminar certificates shall be performed by the party providing the seminar location or seminar rooms. Costs for overnight accommodation and lunch shall be paid by the participants.

BANKBERATUNG shall send Fernbach Software a list with all participants 10 days before the start of the seminar.

BANKBERATUNG shall distribute evaluation sheets to seminar participants and forward the completed evaluation sheets to Fernbach Software.

4.4 Training consultation for customers

Consultation with customers regarding product seminars shall be performed by Fernbach Software, oriented toward the needs of customers. The training department at Fernbach Software is the interface between Fernbach Software customers, FS project managers, and BANKBERATUNG. That department shall also provide BANKBERATUNG with customer information necessary for the training (current skills of participants, project status, products in use, etc.).

5. Training environment

Fernbach Software shall be obligated to provide BANKBERATUNG with the necessary FS software. Fernbach Software shall pay the cost of providing it.

BANKBERATUNG shall be obligated to provide the hardware and software for the server and clients (exclusive of FS software), keep the training database updated, and to take care of technical service for the training environment. The costs for this shall be paid by BANKBERATUNG.

6. Start of training and orientation

Product training by BANKBERATUNG shall commence on April 1, 1998. It shall commence in phases, oriented to the degree of difficulty and the expense for preparing the seminars. The precise procedure and form of orienting the instructors from BANKBERATUNG shall be determined in a separate "start-up plan." BANKBERATUNG shall pay the costs for orienting its instructors.

BANKBERATUNG shall make sure that its instructors always have current information with regard to FS products. Fernbach Software shall provide all necessary information for this purpose.

7. Sales/transfers

a) If BANKBERATUNG conducts the training with its own instructors in its own offices, the following commission rules shall be applicable (based on a daily rate of currently DM 860):

-------------------------------------------------------------------------------
             Percent           DM total        Share in DM      Share in DM
             distribution                      (BB)             (FS)
             BB/FS
-------------------------------------------------------------------------------
[FOR FIGURES SEE GERMAN ORIGINAL]

Costs for training materials shall be paid by BANKBERATUNG.

b) If the training is performed by Fernbach Software at its own location (with its own instructors) using the training materials of BANKBERATUNG, BANKBERATUNG shall receive a flat 5 percent of sales. Costs for the training materials shall be paid by Fernbach Software.

c) If the training is performed by Fernbach Software at the offices of BANKBERATUNG, Fernbach Software shall receive 80 percent of sales. The costs for training materials shall be paid by BANKBERATUNG.

d) If the training is performed by BANKBERATUNG in the offices of Fernbach Software using the training materials of BANKBERATUNG, BANKBERATUNG shall receive 50 percent of sales (alternatively, instructor fee for BANKBERATUNG plus payment of travel costs and expenses by Fernbach Software). The costs for training materials shall be paid by Fernbach Software.

e) If the training is performed by BANKBERATUNG instructors at the customer's location on site, the commission rules shown below shall be used (alternatively, instructor fee).

The commission rule is based on the daily rate for individual training current at the time the agreement is concluded. Accordingly, a daily rate of DM 3800 is charged for individual customer training up to a maximum of three persons; DM 1050 shall be charged for each additional participant. In case of changes in attendance fees, a reasonable and adequate commission rule should be found that corresponds to the economic considerations of both parties.

-------------------------------------------------------------------------------
Participants       Percent         DM total        Share in DM     Share in DM
                   distribution                    (BB)            (FS)
                   BB/FS
-------------------------------------------------------------------------------
[FOR FIGURES SEE GERMAN ORIGINAL]

BANKBERATUNG shall provide the training materials and pay any shipping costs incurred for this.

Travel costs, expenses, and travel times shall be billed at cost on the basis of the current price list of Fernbach Software. The costs for this shall be paid by the customer.

f) If the training is performed by Fernbach Software instructors at the customer's location on site with use of the training materials of BANKBERATUNG, BANKBERATUNG shall receive 5 percent of sales.

g) Training that is charged through the training pool (arranged in the agreement with the customer as a special condition) is excepted from the aforementioned rules. Here a separate agreement shall be made between Fernbach Software and BANKBERATUNG.

8. Participation by employees of Fernbach Software and BANKBERATUNG in seminars

If employees of Fernbach Software participate in training events performed by BANKBERATUNG and vice versa, the contracting parties shall not charge each other participation fees for this up to September 30, 1999. At the start of training by BANKBERATUNG, there shall be an observation period of three months, after the end of which the conditions for reciprocal participation in training events shall be defined.

9.  Duration of agreement, termination

This agreement shall enter force when signed, and is limited to three years.

Both parties have the right to rescind the agreement for good cause. Special causes are:

 .    Violation of the agreement
 .    Violation of secrecy obligations
 .    Repeated, deficient training quality, i.e., average seminar evaluation is not satisfactory.
 .    Failure to achieve the minimum volume of training days for BANKBERATUNG

Termination must be effected in writing, and can only be performed with effect as of June 30 or December 31 of a year.

10. General provisions

This agreement shall become effective for both contracting parties when signed by both parties. All rights and obligations of the contracting parties are regulated in this agreement. Changes and amendments to the agreement can only be made in writing, and shall require the signature of both parties. Should individual provisions of the agreement be legally invalid or lose their legal validity through a later circumstance, or if it turns out that this agreement does not cover circumstances requiring regulation, the legal validity of the remaining provisions shall not be affected thereby. In lieu of the invalid or missing contractual provisions, and adequate rule should be found that most nearly corresponds to the contract ideas of both parties.

Each contracting party shall only be liable toward the particular customer for the services performed by it, to the extent there are no contrary arrangements. Assumption of liability is precluded hereby.

Employees of BANKBERATUNG cannot assert any personal copyrights. The parties are in agreement that copyrights arising for BANKBERATUNG on the basis of the agreement should belong exclusively to Fernbach Software.

BANKBERATUNG shall be obligated to maintain the strictest secrecy regarding any and all facts and occurrences and the impressions and conclusions gained from them regarding customers, their subsidiaries, or other business partners of FS, even beyond the end of contractual relationships.

To the extent project documents or materials have become accessible, they shall not be used for own purposes nor made accessible to third parties, except in order to fulfill contractual purposes. Upon the end of contractual relationships, all documents and materials still located in the area of control must be returned to Fernbach Software automatically without delay. There is no right of retention to such documents or materials.

11. Jurisdiction and venue

In case of disputes, the courts of Luxembourg shall have jurisdiction and venue. The agreement is governed by and shall be construed in accordance with German law.

12. Signatures


City, date                              BANKBERATUNG Gesellschaft fur
                                        Organisation und Personalentwicklung mbH



City, date                              Fernbach Software S.A.

Agreement

between

Fernbach Financial Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg
(hereinafter referred to as FFS)

and

MAC Consulting GmbH
Wirtschaftsberatungsgesellschaft
Senefelder Strasse 20
D-10437 Berlin
(hereinafter referred to as MAC)


Fernbach Financial Software S.A. and MAC Consulting GmbH intend to enter close marketing and sales cooperation, with MAC recommending the products of FFS and FFS recommending MAC as implementation partner.

In the context of this cooperation, FFS shall provide the software components, while MAC provide the corresponding services as system integrator and strategic consultant.

Before concluding a comprehensive partnership agreement, a pilot project should be jointly conducted. The conditions for this will be defined separately in a customer-related or project-related agreement. A prerequisite for conducting such pilot project is that MAC take care of both subject-related and technical training of its employees with regard to the products of FFS.

In the context of the cooperation agreed in this agreement, the contracting parties will exchange confidential information. For this reason, the contracting parties hereby undertake the following mutual obligations:

1. The contracting parties shall be mutually obligated to keep secret and refrain from disclosing to third parties any and all knowledge and information communicated to them by the other contracting party, particularly customer data and, for instance, product information, during implementation of the pilot project and, in case these [sic] are not successful, also after conclusion thereof. They shall further be obligated not to use such information in the event the intended agreement is not made, nor to provide it for utilization or otherwise make it accessible to third parties.

2. The contracting parties shall be mutually obligated to impose on their employees who know of the intended agreement or are involved in the negotiations the obligation in the same manner to keep secret the knowledge and information acquired in this process, even during the time after those employees leave their particular employment relationships.

3. The contracting parties shall further be obligated not to recruit any employees or hire employees of the other contracting party.

4. If a contracting party violates an arrangement made in this agreement, he shall be obligated to pay the other party a monetary penalty in the amount of DM 20,000 for each individual case of violation, to the preclusion of the plea of continuation of the action.

5. There are no oral supplements. Changes and amendments to this agreement must be made in writing in order to be legally valid.


City, date:
MAC Consulting GmbH


City, date:
Fernbach Financial Software S.A.

Annex C 15.2 (16)

                            Cooperation agreements

BANKBERATUNG cooperation agreement

Cooperation agreement with Price Waterhouse Coopers

Cooperation agreement with inasys

Alliance member agreement with Oracle

Sequent

Cooperation agreement with softlab

Authorize reseller agreement with SUN

           Cooperation Agreement between zeb/ and Fernbach Software

between

ZEB Zentrum fur Ertragsorientiertes Bankmanagement
Rolfes, Schierenbeck und Partner GmbH
Weseler Strasse 561
48163 Munster

(hereinafter referred to as zeb/)

and

Fernbach Software S.A.
7a, rue Robert Stumper
L-2057 Luxembourg

(hereinafter referred to as FS)

The parties hereby make and conclude the following agreement:

The two cooperation partners shall jointly prepare a feasibility study for savings associations affiliated with Informatik Kooperation (Munster), in connection with the FS products and zeb/ products on the following topics:

-- Data WareHouse
-- statutory reporting
-- risk controlling
-- asset/liabilities control

The project represents an extensive investment for both cooperation partners.

Management of the project shall be the responsibility of zeb/. For this reason and because of the fact that zeb/ has direct customer contact, zeb/ has major influence on the success of the project.

The two cooperation partners shall be obligated to offer the solution to Informatik Kooperation (Munster) only jointly until June 30, 2000; excepted from this is expansion of the reporting solution in the context of the existing installation, as well as the products depot.a manager, risk.return manager, and aps by zeb/.

In case of violation of this agreement, the party who has violated this agreement shall place the other party in the same financial condition that party would be in if the cooperation project agreement had not been violated (damage compensation).


City, date
zeb/


City, date
Fernbach Software S.A.

                             Cooperation Agreement
                               of July 20, 1999

between

CMG ORGA-Team
Software- and Beratungsgesellschaft fur Kreditinstitute mbH
Dieselstrasse 18/2
70771 Leinfelden-Echterdingen

(hereinafter referred to as CMG ORGA-Team)

and

Fernbach-Software S.A.
10, rue de Vianden
L-2017 Luxembourg

(hereinafter referred to as Fernbach)


(S) 1 Basis of the agreement

1. CMG ORGA-Team is the owner of all rights to the software SAMBA ("Standard Anwendung Meldewesen BAnken"). The contractual scope of functions and computer and software requirements are specified in annexes 1 and 2, which are part of the agreement.

Fernbach is the owner of all rights to the software FS.

2. The parties shall cooperate on the basis of this cooperation agreement with the goal of connecting SAMBA to FS; to this end, Fernbach shall develop and maintain an interface to SAMBA for its FS application system. For this development and maintenance, CMG ORGA-Team shall provide Fernbach with the documentation of the SAMBA data interfaces and a SAMBA test version (including user manuals). The materials provided are designated hereinafter as license materials.

3. The cooperation shall not affect distribution of the parties' rights to the source products, even to the extent they are changed through the integration.

4. One party is not authorized to represent the other party for legal transactions.

5. CMG ORGA-Team is free in its product design, and is likewise free in the timetable scheduling to be used as the basis here for implementation and continuation of individual components.

6. If CMG ORGA-Team or any legal successor of CMG ORGA-Team replaces the SAMBA product with a comparable product, this agreement shall cover the new product to the extent it is determined by mutual agreement that it is possible and makes sense to connect the follow-up product of SAMBA to FS.

If Fernbach or any legal successor of Fernbach replaces the FS product with a comparable product, this agreement shall cover the new product to the extent it is determined by mutual agreement that it is possible and makes sense to connect the follow-up product of SAMBA to FS.

7. In the event CMG ORGA-Team transfers all rights to SAMBA to a third party, Fernbach shall have a right of extraordinary termination of the cooperation agreement. Further damage compensation claims are precluded hereby.

In the event Fernbach transfers all rights to FS to a third party, CMG ORGA-Team shall have a right of extraordinary termination of the cooperation agreement. Further damage compensation claims are precluded hereby.

8. CMG ORGA-Team shall behave neutrally on the banking market with regard to use of banking software, and shall not treat any banking software product of a manufacturer preferentially vis-a-vis users. Rather, comparable cooperation agreements will be concluded with other manufacturers.

(S) 2 Support

1. Installation of the FS product together with the connected SAMBA software shall be performed by Fernbach independently and on its own responsibility at its customers' locations, to the extent both products are used simultaneously in the context of a project.

2. CMG ORGA-Team shall offer training to Fernbach employees in the context of the official course program on the currently valid conditions.

3. CMG ORGA-Team shall furnish Fernbach free of charge with marketing materials in a reasonable and adequate scope (product descriptions, references).

(S) 3 Granting of rights

1. CMG ORGA-Team grants Fernbach the following authorizations for the purpose named in (S) 1 item 2:

1.1 Fernbach shall be entitled to utilize the provided SAMBA license material exclusively internally for development and maintenance of an interface to the SAMBA software.

1.2 This utilization right is not transferable to anyone else, and is being granted free of license fees.

2. According to the separately concluded license agreement dated November 11, 1996, Fernbach is granted the right to issue sub-licenses in (S) 2a there.

The contracting parties are agreed that such granting of sub-licenses applies only for

- DSL Bank, Luxembourg, and

- Commerzbank, Luxembourg,

and only until a license agreement/maintenance agreement with those banks is made directly with CMG ORGA-Team.

(S) 4 Third-party rights

1. CMG ORGA-Team gives its assurance that no third-party rights will be violated through the exercise of the authorizations granted to Fernbach in (S) 3.

2. Should third parties assert rights impeding the authorizations granted in (S) 3, CMG ORGA-Team shall undertake the necessary steps in order to obtain for Fernbach the possibility of utilization in accordance with the agreement.

3. In the event action is taken against Fernbach by third parties, Fernbach shall notify CMG ORGA-Team at once and introduce all steps for defense against the third-party claims, in coordination with CMG ORGA-Team.

(S) 5 Brokered customers

1. Should an end customer acquire a license for SAMBA software from CMG ORGA-Team on the basis of an acquisition by Fernbach, Fernbach shall receive a commission for such agency.

2. Details for the commission to be paid to Fernbach by CMG ORGA-Team shall be regulated in a separate agreement (commission agreement, see annex 3); there is no geographic limitation.

(S) 6 Secrecy

1. The contracting parties shall treat as confidential any and all non-public knowledge in written or non-written form which they acquire in the context of implementing this agreement and which is attributable to the other contracting party.

2. They shall impose upon employees and other third parties having access to such knowledge an obligation of confidentiality in suitable form in accordance with paragraph 1.

3. This obligation shall continue beyond the time when this agreement is ended. It includes the obligation of Fernbach not to develop and distribute any standard product that is in competition with the SAMBA product during and for the duration of two years after the end of the contractual term.

(S) 7 Liability

1. Fernbach shall indemnify CMG ORGA-Team and hold it harmless from liability if claims are asserted that are based on defects in the FS interface developed and maintained by Fernbach.

2. CMG ORGA-Team shall indemnify Fernbach and hold it harmless against any and all claims asserted against Fernbach by a licensee with regard to use of SAMBA, to the extent those claims rely on defects in the SAMBA software developed by CMG ORGA-Team.

3. In the event action is taken against either party by a licensee that could affect the interests of the other contracting party, the former party shall notify the latter party without delay and defend against the claims in accordance with the instructions of the other contracting party. Statements, actions, and agreements by one contracting party vis-a-vis third parties which could result in action being taken against the other contracting party (particularly acknowledgement, settlement negotiations, fulfillment, etc.) shall require the prior consent of the other contracting party.

(S) 8 Term of the agreement

1. This agreement shall enter force upon being signed, and is initially limited until December 31, 1999. Thereafter it shall automatically be extended one year at a time, unless terminated by one of the contracting parties with three months' advance notice, to become effective at the end of the year.

2. The right of termination for good cause shall remain unaffected thereby.

3. Any termination must be effected in writing in order to be valid.

4. At the end of this agreement, regardless of the time and reason, Fernbach shall be obligated to return to CMG ORGA-Team the original and any and all copies and partial copies of the SAMBA license material. For SAMBA software recorded on machine-readable recording media by Fernbach, complete deletion of the recording shall take the place of returning the material.

(S) 9 Miscellaneous

1. There are no oral supplements. Any changes and amendments to this agreement must be made in writing in order to be valid.

2. Should portions of this agreement be invalid, the remaining provisions shall not be affected thereby. In this case, the parties shall replace the invalid provisions by legally valid provisions that are economically equivalent.

3. This agreement is governed exclusively by and shall be construed exclusively in accordance with the laws of the Federal Republic of Germany. The UNCITRAL sales law is explicitly precluded.

4. In case of disputes, the courts of Stuttgart shall have jurisdiction and venue.



CMG ORGA-Team
Leinf.-Echterdingen, date:
(Signatures)

Dr. August Schmitt
Jurgen Schulz
Names

Fernbach-Software S.A.
Luxembourg, date:
(Signatures)
Names

Annex 1 to the cooperation agreement dated July 20, 1999, between CMG ORGA-Team GmbH and Fernbach-Software S.A., Luxembourg

SAMBA scope of functions
June 1999

1. SAMBA basic system

2. SAMBA domestic

3. SAMBA foreign

4. SAMBA consolidation

1. SAMBA basic system

(Basis for SAMBA evaluations)

2. SAMBA domestic

2.1 LZB reports (on ECU basis), minimum reserve, German Banking Law principles II-III (old)

2.2 Principle I, liquidity principle, Basle market risk papers

2.3 Basic reports for consolidation

2.4 Foreign loan volume

2.5 German Banking Law reports

2.6 Automatic notice generation (S) 13/14

2.7 (S) 14 evidence processing

2.8 Foreign trade regulations reports

2.9 Country risk statistic BIZ

2.10 DSGV statistics

2.11 German Banking Law evaluations as of year-end

2.1 LZB reports (on ECU basis), minimum reserve, German Banking Law principles II-III (old)

2.1.1 Monthly balance sheet statistics

Main forms HV11/HV12/HV21/HV22
Annexes A1/A2
Annexes B1/B3
Annexes C1/C2/C3/C4
Annexes D1/D2
Annexes E1/E2/E3
Annexes F1/F2
Annexes H
(including minimum reserve)

Regional annexes B8
Regional annexes C8/C9
Regional annexes D8/D9

2.1.2 Borrower statistics

Forms V1/V2
Forms V3/V4
Forms VA/VB

Regional annexes V6/V7
Regional annexes V8/V9
Regional annexes VR/VS

2.1.3 Foreign status

Annexes R11/R12
Annexes R21/R22
Annex FW

2.1.4 Securities account statistics W1-W4

2.1.5 German Banking Law principles II-III (old)

Principle II GB2
Principal III BG 2
Special information SA2/SA5
Bista old (basis for deriving fundamental figures)

2.2 Principle I, liquidity principle, Basle market risk papers

2.2.1.1 Principle I -- basic components for non-commercial account/commercial account institutions
GB
GB 1.1

SA 1.1
SA 1.2
SA 1.3
SA 3
FW 1
RW
HA

2.2.1.2 Principle I -- market risk positions for commercial account institutions ZK
AK
HB
OP
RI

2.2.5.1 Liquidity principle -- basic components
LI 1

2.2.5.2 Liquidity principle -- expansion for mortgage banks
LI 2

2.2.8 Basle market risk papers (available starting in June 1999)

2.3 Basic reports for consolidation

2.3.1 Monthly statement
QV1/QV2
QA1/QA2
QB1/QB2

2.3.2.1 Principle I for non-commercial account institutions

2.3.2.2 Principle I for commercial account institutions

2.3.3.1 (S) 13b large loans for non-commercial account institutions

2.3.3.2 (S) 13b large loans for commercial account institutions

2.3.8 Basle market risk papers (available starting in June 1999)

2.4 Foreign loan volume

2.5 German Banking Law reports

2.5.1.1 (S) 13 large loans -- basic components for non-commercial account/commercial account institutions

2.5.1.2 (S) 13 large loans -- commercial account for commercial account institutions

2.5.2 (S) 14 loans in the millions

2.6 Automatic notice generation (S) 13/14 for non-commercial account/commercial account institutions (with individual and summary notices)

2.7 (S) 14 evidence processing
(administration of historical indebtedness data from evidence feedback)

2.8 Foreign trade regulations reports
Z4
Z10/11
Z12/13
Z14/15

2.9 Country risk statistic BIZ

2.10 DSGV statistics
Forms
1013, 1014, 1015,
1021, 1022, 1023,
1033,
1231,
1301, 1302, 1303, 1304,
1331
Reports for giro centers
Forms
1241
KUBIK evaluations
Inventory and development in savings transactions
Inventory and development for own issues
Inventory and development for time deposits
Inventory and development in giro transactions
Inventory and development in securities account transactions
Inventory and development in customer loan operations

2.11 German Banking Law evaluations as of year-end

Size class layout
Loan type layout
Country layout
Large loan layouts

3. SAMBA foreign

3.1 LZB reports

3.2 Basic reports for consolidation

3.3 Basic reports for consolidation, foreign lending volume

3.4 German Banking Law reports

-- loans in the millions

3.5 Automatic notice generation (S) 14

3.6 (S) 14 evidence processing

3.7 Country risk statistic BIZ

3.1 LZB reports

3.1.1 Monthly balance sheet statistics
Main forms THV1/THV2
Annex TA
Annex TB

3.1.2 Foreign status
Annexes R11/R12
Annexes R21/R22

3.2 Basic reports for consolidation

3.2.1 Monthly statement
QV1/QV2
QA1/QA2
QB1/QB2

3.2.2.1 Principle I
for non-commercial account/commercial account institutions with aggregation plus

3.2.2.2 Principle I
for non-commercial account institutions without aggregation plus

3.2.2.3 Principle I
for commercial account institutions without aggregation plus

3.2.3.1 (S) 13b large loans
for non-commercial account institutions

3.2.3.2 (S) 13b large loans
for commercial account institutions

3.2.8 Basle market risk papers (currently suspended)

3.3 Basic reports for consolidation, foreign lending volume

3.4 German Banking Law reports
-- (S) 14 loans in the millions

3.5 Automatic notice generation (S) 14
(with individual and summary notices)

3.6 (S) 14 evidence processing
(administration of historical indebtedness data from evidence feedback)

3.7 Country risk statistic BIZ

4. SAMBA consolidation

4.1 Combining basic reports for monthly statement

4.2 Combining basic reports for principle I/Basle market risk papers

4.3 Combining basic reports for (S) 13b large loans

4.4 Combining basic reports for foreign lending volume

4. SAMBA consolidation

4.1 Combining basic reports for monthly statement
QV1/QV2
QA1/QA2
QB1/QB2

4.2 Combining basic reports for principle I/Basle market risk papers

4.2.1.1 Principle I
for non-commercial account institution group
QG 1
QG 1.1
QS 1.1
QS 1.2
QS 1.3
QS 2
QFW
QRW

4.2.1.2 Principle I
for commercial account institution group/mixed group
QG 1
QG 1.1
QS 1.1
QS 1.2
QS 1.3
QS 2
QFW
QRW
QZK
QAK
QHB
QOP
QRI

4.2.8 Basle market risk papers (currently suspended)

4.3 Combining basic reports for (S) 13b large loans for non-commercial account/commercial account institutions

4.4 Combining basic reports for foreign lending volume

Annex 2 to the cooperation agreement dated July 20, 1999, between CMG ORGA-Team GmbH and Fernbach-Software S.A., Luxembourg, page 1

Computer and software prerequisites for SAMBA components (without German Banking Law components), revised June 1999

Processing on PC system

The SAMBA PC programs are network-capable. The programs and data can be installed centrally on a server system. Operation is possible under all common network operating systems (possibly additional software for integration into the network).

Hardware: PC with Pentium processor
32 MB RAM for OS/2 or 64 MB for Windows NT
VGA graphics card and monitor
Mouse and diskette drive
Laser printer with HP LaserJet emulation, version IV or higher
Possibly file transfer or network card for transfer to the PC system of user inventory to be evaluated

Operating system: Windows NT, version 3.51 or higher

Data storage: own administration of ISAM files in PC file system FAT, HPFS or NTFS

Compiler: Micro-focus object Cobol, latest version (only necessary if using SAMBA language) for Windows NT

Annex 2 to the cooperation agreement dated July 20, 1999, between CMG ORGA-Team GmbH and Fernbach-Software S.A., Luxembourg, page 2

Computer and software prerequisites for SAMBA German Banking Law components ((S) 13, 14, 16 German Banking Law), revised June 1999

Processing on PC system

The SAMBA PC programs are network-capable. The programs and data can be installed centrally on a server system. Operation is possible under all common network operating systems (possibly additional software for integration into the network).

Hardware: PC with Pentium processor
32 MB RAM for OS/2 or 64 MB for Windows NT
VGA graphics card and monitor
Mouse and diskette drive
Laser printer with HP LaserJet emulation, version IV or higher
Possibly file transfer or network card for transfer to the PC system of user inventory to be evaluated

Operating system: Windows NT, version 3.51 or higher

Data storage: own administration of ISAM files in PC file system FAT, HPFS or NTFS

Compiler: Micro-focus object Cobol, latest version (only necessary if using SAMBA language) for Windows NT

Annex 3 to the cooperation agreement dated July 20, 1999, between Fernbach-Software S.A. and CMG ORGA-Team GmbH

                             Commission Agreement

                                    between

                              CMG ORGA-Team GmbH
                              Dieselstrasse 18/2
                         70771 Leinfelden-Echterdingen

                   hereinafter referred to as CMG ORGA-Team

                                      and

                            Fernbach Software S.A.
                              10, rue de Vianden
                               L-2017 Luxembourg

                hereinafter referred to as cooperation partner

1. Definitions

1.1 Commission (see 2 and 3):
If a license agreement is made for SAMBA between CMG ORGA-Team and a new SAMBA customer on the basis of acquisition actions by the cooperation partner, CMG ORGA-Team shall grant the cooperation partner an agency commission from the license fee to be paid by the licensee (see 1.3) if the conditions agree below are applicable.

1.2 Acquisition:
Actions with the goal of inducing a financial institution that has not yet made a SAMBA license agreement through CMG ORGA-Team or a third party and is not acquired by CMG ORGA-Team or a third party to conclude such an agreement. Financial institutions sent letters in the context of a mailing campaign do not count among those actions.

1.3 Base price for determining the commission:
CMG ORGA-Team grants the cooperation partner a commission on the license fee which CMG ORGA-Team bills to the new SAMBA customer after all corrections due to usage restrictions, after deductions on the basis of discounts granted due to multiple use or group associations.

1.4 Banking application:
The application system of the cooperation partner specified in (S) 1 of the cooperation agreement.

2. Commission rule if the new SAMBA customer uses the banking application of the cooperation partner

A SAMBA license agreement is made with a new SAMBA customer who uses the banking application of the cooperation partner at the time the SAMBA license agreement is concluded.

For application of the commission rate, the cooperation partner played a major role in the agreement through acquisition actions.

In case the new customer receives special price discounts on the basis of a discount arrangement agreed between CMG ORGA-Team and third parties, 5 percentage points will be deducted from the commission rate.

In case the new customer is included in a group agreement concluded with CMG ORGA-Team, there is no right to commission.

The following commission rates are used:

-- First notice of a SAMBA interested party with success = 12.5 percent

-- First notice of a SAMBA interested party with success (with acquisition expense of no more than one man-day for CMG ORGA-Team; contractual negotiation expense entirely by CMG ORGA-Team) = 15.0 percent

-- Signature-ready SAMBA agreement (with acquisition and negotiation expense of no more than one man-day for CMG ORGA-Team) = 20.0 percent.

The commission is paid proportionally according to the due dates agreed with the licensee in the month when the license fees to be paid by the licensee according to the license certificate are paid.

3. Commission rule if the new SAMBA customer does not use the banking application of the cooperation partner

A SAMBA license agreement is made between CMG ORGA-Team and a new SAMBA customer on the basis of acquisition actions by the cooperation partner. The new customer does not use the banking application of the cooperation partner at the time the SAMBA license agreement is concluded.

For application of the commission rate, the cooperation partner played a major role in the agreement through acquisition actions.

In case the new customer is included in a group agreement concluded with CMG ORGA-Team, there is no right to commission.

The following commission rates are used:

-- First notice of a SAMBA interested party with success = 5.0 percent

-- First notice of a SAMBA interested party with success (with acquisition expense of no more than one man-day for CMG ORGA-Team; contractual negotiation expense entirely by CMG ORGA-Team) = 10.0 percent

-- Signature-ready SAMBA agreement (with acquisition and negotiation expense of no more than one man-day for CMG ORGA-Team) = 12.5 percent.

The commission is paid proportionally according to the due dates agreed with the licensee in the month when the license fees to be paid by the licensee according to the license certificate are paid.

4. Premises, restrictions

4.1 An acquisition by the cooperation partner must be reported to CMG ORGA-Team in writing. CMG ORGA-Team must give the cooperation partner written confirmation of the acquisition actions, to the extent CMG ORGA-Team or another cooperation partner of CMG ORGA-Team is not already acquiring that interested party. Such confirmation is the basis for application of the above arrangements.

4.2 If a new customer uses the banking application of a cooperation partner of CMG ORGA-Team, it is fundamentally undesirable for a SAMBA license to be issued by another cooperation partner, and such a case is not covered by this agreement.


CMG ORGA-Team GmbH
Leinfelden-Echterdingen
City, date
Signatures
Dr. August Schmitt, Jurgen Schulz
Names


Fernbach Software S.A.
City, date
Signatures
Names

Annex C 15.3

                                Corporate Risks

-------------------------------------------------------------------------------
No. C 13.3 (x)        Content                             Status
-------------------------------------------------------------------------------
(1)                   Insurance                           available
-------------------------------------------------------------------------------
(2)                   Claims by third parties             Annex C 15.2 (13)
-------------------------------------------------------------------------------
(3)                   Legal dispute etc.                  ./.
-------------------------------------------------------------------------------
(4)                   Violation of legal regulations      ./.
-------------------------------------------------------------------------------
(5)                   Imminent court proceedings          ./.
-------------------------------------------------------------------------------

Annex C 15.3 (1)

                              Insurance Policies

According to the enclosed list

-- Le Foyer, household contents insurance, copy enclosed

There is no product liability, indemnity, or business interruption insurance.

                              Insurance Policies

---------------------------------------------------------------------------------------------------------------
Contract      Policy No.            Content      Insured amount  Value/net    Period     Start      End
partner
---------------------------------------------------------------------------------------------------------------
Le Foyer      779341.08/08          Reebou Pro   32,202,640      254,703       annual     9/1/97     1/21/99
                                    Special
                                    (building)
---------------------------------------------------------------------------------------------------------------
Royale UAP    267013G               Insurance     1,000,000        3,376       annual     6/1/99     --
                                    A. France
---------------------------------------------------------------------------------------------------------------
Le Foyer      D817823.00/00         Reebou Pro      500,000        6,624       annual     7/1/98     7/1/99
                                    Confort
                                    FS.FR
---------------------------------------------------------------------------------------------------------------

                              Special conditions
                              ------------------

                              Reebou Pro Special
                                                                  Policy No./Ntg
                                                                    779341.10/10
                              779341.10/10/1046/K


Designations
Start 4/29/1999
Due 1/1
First enters force 1/21/1997
Expires 1/21/2000
Agency K/1046


POLICYHOLDER
Fernbach Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg
Customer number 140856
Mailing address:
Fernbach Software S.A.
7a, rue Robert Stumper
L-2557 Luxembourg


REASON FOR ISSUANCE
various changes
addition of computer belonging to Kolner Bank


RISK LOCATION
7a, rue Robert Stumper
L-2557 Luxembourg


RISK FEATURES


DESCRIPTION OF RISK AT THE ADDRESS OF THE PRINCIPAL RISK The risk consists of:
-- one main building
-- and 0 auxiliary building(s) without connection
The insured party is renter of the main building


The policyholder declares:
* that the percentage of massive construction and roofing materials exceeds 80 percent.
* that the risk is not in a protected historical structure or the like
* that the degree of wear and tear of insured risks is less than 30 percent
* that the risk is not in a shopping center with more than 600 square meters of floor space
* that the main building is not used exclusively for storage purposes

-- The building insurance amount for the insurance purchase index is 163,913,600 francs.


ACTIVITIES PERFORMED
-- Principal activity in the amount of 100 percent of net sales
Computing services company


SPECIAL CLAUSES
Payment
The policyholder has selected annual payment


INDEXING
The premiums, insured amounts, deductibles, and liability limitations in the present insurance policy are index-linked in accordance with the general terms and conditions.

The base index for the present insurance policy is 510.37. The index on purchase of the present insurance policy is 531.48.

The index valid at the time the present insurance policy is issued is 544.48.


CASH PREMIUM
Period from April 29, 1999, to December 31, 1999
The cash premium, payable upon signature of this agreement, is 1926 francs, including costs and insurance taxes, according to calculation on separate receipt.

INSURANCE BENEFITS, INSURED AMOUNTS, PREMIUM BILLING

BUILDING INSURANCE AT RECONSTRUCTION VALUE

The building is insured at reconstruction value in the context of the insured capital. In case of undervaluation of the insured capital by the policyholder, the capital proportion rule is applied in case of claim.

CONTENT INSURANCE

-- The insured amounts are index-linked, and are calculated as follows on the date the following insurance is issued:

------------------------------------ ---------------------------------- ---------------------------------
                                     Main building                      Total
------------------------------------ ---------------------------------- ---------------------------------
Merchandise                          0                                  0
------------------------------------ ---------------------------------- ---------------------------------
Office and electronic equipment      32,202,640                         32,202,640
------------------------------------ ---------------------------------- ---------------------------------
Other equipment                      5,122,300                          5,122,300
------------------------------------ ---------------------------------- ---------------------------------
Value increases made to the          0                                  0
building by the tenant
------------------------------------ ---------------------------------- ---------------------------------
TOTAL                                37,324,940                         37,324,940
------------------------------------ ---------------------------------- ---------------------------------


Insured furnishings in the insured party's residence for personal use
---------------------------------------------------------------------
not applicable


Insured content in leased or unoccupied rooms
---------------------------------------------
not applicable

EXISTING INSURANCE BENEFITS AND ANNUAL PREMIUM

------------------------------------------------------- ------------------------------ ------------------
                                                        Company owner risk(s)          Net premium
------------------------------------------------------- ------------------------------ ------------------
[SEE SOURCE TEXT FOR FIGURES]
------------------------------------------------------- ------------------------------ ------------------
Fire and associated risks                                yes
------------------------------------------------------- ------------------------------ ------------------
Storm, hail, snow                                        yes
------------------------------------------------------- ------------------------------ ------------------
Assassinations and labor conflicts                       yes
------------------------------------------------------- ------------------------------ ------------------
Damage from water lines and equipment freezing           yes
------------------------------------------------------- ------------------------------ ------------------
Costs,  losses,  and  liability  in  conjunction  with   yes
aforementioned insurance benefits
------------------------------------------------------- ------------------------------ ------------------
Accident-related cleanup                                 yes
------------------------------------------------------- ------------------------------ ------------------
Glass damage                                             yes
------------------------------------------------------- ------------------------------ ------------------
Assistance                                               yes
------------------------------------------------------- ------------------------------ ------------------
Theft, vandalism, and malicious acts                     yes
------------------------------------------------------- ------------------------------ ------------------
Business interruptions                                   no
------------------------------------------------------- ------------------------------ ------------------
Indemnity and legal protection                           yes
------------------------------------------------------- ------------------------------ ------------------
Damage to office and electronic equipment                yes
------------------------------------------------------- ------------------------------ ------------------
Electrical  damage or machine  damage to  commercially   yes
used equipment
------------------------------------------------------- ------------------------------ ------------------
Restoration costs for data and archives                  no
------------------------------------------------------- ------------------------------ ------------------
Loss of products in freezing equipment and               not applicable
refrigeration rooms
------------------------------------------------------- ------------------------------ ------------------
Loss of goodwill                                         no
------------------------------------------------------- ------------------------------ ------------------
Transport of merchandise and equipment                   no
------------------------------------------------------- ------------------------------ ------------------
Insurance combination +                                  yes
------------------------------------------------------- ------------------------------ ------------------

------------------------------------------------------- ------------------------------ ------------------
                                                         TOTAL
------------------------------------------------------- ------------------------------ ------------------

This annual premium does not include taxes, costs, or any surcharge for installment payments.

NOTES ON INSURANCE BENEFITS FOR COMPANY OWNER RISK

Theft insurance
---------------

Content (without valuables, cash) is insured at the address of the principal risk in the amount of 7,171,220 francs.

Valuables are not insured

Cash and valuables in a locked safe are not insured

Entrusted valuables are not insured.

The principal risk is less than 50 meters from another regularly inhabited residential building.

The degree of protection required in consideration of the activity performed by the policyholder is degree 1 defined in the general terms and conditions

Glass breakage insurance
------------------------

Special glazing, possibly with the exception of illuminated signs, is not insured.

Indemnity and legal protection insurance
----------------------------------------

The policyholder states that

-- the number of persons permanently employed full-time is 80.

Insurance benefit for electrical damage or machine damage for commercially used
-------------------------------------------------------------------------------
equipment
---------

The insurance benefit is on the first risk in the amount of 30 percent of total capital of "other equipment" shown in the column "content insurance"

Machine damage is not insured.

There is no extended insurance for additional costs.

Insurance benefit for damage to office and electronic equipment
---------------------------------------------------------------

The insurance benefit is from the first risk in the amount of 30 percent of total capital of "office and electronic equipment" shown in the column "content insurance"

There is no extended insurance "additional costs and reoccupation expenses.

Insurance for portable office equipment outside the insured rooms is up to 512,230 francs per claim and insurance year, according to article 10.2.2 of the general terms and conditions.

SPECIAL AGREEMENT

Regarding indemnity insurance
-----------------------------

The indemnity insurance also covers damage to entrusted objects. Damage through loss of data and data media is not insured, however.

The insurance benefit for this expansion is y 300,000 (index 531.48) per claim.

The parties agreed that the policyholder must pay a deductible of 10 percent, with a minimum of 12 times index, for each claim with regard to entrusted objects.

DECLARATION

Column "office and electronic equipment"
----------------------------------------

The company has noted that this column includes a computer and accessories valued at Luf 444,380, which the policyholder is insuring for Kolner Bank. Specific information on that computer:
Compaq NT server PL2500 P6-200
DLT streamer
two desktop PC's
one OS/2 server, including accessories, but without monitor

DECLARATIONS AND APPLICABLE TERMS AND CONDITIONS

DECLARATIONS BY POLICYHOLDER

The policyholder declares to Le Foyer Assurances that:
 .    the risk was not terminated by another company before purchase of the present insurance policy
 .    the risk was not damaged in the last two years
 .    the principal residence of the insured person is not at the same address as the main risk

APPLICABLE TERMS AND CONDITIONS

The policyholder:
 .    declares that he has received and noted the following terms and conditions.
 .    General terms and conditions Reebou Pro with reference number CREP396
 .    Special terms and conditions Reebou Pro with reference number SRP31095
 .    confirms the accuracy of declarations contained in the text
 .    authorizes Le Foyer Assurances to include the above information in its database. The policyholder and the insured person have a right of access to entries relating to them personally, as well as the legal right to change those entries.

Prepared in as many copies as involved parties in Luxembourg on May 7, 1999

LUX

DURATION
Duration of the policy 262 days.

Signatures

Policyholder

Agency

Le Foyer Assurance

Centre Commun de la Securite Social
Department Affiliation
Attn.: Mr. Duca
125, route d'Esch
L-2975 Luxembourg

                                                     Luxembourg, August 25, 1999
                                                                          pb/edm


Dear Mr. Duca,

Thank you for our conversation today. We would like to confirm once more in writing our payment targets for outstanding social insurance charges, as discussed.

Payment August 25, 1999, for LUF 4,000,000 (99,157.41 euros)
Payment October 30, 1999, for LUF 4,000,000 (99,157.41 euros)

Payment November 30, 1999, for LUF 10,000,000 (247,893.52 euros)
Payment December 30, 1999, for approx. LUF 10,000,000 (including interest accrued at that time)

We will transfer the social insurance charges payable for the month of August on time on September 25, 1999.

Please contact us if you have any questions.

Sincerely,


Harald Brocker

Petra Biewer

Annex C 16.1

                               Taxes and Charges

Taxes and public charges were declared or registered on time. Fernbach Luxembourg has payment plans through the end of 1999 for payable wage taxes and social-welfare insurance contributions (see copies).

There are provisions for taxes not yet assessed from previous years.

Administration des Contributions Directes
Bureau RTS
a l'attn. de M. Alphonse Eicher
18, rue du Fort Wedell
L-2982 Luxembourg


                                                  Luxembourg, September 14, 1999
                                                                              pb


Fernbach Software
No. Fiscal: 19912201948


Dear Mr. Eicher,

In our telephone conversation today with your Mr. d'Angelo we briefly explain the current difficult situation of Fernbach Software S.A. In this letter we would like to briefly summarize the conversation.

Within the last four weeks we have transferred the wage taxes for the months of March, April, and May to you in the amount of LUF 7,950,540. Payment of wage taxes for the month of August will be made as and when we have received the corresponding payment order from Fiduciaire Centrale, which is in charge of salary accounts. Experience has shown this will be approximately September 20. Payment of wage taxes will then be made on time in the future. We will punctually pay wage taxes still outstanding for the months in June and July in the amount of LUF 5,915,918 in three installments:

October 30, 1999: LUF 2,000,000
November 30, 1999: LUF 2,000,000
December 30, 1999: LUF 1,915,918

We would like to assure you that we are very sorry that such a large quantity of arrears has accumulated.

Please contact us if you have any questions.

Sincerely,


Harald Brocker

Petra Biewer


Copy of this letter went to M. le Directeur Norbert Hiltgen

                                  KOLNER BANK


                                             Cologne, December 16, 1999
Sent ahead by fax: (00352) 40 22 44-310      Legal Department
To                                           Attorney at Law Boley
FERNBACH-Software S.A.                       Our ref.: REA/by
Attn: Messrs. Fernbach, Berners              Tel: (0221) 2003-457
7 a, rue Robert Stumper                      Fax: (0221) 2003-453
L - 2017 Luxembourg


Agreement No. 942 dated December 23/30, 1997


Dear Mr. Fernbach,
Dear Mr. Berners,

On November 16, 1999, one day late, we received your software delivery which had been announced by letter dated November 11, 1999.

Despite the delay in delivery, we took receipt of the shipment and attempted, on the basis of the enclosed installation instructions, to install the software update on our BADAS NT server.

During installation, we noticed several discrepancies which have been described in the hereto appended "Documentation of installation". Satisfactory installation is therefore not possible for us. We spent seven hours on the program update.

In the installation instructions supplied by you, it is specified (item "Installation of DB objects"): "cio (there must be no 'invalid objects')". After running this command, however, there remain 48 objects in the "INVALID" status. A renewed repetition of "compile" and "cio" does not result in any change. Here there is a clear contradiction with your "installation instructions". Before installation, the command "cio" resulted in no 'invalid objects'.

We are unable to estimate or assess the consequences of the inconsistencies in the database caused by installation.

We have a growing suspicion, however, that FERNBACH-Software S.A. has once again supplied a poor quality of program. We cannot and do not wish to continue our cooperation with FERNBACH-Software S.A. We also see no reason in future to make available further resources for installations and tests.

Please find enclosed our list of amounts owed, which we request that you pay.

Please state your position with regard to the reimbursement of the additional costs caused by FERNBACH-Software S.A., as per list of amounts owed. We have made a note of

                                January 5, 2000
for this purpose.

By letter dated November 16, 1999 we had announced that we would examine in more detail your comments dated November 11, 1999. We no longer consider this necessary owing to the unchanged poor quality of the software.

Yours sincerely

KOLNER BANK
VON 1867 EG VOLKSBANK
(signature)



Enclosures

Works Agreement dated October 25, 1999

The following measures have been decided on in order to retain the maximum possible number of jobs and in order to financially restructure FERNBACH-Software S.A.:

1. All company benefits negotiated in the past with the works council are suspended until further notice. More specifically, these benefits comprise:

     -  Meal vouchers
     -  Free drinks
     -  Parking space allowance of 700 LUF
     -  Out-of-town compensation (50.00 DEM/night)
     -  Basic allowance for private telephone calls

     These company benefits will be reinstated by agreement between works council and management after payment of the deferred amounts under sections 2 and 3 below.

2. The workforce defers payment of its net salary for October 1999 by FERNBACH-Software S.A. A written agreement will be drawn up for each employee in order to confirm the amount deferred as well as the later modalities of payment.

3. A maximum of 2 further salaries will be kept available, i.e. the deferment of these two salaries can be spread over the following 5 months. A maximum of 3 salaries will be withheld by the company. The payment of a salary by the company will never be deferred for longer than 6 months.

     The financial situation of the company will be disclosed once a month to the works council by Mr. Jurgen Salz (Financials). The status of the company at such time must be clearly evident and understandable. This arrangement will apply until the salaries have been paid out in full to the employees.

     The deferred amounts will be paid out immediately when the accrued EBIT (= earnings before interest and taxes starting from January 2000) reaches 15% of the company's sales. When this occurs, 20% of the total EBIT will be used to pay the outstanding amounts. Starting from April 2000 there will be a monthly review of the accumulated EBIT (starting from January 2000).

     If the outstanding amounts have not been paid back in full by January 1, 2001, interest will be paid at the going market rate at that time.

     If an employee gives notice of termination, he/she will receive the deferred amounts in the same value and at the same time as all those employees who stay with the company.

4. Payments from the overtime pool are suspended until further notice. The pool will remain untouched. It is possible, by agreement with the employee's superior, to convert pool hours into time off.

     The above measures enter into force upon announcement on Monday, October 25, 1999.


     Luxembourg, October 25, 1999


     For the works council:
     ----------------------

     (signature)                                  (signature)
     Wolfgang Miller                              Sandra Voigt

     (signature)                                  (signature)
     Rainer Seidel                                Christiane Kiewel


     For the management:
     -------------------

     (signature)
     Gunther Fernbach


     By agreement with Walter Schipper and Manfred Fingerhut for FERNBACH-Software AG, Germany, and Urs Bolt for FERNBACH-Software AG, Switzerland, these companies likewise accept the above-indicated measures.

                                Loan Agreement


Lender:      FERNBACH-Software S.A.
             7a, rue Robert Stumper
             L-2557 Luxembourg

Borrower:    Mr. Gunther Fernbach
             9, rue Dicks
             L-7229 Bereldange



The lender shall, from October 26, 1999 until December 31, 2000, grant the borrower a loan with a balance as at October 26, 1999 in the amount of

                                 1,250,000 LUF

The loan shall be subject to interest annually in arrears at an interest rate of 6% p.a. on the loan amount granted.

The borrower may at any time repay the loan in whole or in part.

Luxembourg, October 26, 1999



(signature)                                                      (signature)
Lender                                                           Borrower

Agreement on the Transfer of a Loan

between:

Software International S.A.                  FERNBACH Financial Software S.A.
7a, rue Robert Stumper                       7a, rue Robert Stumper
L-2557 Luxembourg                            L-2557 Luxembourg

FERNBACH-Software S.A.                       FERNBACH-Software AG
7a, rue Robert Stumper                       Bellariastr. 82
L-2557 Luxembourg                            CH-8083 Zurich


Preamble
FERNBACH-Software S.A., Luxembourg, granted, by agreement dated December 28, 1998, a loan (hereinafter referred to as the loan) to FERNBACH-Software AG, Zurich, in the amount of 580,661.62 SFR to Software International S.A., Luxembourg, a liability in the identical amount vis-a-vis FERNBACH-Software S.A., Luxembourg.

Agreement
Software International S.A., Luxembourg, transfers the loan and the liability with all rights and obligations with effect from October 1, 1999 to FERNBACH Financial Software S.A., Luxembourg.

FERNBACH-Software S.A., Luxembourg, consents to the transfer of the loan to FERNBACH Financial Software S.A., Luxembourg, and undertakes to comply in full with all the obligations named in the original loan agreement dated August 20, 1998 vis-a-vis FERNBACH Financial Software S.A., Luxembourg.

FERNBACH-Software S.A., Luxembourg, consents to the transfer of the liability to FERNBACH Financial Software S.A., Luxembourg.

The term of the loan between FERNBACH Financial Software S.A., Luxembourg, and FERNBACH-Software AG, Zurich, is hereby extended until December 31, 2000 under otherwise unchanged terms and conditions.

Luxembourg, September 30, 1999


(signature)                                  (signature)
Software International S.A.                  FERNBACH Financial Software S.A.


(signature)                                  (signature)
FERNBACH-Software S.A.                       FERNBACH-Software AG

FERNBACH-Software S.A.                                 As at Dec. 10, 1999

Deposit of trademarks

--------------------------------------------------------------------------------
Trademark      Holder       Scope       Countries     Duration from       to
--------------------------------------------------------------------------------
Table cf. German original page

                                HypoVereinsbank

HYPOVEREINSBANK
LUXEMBOURG


Fernbach Software S.A.                             Copy for Fernbach S.A.
7, Rue Robert Stumper                              Copy for HypoVereinsbank
                                                     Luxembourg S.A.
L-2017 Luxembourg                                  Copy for Norddeutsche
                                                     Landesbank Luxembourg S.A.

                                                               November 24, 1999

Loan agreement for LUF 80,000,000.-- dated August 7, 1998/August 13, 1998/August 31, 1998; account no. 418.789
Lenders: Norddeutsche Landesbank Luxembourg S.A. and HypoVereinsbank Luxembourg S.A.
Borrower: FERNBACH Software S.A.

Ladies and Gentlemen,

We refer to the loan agreement concluded on August 7, 1998/August 13, 1998/August 31, 1998 between Fernbach S.A., Norddeutsche Landesbank Luxembourg S.A. and Vereinsbank International S.A. and inform you of the following:

We are willing to extend your loan until December 29, 1999 on condition that
 .    you duly pay the loan interest due as at November 29, 1999 in the amount of
     LUF 265,498.--;
 .    you send us every month unsolicited a list of the outstanding accounts receivable.

Purpose of loan: Operating loan

Repayment:       The loan amount including interest and any other costs is due for final repayment on December 29, 1999 at the latest.

All the other terms and conditions of the agreement dated August 7, 1998/August 13, 1998/August 31, 1998 remain valid without change.

Our General Terms and Conditions of Business additionally apply. We request that you return to us two copies of this agreement, signed with legally binding effect, as a token of your approval.

Made out in three originals.

Luxembourg, November 26, 1999  FERNBACH Software
                               Societe Anonyme
                               (signature)

Luxembourg, November 24, 1999   HypoVereinsbank Luxembourg
                                Societe Anonyme
                                (signature)

Luxembourg, November 25, 1999   Norddeutsche Landesbank Luxembourg
                                Societe Anonyme
                                (signature)

Annex C 14.1 (5)
----------------

           Schedule of agreements from C 14.1 (4) * DM 15,000/month


-------------------------------------------------------
Commercial leases                 Monthly amount (EURO)

FERNBACH Luxembourg
-------------------
Office premises                   38,286.14

-------------------------------------------------------


A copy of the agreement is appended.

* means greater than

SPECIFICATION FOR THE CONSTRUCTION OF A NEW OFFICE BUILDING
SCORPIO IN GASPERICH


    1.    OFFICE ROOMS AND THEIR FIXTURES AND FITTINGS

  1.1.    Floors and bases:
          ----------------

1.1.1.    Floors of office rooms: raised floor overall height: 120 mm.

1.1.2.    Floors of office rooms:
          ----------------------

          Contractor's choice of carpet floor covering up to a price of the day of 1000 flux/m/2/ incl. fitting excl. VAT. The costs of baseboards are contained proportionally in the unit price.

1.1.3.    Floors of wet rooms:
          -------------------

          WC and teamaking kitchen: customer's choice of tiles up to a price of the day of 2000 flux/m/2/ excl. VAT incl. fitting. The costs of permanently elastic joints at the transitions to the wall are contained in the unit price.

  1.2.    Covering of walls:
          -----------------

1.2.1.    Covering of office rooms:
          ------------------------

          Wall covering of interior walls with plaster 1.5 cm and latex spray as at Digital.

1.2.2.    Covering of wet rooms:
          ---------------------

          A. WC wall covered in customer's choice of tiles up to a price of the day of 2000 flux/m/2/ excl. VAT incl. fitting. The costs of permanently elastic joints at the transitions are contained in the unit price.

          B. Teamaking kitchen: tiles, price with fitting 2000 flux/m/2/ excl. VAT.

  1.3.    Room ceilings:
          -------------

1.3.1.    Room ceilings in office rooms: latex spray

1.3.2.    Room ceilings in wet rooms: suspended ceiling of plates.

  1.4.    Kitchen:
          --------

          All floors have a kitchen equipped with:
          sink unit, refrigerator, dishwasher, electric cooking range and microwave.

                                SCORPIO S.A.

                                C/O GIORGETTI CARLO

                                5 rue Emile Bian
                                L - 1235 LUXEMBOURG



                                Luxembourg, June 9, 1997


FERNBACH SOFTWARE
7 A rue Robert Stumper
L - 2557 LUXEMBOURG



Our ref.: GC/DSM.



ADDITIONAL CLAUSE TO COMMERCIAL LEASE
-------------------------------------

Between:    SCORPIO S.A.
            7, rue Robert Stumper
            L - 2557 LUXEMBOURG

represented by Mr. Carlo GIORGETTI, hereinafter referred to as the "lessor", party of the first part

and:        FERNBACH SOFTWARE
            10, rue de Vianden
            L - 2680 LUXEMBOURG

herein represented by Mr. E. WEISS, hereinafter referred to as the "lessee", party of the second part

ARTICLE I:  36 motor vehicle parking spaces (instead of 42)
            30 m2 second cellar
            118.-/m2 month additionally for extra costs as per appended Annex I

SUMMARY
-------

792 m2 second floor    office rooms
764 m2 third floor

------------------
1556 m2 X (650 + 118) =            1,195,008.-

* 36 motor vehicle parking spaces

36 X 4,000.-                         144,000.-

* 60 m2 cellar

60 X 200.-                            12,000.-

                                   ---------
                                   1,351,008.-  + VAT


ARTICLE II: The additional rental of 118.-/m2 month is based on a term of 9 years. If the lessee leaves the building earlier, this additional rental shall be paid as follows:

             9 years less the real term in years times 118.-x1556 = 183,608.-x12 2,203,296.-+ VAT, less the interest for the remaining term (cash value).
             Furthermore, the lessee shall be entitled to sell the aforementioned fixtures and fittings to the next tenant.




The lessee                                                         The lessor
(signature)                                                        (signature)
E. WEISS                                                           C. GIORGETTI

                                    ANNEX I


Our ref.:  GC/DSM
Re:        Building SCORPIO - LUXEMBOURG


SCORPIO FERNBACH SOFTWARE


Additional price for extra fixtures and equipment
-------------------------------------------------

(figures and French text cf. German original page)

Summary:
 1. Distribution boards 2nd floor       (figures cf. German original page)
 2. Distribution boards 3rd floor
 3. Cable ducts 2nd floor
 4. Cable ducts 3rd floor
 5. Cable ducts workshop cellar
 6. Floor sockets 2nd floor
 7. Floor sockets 3rd floor
 8. Switch material 2nd floor
 9. Switch material 3rd floor
10. Switch material cellar
11. Lighting 2nd floor
12. Lighting 3rd floor
13. Lighting cellar
14. Fire alarm system
15. Fire alarm system 3rd floor

Carpet, INTERFACE: additional price

Additional triangle in granite

Lamps

(2 lines of French text cf. German original page)

Light tube 100

Siemens

TOTAL EXCL. VAT

(2 lines of French text cf. German original page)

                               COMMERCIAL LEASE



Between:       SCORPIO S.A.
--------
               7A, Rue Robert Stumper
               L - 2557 Luxembourg

               represented herein by Mr. Carlo Giorgetti:
               hereinafter referred to as the "lessor":
               party of the first part



and:           FERNBACH SOFTWARE
---
               10, rue de Vianden
               L - 2680 Luxembourg

               represented herein by Mr. Eberhard Weiss:
               hereinafter referred to as the "lessee":
               party of the second part

EXPRESSLY THE FOLLOWING AGREEMENTS HAVE BEEN MADE:
-------------------------------------------------

Article I: Leased premises
--------------------------

The lessor shall lease to the lessee, who agrees to such leasing, the below-indicated premises:

inside a building 7A Rue Robert Stumper, Gasperich of following address:

a floor as marked on the appended ground plan; more specifically:

- 792 square meters on the 2nd floor for use as office premises;
- 764 square meters on the 3rd floor for use as office premises;
- 42 motor vehicle parking spaces;
- 1 cellar of approx. 30 m/2/

These premises are well known to the lessee, who requires no more comprehensive description of the said leased premises. The appended description of furnishings and equipment is a constituent part of the present agreement.

The lessor shall grant the lessee, its agents and visitors a right of passage existing in favor of the lessee; said right of passage shall relate to the main entrance, entrance and intermediate halls, staircases and elevators as well as to the halls and corridors leading to the leased premises.


Article II: Designated purpose of the leased premises
-----------------------------------------------------

The leased premises shall be used exclusively as high-quality office space.

The lessee may not, without special consent of the lessor to be granted in writing in advance, in any way change the designated purpose of the leased premises.

The present commercial lease does not constitute a commercial lease for business premises, but a commercial lease for premises for professional use thereof, with the consequence that the lessee shall in no case benefit from the legal protection of premises for commercial transactions and shall likewise not benefit from legal extension of the leasing period.

The motor vehicle parking spaces are intended exclusively for passenger cars and small vans.

Advertising billboards may be erected by agreement with the lessor.


Article III: Term of the lease
------------------------------

The present lease is concluded for a term of 9 consecutive years beginning on June 1, 1997 and ending with full legal effect at midnight on May 31, 2006.

The lessee may interrupt the lease after a period of six years (May 31, 2003), subject to six months prior notice delivered by registered letter.

If, for lack of space, the lessee moves into a building of its own, the lease may be terminated subject to a period of notice of 6 months. The minimum term of the lease, however, shall be 4 years.

At the end of the contractually agreed leasing period of nine years, the lease shall be extended each time by a further 1 year unless terminated by either of the two parties by registered letter delivered six months prior to the end of the lease.


Article IV: Rental
------------------

The approval and acceptance of the lease shall be in return for a basic monthly rental of the following amount (figures given in Luxembourg francs):

1,011,400 Flux (650 flux/m/2//month) + VAT for the office premises; 168,000 Flux (4,000 flux/space/month) + VAT for the motor vehicle parking spaces;
6,000 Flux (200 flux/m/2//month) + VAT for the cellar

Total: 1,185,400 Flux + VAT
---------------------------

The rental shall be payable on the first day of each month in advance; payment shall be made in a legal payment medium of the Grand Duchy of Luxembourg into the account specified by the lessor.

The rental shall become due and payable on the day on which the present lease enters into effect.

The rental shall become due for payment simply upon occurrence of the specified payment date; the occurrence of such date shall be regarded as default.

If the rental is paid with a delay of more than 60 days, then the owner shall be entitled to terminate the lease after one single unsuccessful request by registered letter, notwithstanding any safeguarding measures to be taken.

After the furnishing works, an annex shall be added to the lease detailing the additional costs.


Article V: Adjustment of the rental
-----------------------------------

The basic rental shall be tied to the cost-of-living index, based on the official measure of that index, of 535.29 (base index), which is published regularly by STATEC.

Once a year, on the anniversary of the present lease, the rental shall without prior default be adjusted to the cost-of-living index. At no time, however, may the rental thereby fall below the amount at which it stood up until the day of the adjustment in question.

This adjustment of the rental shall be carried out using the following formula:

    Basic rental x new index = adjusted rental
    ------------------------
    Base index


Article VI: Expenses and taxes
------------------------------

A. Taxes and levies
   ----------------

With the exception of the land tax and all taxes legally to be borne by the lessor, all taxes, levies and contributions of whatever kind as well as the taxes on the commercial activity of the lessee as well as the taxes, present and future, on occupancy of the leased premises as well as any value added tax shall be borne exclusively by the lessee.

B. Communal expenses
   -----------------

Starting on June 1, 1997 the lessee shall additionally pay to the administrator (Jones Lang Wootton secs.) of the property, to the exemption of the lessor, its share of the communal expenses. The communal expenses relate in particular to the costs in respect of:

a)  maintenance of the heating systems;
b)  supply of hot and cold water in the communal premises;
c)  each consumption of energy;
d) the periodic inspection of all fire protection systems as well as all other inspections required by law or regulations or recommended by an approved inspection agency;
e)  maintenance and cleaning of the building;
f) the fees of the administrator, according to the agreements between the administrator and the lessor;
g) the premiums payable by the lessor for the building insurances; the thereunder covered risks are named below in Article XVI;
h)  maintenance of the plants, grounds and side areas of the building;
i) those costs indispensable for guaranteeing, for the majority of users of the building, the security of persons and merchandise within the property;
j)  costs for the elevators.

This enumeration of cost items is indicative and not exhaustive.

As soon as possible after completion of the invoices (the following due dates are planned for this purpose: March 31, June 30, September 30 and December 31) - but at least once a year - the lessor or the building administrator shall prepare an overview showing the actual amount of all costs borne by it.

The correctness of such overviews shall be certified by the management of the lessor. Said overviews shall be finally binding on the parties. The lessee shall be authorized, on the premises of the building administrator (Jones Lang Wootton secs.), to inspect the original documents in which the costs are listed.

The participation of the lessee in the above-indicated costs shall correspond to its proportion of the premises, in the following amount:

    Office premises:                    4,967 ten thousandths;
    Motor vehicle parking spaces:         210 ten thousandths;
                                        ---------------------
    Total:                              5,177 ten thousandths.

This total amount shall, within ten days after being requested, be paid into the account specified by the lessor or its administrator. Furthermore, the lessee shall pay into said same account on June 1, 1997 a fixed deposit which shall be used as working capital. Such deposit shall not, therefore, be reduced automatically and directly on the basis of the invoices for the actually incurred costs, but shall be returned upon expiration of the lease or in the event of early termination.

Such deposit shall not bear interest.

The deposit shall amount to Flux 405,000 Luxembourg francs. The estimate of such amount shall relate to the costs actually incurred in the four months, according to the overview below.

It is agreed that, upon request by either of the two parties, such deposit may be adjusted up or down if there is an identifiable deviation by more than 10 percent from the average of the actual costs incurred in the four previous quarters in respect of the property.

C. Personal expenses
   -----------------

The leased premises shall be equipped with a system for the distribution of drinking water and electricity. The consumption costs shall be charged on the basis of the readings of the individual meters.

The charges incurred for such supply measures on the basis of the required contracts as well as the costs of installation and rental and all costs for connection of the meters shall be borne by the lessee.

Insofar as a section of a certain level combines to form a user community for certain parts for the exclusive use of the lessees, the costs of such user community shall be borne exclusively by those users who have formed the section in question. The maintenance of the parts of such user community shall not belong to the tasks of the building administrator.


Article VII: Use of the premises
--------------------------------

The lessee undertakes to use the leased premises with the customary care and attention and not to undertake therein any activity which might adversely affect the peace and quiet in the premises of its neighbors or which might prejudice the standing of the property.


Article VIII: Structural conversions and changes
------------------------------------------------

The lessee may not, without the prior written and special consent of the lessor, cause any structural conversions, modifications, building measures or demolition works to be carried out on the leased premises. Changes to the partition walls may be carried out without the consent of the lessor.


Article IX: Repairs
-------------------

The lessee shall be required to maintain the leased premises in good condition, including any repair works, irrespective of the nature and cause thereof.

In particular, the lessee shall, at its own expense, replace any windows and glass which, for whatever reason, have become smashed or cracked, unless the repairs in question are assumed by the insurance companies of the building.

Insofar as such repairs are borne by the insurance companies of the building, the lessee shall share in the costs in the amount of the excess (deductible) specified in the insurance contract for the building. The lessee shall be obliged to carry out the repairs and necessary replacements in respect of the locks on doors and windows. The same shall apply to hinges and latches, taps and sanitary installations which suffer impairment, unless such impairment relates to hidden defects of the installation.

The lessee shall maintain the premises in good condition as far as the interior painting is concerned. The lessee shall protect the water pipes, radiators and sanitary installations against frost. The lessee shall clean the inside surfaces of the window panes such that they are always in a clean condition. The lessee shall be responsible for the upkeep of the window frames and floor coverings.

The lessee shall grant free access to the lessor or its agents and to all other persons instructed by the lessor, so that they are able to carry out the necessary inspections and repairs and to examine the general condition of the premises.

If the operation of the facilities and services of the building is interrupted for a reason beyond the control and will of the lessor, and provided the lessor is able to demonstrate that it applied the requisite and reasonable care in order to guarantee the operation or repair of the facilities and services, the lessee shall not be entitled to demand compensation on the basis of the therefrom arising disadvantages suffered by the lessee.


Article X: Provision of security
--------------------------------

In order to provide security in respect of compliance with all the obligations incumbent on it under the present lease, the lessee shall, prior to signing of the lease, provide the lessor with a bank guarantee, from a bank approved by the lessor, in the amount of half a year's rental, to be delivered no later than one month after signature.

If there is an increase in rental as provided for under Article V, the lessee shall be obliged suitably to adjust its provision of security so that the security always is equivalent to half a year's rental.

Such provision of security shall not be limited in time and shall apply until all the obligations of the lessee have been complied with.

Such security shall be released upon termination of the lease after the lessee has furnished proof of its full compliance with the obligations incumbent on it.

During the term of the lease, such security may under no circumstances be offered or used by the lessee, either in whole or in part, for payment of the rental or of other contractual liabilities.

However, should the lessee default on its payments, such security may be used by the lessor in order to compensate for any outstanding payments or other breaches of its obligations by the lessee, including rental payments and communal expenses.


Article XI: Assignment / subleasing
-----------------------------------

The premises under the present lease may not be assigned or subleased by the lessee, either in whole or in part, without the express and written consent thereto of the lessor. However, the lessor may not refuse without a valid reason.

If the lessor approves the subleasing or assignment of the lease, the lessee and sublessee / assignor and assignee shall be liable jointly and severally and indivisibly vis-a-vis the lessor for all obligations arising under the present lease.

Therefore, the lessee shall be responsible for requiring the sublessee / assignee to sign corresponding undertakings vis-a-vis the lessor, unless the lessor expressly waives such undertakings.

The term of the sublease shall under no circumstances exceed the term of the present lease. The lessee shall provide the lessor with a copy of the signed sublease, within thirty days after its signing.


Article XII: Insurances / waiving of right of recourse
------------------------------------------------------

In order to prevent the duplication of recourse proceedings and in order to be able to obtain low premiums, all insurance contracts in respect of the property and use thereof shall be concluded by the lessor.

The corresponding insurance premiums shall be distributed in accordance with
Article VI B of the present lease.

The lessee shall, at its own expense, insure all movable objects belonging to the fixtures and furnishings of the leased premises. At least the risks of fire, explosion and water damage shall be covered by the insurance. The lessor shall, at its request, be provided with a copy of such insurance contract.

The insurance contracts shall state that the insurance may lose its effects, for whatever reason, only if the lessor receives a corresponding notification one month in advance.

The parties to the present lease mutually waive any and all rights of recourse which they might assert against each other and also waive those rights of recourse which they might assert against the following persons: against the owner, the holder of the heritable building right, the lessee, the sublessee, the assignor, the assignee, the user, the building administrators and the security personnel of the building as well as all persons who are in their service or who act on their instructions, this applying in the event of any damages suffered by reason of detrimental events, such as fire, water damages or accidents; they undertake to require all sublessees and users to make an identical waiver. However, the right shall be reserved to seek recourse against the perpetrators of serious or intentionally committed acts of misconduct.

If the actions of the lessee or of the persons for whom the lessee is liable result in an increase of the insurance premiums to be paid by the lessor and the other lessees of the property, then such increase of premium shall be borne exclusively by the lessee.


Article XIII: Bankruptcy
------------------------

In the event of bankruptcy or extrajudicial or judicial composition or in the event of the insolvency, winding-up or liquidation of the company of the lessee, the present lease shall automatically be terminated.

If the company of the lessee is wound up or liquidated by proceedings not identical to bankruptcy proceedings, the lessee shall pay a re-leasing compensation in the amount of half a year's rental as at the time in question, without prejudice to the other obligations arising under the present lease and which are at the expense of the lessee in the event of the early termination of the lease.


Article XIV: Viewing of the premises
------------------------------------

Within six months before expiration of the lease as well as in the event of the sale of the property, the lessee shall permit the placing of signs at visible locations on the property, such signs making reference to the renting or sale of the property.

The lessee shall likewise be obliged to permit the leased premises to be viewed by persons accompanied by an agent of the lessor, at any time between 9 a.m. and 5 p.m. from Mondays to Fridays.

Article XV: Value added tax option
----------------------------------

Since the building to be leased is subject to value added tax, the lessee undertakes to forward a value added tax declaration to the "Administration de l'Enregistrement".


Article XVI: Date of communications
-----------------------------------

For all communications effected in the form of registered letters in performance of the present lease, it shall apply that such communications were made on that day on which the registered letter was posted, the date on the receipt being the determining date.


Article XVII: Agent's fees
--------------------------

The lessee undertakes under the present lease to pay agent's fees in the amount of one month's rental, i.e. 1,185,400 Flux + VAT to Jones Lang Wootton, 7 boulevard Royal, L-2449 Luxembourg, payable after invoicing in January 1997.


Article XVIII: Indication of address for summoning and performance
------------------------------------------------------------------

In respect of all purposes associated with the present lease, the lessee gives the leased premises as its address for summoning and performance.


Article XIX: Litigation
-----------------------

In the event of litigation, the courts of Luxembourg shall have exclusive jurisdiction.



Made out in Luxembourg in three copies on December 19, 1996. One of these copies is intended for registration. Both parties confirm likewise having received their own copy.




(signature)                                  (signature)
The lessee                                   The lessor

                                          Luxembourg, September 28, 1999 chm/clo



List of current non-Y2K-compliant systems in the FERNBACH group of companies


Application             System                  Reason for non-        Solution
                        (environment)           Y2K-compliance
--------------------------------------------------------------------------------------------
Time report:            PC 386 with UNIX        Manufacturer's         Time recording is
Centrally used in       ORACLE 6.0              statement on           carried out by
Luxembourg                                      ORACLE 6.0             ORACLE applications,
                                                                       presently in project
                                                                       phase of introduction

According to the current status of the internal Y2K project, all other systems in operation are Y2K-compliant in the current version according to our own findings and also according to explicit manufacturer statements.



(signature)
Christian Muller
Director of Production Services

Annex C 14.1 (7)
----------------


                       List of non-Y2K-compliant systems


* Appended

Annex C 14.1 (8)
----------------

                      List of industrial property rights

Appended is an overall summary of the products marketed by FERNBACH.

In addition, the following trademarks have been protected or applied for:

--------------------------------------------------------------------------------
Trademark                     Place                                Status
--------------------------------------------------------------------------------

(cf. German original page)    (cf. German original page)           Applied for
                                                                   Applied for
                                                                   Protected
                                                                   Protected
                                                                   Protected
                                                                   Protected
                                                                   Protected
--------------------------------------------------------------------------------

Copies appended.

Annex C 13 (2)


                         Over-indebtedness/insolvency


FERNBACH-Luxembourg
-------------------

The company is over-indebted. Under Luxembourg law, however, over-indebtedness does not constitute a reason to institute bankruptcy (insolvency) proceedings. Liquidity problems are to be solved through the commitment on the part of Brokat.


FERNBACH-Germany
----------------

Over-indebtedness threatens at the year's end. Ceding of priority by FERNBACH-Luxembourg is possible (corresponding accounts receivable exist; no more payments are being made to Luxembourg).


FERNBACH-Switzerland
--------------------

The company was already over-indebted in 1998. A declaration ceding priority has been made and must, if necessary, be increased.


FERNBACH-Ireland
----------------

Over-indebtedness threatens at the year's end. Ceding of priority by FERNBACH-Luxembourg is possible (at present, financing is through a current account on the part of FERNBACH-Luxembourg).

                     Status of project "Interface for KAR"
                             (agreement No. 9825)
                               at Wustenrot Bank

The project "Interface for KAR" is on schedule and will probably be able to be completed without delay (January 11, 2000). No technical problems are to be expected.



Luxembourg, October 21, 1999            (signature)
                                        Gerhard Lohmann (project manager)



Enclosure:
Minutes of status meeting held on September 15, 1999

                                                                  Wustenrot Bank


MINUTES OF MEETING

Taking part: Mr. Fernbach / FS, Ms. Kafer / WB-BI, Ms. Heinel / CMG, Mr. Hartlieb / Extern, Mr. Hoffmann / WB-BI, Mr. Kohler / WB-SO, Mr. Lohmann / FS, Mr. Neissendorfer / WB-ODV, Mr. Schneider / WB-ODV, Mr. von Rosen / WB-ODV, Mr. Ruckteschler / WB-ODV, Mr. Stein / WB-SO

Meeting held on: September 15, 1999

For information of: Dr. Maile / WB-VOR, Mr. Kaag / WB-REV, Mr. Michel / WB-SOKI, Mr. Vogt / WB-BI

Project manager: Mr. Schneider

Minutes taken by: Mr. Schneider

Project name: Machine connection SAMBA
Project number: 27100377

-------------------------------------------------------------------------------------------------------------------------------
Result            Keyword                                Text of result                                    Dates, remarks,
 No.:                                                                                                      agents

070 F       Current project           .  The status of agreement was explained by Ms.
            status                       Heinel. A copy of the status report is appended.

                                         The file of co-obligors has not so far been
                                         processed in BADAS. Import can take place
                                         independently of import of the transactions and is
                                         to be performed as quickly as possible in order
                                         correctly to permit agreement of the KWG reports.

                                         The program for merging the two Samba files from
                                         DepotA-Manager and BADAS is coming up to
                                         completion. The required DepotA-Manager file as at
                                         June 30, 1999 has in the meantime been made
                                         available.

                                         The cumulative positions of BISTA-old are so far
                                         correct. There are differences merely within the
                                         individual runtime bands. The parameterization
                                         corrections required for rectification will be
                                         carried out by WB-BI.

                                      .  FS feels that the system is presently once again
                                         stable. The Oracle error in mid-August was
                                         rectified by the installation of a new patch.

                                      .  The programs for Delta processing in BADAS have
                                         been installed on the production computer and have
                                         been tested on the basis of two working days under
                                         month. No capital or interest term
-------------------------------------------------------------------------------------------------------------------------------

  Key: A = Request with date B = Decision of project members E = Recommendation F = Statement

-------------------------------------------------------------------------------------------------------------------------------
                                        data have been taken into consideration in the Delta
                                        calculation. The time for a full import only of the changed transactions (incl. calculation thereof) was
                                        thereby reduced on days different from end-of-month
                                        from 34.20 hours to 3.78 hours. It has not yet been
                                        possible to test the modified programs for LR/SAMBA
                                        processing, with the result that the times have
                                        been estimated. For a complete run of BADAS under
                                        month (import, LR/SAMBA and file generation) there
                                        is an estimated runtime of 10.78 hours.

                                        The comparison table prepared by FS for this
                                        purpose is appended to the minutes.

071 F/A     Compression,              A further improvement in performance can result
            savings accounts          from the compressed delivery of the savings
                                      accounts.

                                      The specialist requirements for this purpose are to
                                      be named.                                                          WB-B1

                                      Compression is to be considered as an option and is
                                      for the time being not being implemented in the
                                      current project.

072 F       End of project            Owing to the delays named in the annex to the
                                      minutes of meeting dated August 31, 1999, there is,
                                      from the viewpoint of FS, a postponement of the
                                      date for the end of the project until October 11,
                                      1999.

                                      Wustenrot Bank (WB) states that it is in agreement
                                      with such postponement. All the delays caused by WB
                                      up to September 15, 1999 are hereby covered and can
                                      no longer be set off.

                                      Any future delays from the viewpoint of FS caused
                                      by WB are to be named immediately and agreed with
                                      WB.

073 F/A     Technical agreement       The Delta processing presently implemented by FS is              FS /WB-BI /
            Delta                     to be technically agreed in each case. It is to be               Ms.  Heinel
                                      decided in cooperation with the specialist                       Oct. 8, 1999
                                      department which portfolios are to be used for such
                                      technical agreement.

074 F       SAMBA processing          The test of SAMBA processing in the Novell network
                                      went without problem. The initial difficulties have
                                      not reoccurred since.

075 F       KWG reports               Owing to the postponement of the end of the project
                                      until October 11, 1999, KWG monitoring cannot as
                                      planned be performed by machine with effect from
                                      (date illegible) 1999.

                                      However, since WB-BI had anyway planned manual
                                      reconciliation parallel to machine reporting
------------------------------------------------------------------------------------------------------------------------------

  Key: A = Request with date B = Decision of project members E = Recommendation F = Statement

-------------------------------------------------------------------------------------------------------------------------------
                                      for a period of around one month, this circumstance
                                      can be regarded as non-critical.

076 F       New liquidity             An additional FS component is required for the new
            principle                 liquidity principle.

                                      The planned delivery date for this component is
                                      November 13, 1999.

077 F/A     Offer for system          The date for submission of the offer for system                      Mr. Lohmann / FS
            support                   support by FS has been extended to October 15, 1999.                 Oct. 15, 1999

078 F/A     Delivery, loans           In order to permit suitable Delta processing for
                                      loans, the delivery of the term data for loans must
                                      be changed as follows:

                                      The original term in months is delivered in the
                                      field TRS_DURATION_SHN for loans and notices of
                                      consent.

                                      Capital term from is filled with the acceptance
                                      date. Capital term until is calculated on the basis
                                      of the acceptance date and the original term.

                                      The due date check in BADAS and SAMBA is switched
                                      off.

                                      The parameterization is to be changed to the                         Ms. Heinel
                                      original term in months.                                             Sep. 21, 1999

                                      Lower-ranking loans are identified by "N" at the
                                      sixth place of the profit center. Thus, the
                                      delivery of around 40,000 lower-ranking securities
                                      can be dispensed with. The parameterization is to
                                      be adjusted.

079 F       Presence of Ms.           The support of the WB specialist department by Ms.
            Heinel                    Heinel starting in October is planned on the
                                      following dates:

                                      .  Oct. 4 - Oct. 10, 1999
                                      .  Oct. 19 - Oct. 22, 1999
                                      .  Nov. 2 - Nov. 5, 1999
                                      .  Nov. 15 - Nov. 16, 1999
                                      .  Dec. 1 - Dec. 3, 1999
                                      .  Dec. 16 - Dec. 17, 1999

080 F       Next project status       The next project status is to be submitted to WB by
                                      FS by fax as at September 24, 1999.

                                      If major problems arise, a project status meeting
                                      will be held at short notice in Ludwigsburg on
                                      September 27, 1999.
-------------------------------------------------------------------------------------------------------------------------------

  Key: A = Request with date B = Decision of project members E = Recommendation F = Statement

                                                                  Wustenrot Bank
Status Report - Machine connection SAMBA

Date: September 14, 1999

Subject 1: EMU-Bista reconciliation as at May 31, 1999
Since, with separate LR/SAMBA processing, the address information of June 30 was co-processed, there were substantial differences in the reconciliation result in the branch-of-industry area. Thereupon, the portfolio as at May 31 was not reconciled.

Subject 2: EMU-Bista reconciliation as at June 30, 1999
As at June 30, all relevant forms were reconciled. The specialist department approved the results. Deviations from the currently prepared reports result through:
-  differences within the term, (rules on Sundays and public holidays in SAMBA)
-  subsequent manual corrections
-  differences in customer system
-  changes of balances in SAP
-  newly introduced product keys, now provided for in BADAS
-  two non-delivered accounts; cause of incorrect delivery was remedied

Not yet examined is the change for the position of the installment loans which are delivered to BADAS with a new profit center.

(see detailed list in Excel sheet)

Subject 3: BISTA - old as at June 30, 1999
The Bista - old was reconciled by the specialist department.

Subject 4: Reconciliation - principle I as at June 30, 1999
The positions in forms SA1.1 and SA3 were reconciled. Deviations result through:
- different treatment of balance sheet assets, secured by local authorities which are left out of consideration in SAMBA
-  securities with a balance * 1000 since these are not delivered to BADAS
-  systematic differences resulting from the deviations in BISTA

Subject 5: Reconciliation - KWG as at June 30, 1999
The reports according to (S) 14 have been examined.
A statement on the correct processing of the large-scale loans is only possible with the additional processing of the data from the Depot A-Manager.

Unresolved points:
Exclusion of the accounts not relevant for KWG (general ledger, collation accounts)
Co-obligors
The forms of the KN statistics are only partially evaluated.

--------------------------------------------------------------------------------
Borrower statistics           V1                        Financial institutions
                                                        which are shown
                                                        differently in BISTA
--------------------------------------------------------------------------------

* denotes less than

--------------------------------------------------------------------------------
(table cf. German original                              Differences:
page)
                                                        -  Loans which are
                                                           delivered with a
                                                           corresponding
                                                           security are shown in
                                                           SAMBA completely as
                                                           mortgage loans
--------------------------------------------------------------------------------
                                                        See above
--------------------------------------------------------------------------------


Conclusion
Around 2 days are required for the completion of the reconciliation work of the KN statistics.

The completion of the KWG reports depends on the processing of the co-obligors and the merging of the Samba files (Depot A Manager). Around 5 further days are required for reconciliation.

                                   Addendum

                                      to

                           Master Agreement No. 1129

                                concerning the

                     Supply/Commissioning and Maintenance

                                      of

                                   Software



                                    between

                             FERNBACH-Software AG
                              D - 65760 Eschborn

                          hereinafter referred to as

                                 "contractor"

                                      and

                       MERCK FINCK & CO. PRIVATBANKIERS
                                Pacellistr. 16
                               D - 80333 Munchen

                          hereinafter referred to as

                                   "client"


                                                   Last revised: October 5, 1999

                     Addendum to Master Agreement No. 1129
                                    between
                             FERNBACH-Software AG
                                      and
                       MERCK FINCK & CO. PRIVATBANKIERS

The object and purpose of the present addendum is the contractual regulation of the details of project phase II (as provided for in the preamble of agreement
1129).

Project phase II shall be planned jointly by the client and the contractor. The goal is implementation in the first half-year of 2000 within two directly consecutive months. Planning shall be based on the project plan in Annex 1 to the present addendum.

The present addendum shall be governed by the provisions set out in agreement 1129 with the following exceptions:
     -----------------------------

1.A5. from Annex 1.A: Special agreements, general
Paragraphs 2 to 6 deleted.

1.A6. from Annex 1.A: Special agreements, general
Deleted.

1.A8. from Annex 1.A: Special agreements, general
Deleted.

1.B2. from Annex 1.B: Agreements on payment

The payment dates planned for November 15, 1999 and for December 15, 1999 are each moved to the 15th day of the two implementation months according to the jointly agreed plans for project phase II.



____________________________________    ______________________________________
Place, date                             Place, date


____________________________________    ______________________________________
MERCK FINCK & CO. PRIVATBANKIERS        FERNBACH-Software AG

               Annex 1 to Addendum to Master Agreement No. 1129

(table cf. German original page)

Project step

1   Approval, phase I

2   Provision of transmission data for DW 3.0 interfaces

3   Phase II: Migration DW 2.0 delivery to DW 3.0
3.1 Project initialization (phase II)
3.2 Commissioning of data pool (phase II)
3.3 Calculation kernel (supplementation of parameterization)
3.4 BADAS-LR/SAMBA (phase II)
3.5 System integration test (phase II)
3.6 System installation, production environment
3.7 Production transfer (phase II)


This project plan serves as a model. The actual planning will take place by mutual agreement between MERCK FINCK & CO. and FERNBACH-Software.

                       "BADAS - SAMBA, Part 2", Phase I
                                Project Status
                                October 6, 1999


1.   The previous progress of the project is satisfactory.

2. Technical operability exists: BADAS is capable of processing the delivered transaction, master and market data in such a manner that there is technically perfect supply to the SAMBA reporting software.

3. The following transaction types have been technically reconciled and transferred to production or can be transferred to production:

     .  spot exchange
     .  forward exchange
     .  foreign exchange options
     .  IRS
     .  swaptions
     .  FRA
     .  deposits

4. According to joint plans, the productive start of the following transaction types is planned for October and November 1999:

     .  CFC
     .  DTB-traded options and futures
     .  security

5. As things stands at present and provided that there are no faults or problems, approval for the project "BADAS - SAMBA, Part 2", Phase I can take place in November 1999.



Munich, October 8, 1999



_____________________________
MERCK FINCK & CO

                               Letter of Intent


between

HypoVereinsbank Luxembourg S.A.
4, rue Alphonse Weicker
L-2721 Luxembourg

Norddeutsche Landesbank Luxembourg S.A.
26, route d'Arlon
L-1140 Luxembourg

Software International S.A.
7a, rue Robert Stumper
L-2557 Luxembourg


The three above-mentioned parties hereby declare their willingness to replace the BADAS agreement concluded between the parties on November 16, 1992 incl. all supplements by a new follow-on agreement.

The follow-on agreement stipulates that the reimbursement under the BADAS agreement shall be effected by means of shares in Software International S.A. or by the company which holds the largest shares in FERNBACH Software S.A., Luxembourg.

The contents of the follow-on agreement and the equivalent value in shares will be negotiated between the parties by no later than the end of 1999.



Luxembourg, May 25, 1999                (signature)
Place, date                             HypoVereinsbank Luxembourg S.A.

Luxembourg, May 31, 1999                (signature)
Place, date                             Norddeutsche Landesbank Luxembourg S.A.

Luxembourg, May 20, 1999                (signature)
Place, date                             Software International S.A.

FERNBACH-Software S.A.


                                  BADAS value

--------------------------------------------------------------------------------
                                 NORD/LB                       HypoVereinsbank
                                 Luxembourg S.A.               Luxembourg S.A.

As at Dec. 31, 1993              (figures cf. German
                                 original page)
As at Dec. 31, 1997

As at Sep. 30, 1998

As at Mar. 31, 1999

--------------------------------------------------------------------------------

Note:
-----
The difference in value results from the NLB-specific development of short recording, Reuters dealing and foreign exchange position indications.

Exchange rate EUR/LUF: 40.3399

As at: March 31, 1999

FERNBACH-Software S.A.


                                  BADAS refund

---
(Table cf. German original page)
Werbekosten = Publicity costs
Umsatz = Turnover
Zeitraum = Period
Gutschrift Monat = Credit month
Lastschrift Monat = Debit month
Guthaben = Credit
Okt-Dez = Oct-Dec
Jan-Mrz = Jan-Mar
Gesamt in EUR = Total in EUR
---
*) Publicity costs determined according to the last BMM dated February 6, 1998 **) NLB publicity costs share as from January 1, 1998 = 26.63%
***) HVL publicity costs share as from January 1, 1998 = 14.30%


As at: March 31, 1999

                                        Wustenrot

                                        Wustenrot Bank
                                        Aktiengesellschaft

FERNBACH-Software S.A.
Mr. Fernbach
B. P. 737
L-2017 Luxembourg

This letter written by: Mr. Ruckteschler
Your communication dated: Fax dated May 10, 1999
Our ref.: WB ODV RTR ES
Date: May 10, 1999


Short letter


Dear Mr. Fernbach,

As agreed, please find enclosed a composition agreement agreed with you and already signed by us.

Please send back to us a countersigned copy.

We look forward to successful cooperation as partners.



Yours sincerely,
Wustenrot Bank AG
(signature)



Enclosure
---------

                             Composition Agreement

                                    between

Wustenrot Bank AG, Im Tambour 1, 71638 Ludwigsburg

                                             - hereinafter referred to as "WB" -

                                      and

Fernbach Software AG, Robert-Bosch-Str. 5, 630303 Dreieich-Sprendlingen

                                             - hereinafter referred to as "FS" -


                                   Preamble

1. WB and FS concluded an agreement on August 26/31, 1998 under number 9825 concerning the establishment of a SAMBA interface according to the legal requirements under the capital adequacy guideline in the BADAS system.

2. Because, in the opinion of WB, the system could not be brought into a state as contractually agreed, WB on December 4, 1998 declared its withdrawal from the said agreement and at the same time, as a precautionary measure, gave notice of termination of all maintenance agreements.

For the amicable settlement of the differences of opinion existing between the parties, the contracting parties agree on the following composition:

1. The project forming the object and purpose of agreement number 9825 dated August 26/31, 1998 shall be continued and completed on the basis of the present agreement, additionally on the basis of agreement number 9825 dated August 26/31, 1998.

2. The BADAS system forming the object and purpose of the agreement shall include the following reports:

   . Balance sheet statistics (incl. regional report and EMU statistics) . Borrower statistics (incl. regional report)
   .  Principles I, II and III
   .  KWG [banking law] reports according to (S) 13 and (S) 14

   BADAS processes only the investment book transactions, but not the trading book transactions. In particular, the trading book transactions are not valued in BADAS. Therefore, WB is responsible for mixing the trading and investment book transactions for transfer to SAMBA.

   Forms E and F of the balance sheet statistics, the foreign status and group reports are not included.

3. FS shall by May 14, 1999 carry out a review of the specific and technical project status and shall, in agreement with WB, prepare a plan for the completion and approval of the system. Subject to more detailed agreement with WB, the end of the project shall have been reached by no later than September 10, 1999. FS shall by no later than May 14, 1999 present the agreed project plan to WB for examination and approval.

   The dates May 14, 1999 and September 10, 1999 shall be verified by the project management of FS and shall be discussed between the contracting parties. They shall then - with any changes - be agreed with binding effect on both parties.

4. FS shall, in accordance with the project plan, perform the commissioning of the reporting system on the Unix computer existing at WB, including all technical and specific works. These shall include in particular the parameterization of the system.

5. FS shall also undertake the technical and system-administration support of the UNIX computer both during the project phase and also for a duration of three months after the end of the project and after productive commissioning of the system.

   Throughout the entire project phase, WB shall make available two PCs which maintain access to the WB UNIX system and, concurrently, an ISDN link to FS. Said PCs and, consequently, the WB UNIX system can be used by FS via ISDN 24 hours a day and 7 days a week.

6. The contracting parties shall establish a joint project team responsible for the supervision of progress of the project on the basis of the project plan. For this purpose, each contracting party shall nominate a point of contact who shall represent its interests as a member of the project team.

   The two points of contact shall be responsible for project controlling and shall each have the task of reminding the other party, before the date is reached, about dates and activities which will probably not be able to be completed on time. Mr. Schneider shall be responsible for project controlling at WB and Mr. Fernbach shall be responsible for project controlling at FS.

   FS shall be responsible for the project management of the entire project. Consequently, the project manager may request from WB supporting services agreed under the contract and project. If such supporting services are not correctly provided in respect of quality, quantity or punctuality and if this is made the subject of a written complaint by FS, then such delay caused by WB shall extend the date under section 3 above without consequences for FS.

   Irrespective of the supporting services of WB, overall responsibility shall lie with FS. Mr. Lohmann shall be in charge of overall project management.

7. In the event of discrepancies between still manually determined results and results of the BADAS system, FS shall without delay remedy the responsible defects insofar as such defects fall under the area of responsibility of FS. If the responsible defect lies outside the area of responsibility of FS, WB shall, at its expense, be responsible for ensuring the adaptation of the corresponding WB interface.

     In order to determine the deviations of the report prepared via FS and SAMBA (actual status) from the current report of WB (target status), machine-processable correlation records are required. WB shall, by analogy with SAMBA, make available machine-evaluatable correlation records which show for each reporting item which transactions with which amount are to be included in that item.

8. FS shall, within the framework of the project plan, make the system available, at the times named in the project plan, to the responsible WB specialist department for technical approval. Technical approval presupposes that the system achieves the same results as those produced with the hitherto practiced manual solution or that the deviations are explainable and/or correct and are accepted by WB. The WB specialist department shall, under these conditions, declare its technical approval.

9. A further constituent part of the project shall be the provision of training in the use of the reporting system by the WB balance sheet department. The scope of training and the dates thereof shall be agreed by the project team within the framework of the project plan. WB shall endeavor to concentrate all training participants into a few dates, with the result that the total of all training dates does not exceed five days.

10. The end of the project shall be followed by the phase of overall approval. Overall approval shall be declared by WB if the herein agreed reporting system runs for three months in a continuously stable manner in production and the daily runtime is less than 10 hours. If processing on the last day of the month runs for over 10 hours, but below 20 hours and all other criteria with regard to quality and stability are met, WB shall issue a qualified approval.

     If the qualified approval comes to fruition, the maintenance state of the system shall come into being at WB and the project shall be closed. FS shall be given an additional period of three months in order to shorten the runtime for end-of-month processing such that the end-of-month run ends no longer than two hours after the daily import run. If FS does not succeed in this, WB may demand either the upgrading of the hardware by FS or a contractual penalty in the amount of DM 200,000.

     The runtime of BADAS processing shall commence when all the input files required for BADAS processing have been made available by the DATA-TRADER on the UNIX computer. The runtime shall end when the file "SAMBAIN.DAT" required for SAMBA processing has been created on the UNIX computer for the components balance sheet statistics, principle and banking law.

11. If FS defaults on completion of the project at the agreed end of the project or if, at the end of the overall approval phase of three months, the system proves itself, as of the end of the project, to be unapprovable, WB shall be entitled, upon expiry of an additional period of four weeks, to demand a contractual penalty in the amount of DM 400,000.

     If circumstances arise which are beyond the discretion and control of FS and which result in a delay, then all dates shall be put back accordingly. FS shall be responsible for documenting such circumstances and for presenting plausible proof thereof to the lead member of the project team on the part of WB.

12. FS shall not receive any further remuneration beyond the hitherto paid amounts for the completion of the system. In return, WB shall declare the termination of the agreement of December 4, 1998 to be null and void.

     Within the framework of the present project, FS shall install the data pool release 3.0. WB will thereby save considerable follow-up costs, because, if the original agreement were continued on the basis of release 2.0, costs would be incurred for the largely unavoidable software update. WB declares its willingness, after successful completion of the project, to make a goodwill payment for release 3.0. The amount of the goodwill payment shall be at the discretion of WB; FS shall have no binding claim to such payment.

13. Any additional costs incurred internally by WB from the continuation of the project shall be borne by WB itself.

14. The applicable warranty period for any defects in the services rendered by FS under the agreement dated August 26/31, 1998 no. 9825 and still to be rendered under the present composition agreement shall commence upon technical approval by WB.

15. FS undertakes to provide WB with an updated offer for the maintenance of the BADAS system.



Ludwigsburg, May 6, 1999                     Dreieich, (date)

Wustenrot Bank AG                            Fernbach Software AG
(signature)                                  (signature)

Annex C 15.2 (13)
-----------------

                List of special obligation-establishing transactions



* See Annex C 14.1 (8a); BADAS agreement
* Letter of intent to BADAS agreement
* BADAS value fixing
* Comparison agreement Wustenrot
* Master agreement Merck Finck & Co. (contractual penalty possible)

                                HypoVereinsbank
HYPOVEREINSBANK
LUXEMBOURG


Fernbach Software S.A.                       Copy for Fernbach S.A.
7, Rue Robert Stumper                        Copy for HypoVereinsbank
                                                Luxembourg S.A.
L-2017 Luxembourg                            Copy for Norddeutsche
                                                Landesbank Luxembourg S.A.


                                                                 August 24, 1999

Loan agreement for LUF 80,000,000.-- dated August 7, 1998/August 13, 1998/August 31, 1998; account no. 418.789
Lenders:       Norddeutsche Landesbank Luxembourg S.A. and HypoVereinsbank
               Luxembourg S.A.
Borrower:      FERNBACH Software S.A.


Ladies and Gentlemen,

We refer to the loan agreement concluded on August 7, 1998/August 13, 1998/August 31, 1998 between Fernbach S.A., Norddeutsche Landesbank Luxembourg S.A. and Vereinsbank International S.A. and inform you of the following:

We are willing to extend your loan until September 30, 1999 on condition that
 .  you duly pay the loan interest due as at August 31, 1999 in the amount of LUF
   258,844.--;
 .  you provide us, immediately after signing by the independent auditors, with the balance sheet of Fernbach Software S.A. as at December 31, 1998;
 .  you send us every month unsolicited a list of the outstanding accounts receivable;
 . in the case of a capital increase - e.g. by BHF Bank and Beteiligungsgesellschaft fur mittelstandische Unternehmen der DG Bank - before September 30, 1999, you redeem the loan monies in the full amount and without delay make available the corresponding loan amount including interest and any other costs.

Purpose of loan:    Operating loan

Repayment:          The loan amount including interest and any other costs is
                    due for final repayment on September 30, 1999 at the latest.

All the other terms and conditions of the agreement dated August 7, 1998/August 13, 1998/August 31, 1998 remain valid without change.

Our General Terms and Conditions of Business additionally apply. We request that you return to us two copies of this agreement, signed with legally binding effect, as a token of your approval.

Made out in three originals.

Luxembourg, August 30, 1999                  FERNBACH Software
                                             Societe Anonyme
                                             (signature)

Luxembourg, August 24, 1999                  HypoVereinsbank Luxembourg
                                             Societe Anonyme
                                             (signature)

Luxembourg, August 30, 1999                  Norddeutsche Landesbank Luxembourg
                                             Societe Anonyme
                                             (signature)

Annex C 13 (6)
--------------

                       Restrictions on disposal - shares

* See loan agreement VBI/NLB: "Securities"
  Copy of loan agreement and of current extension appended.

                                Loan Agreement

                                    between

                      FERNBACH-Software S.A., Luxembourg

                  (hereinafter referred to as the "borrower")

                                      and

              Vereinsbank International S.A., Luxembourg ("VBI")

                                      and

          Norddeutsche Landesbank Luxembourg S.A., Luxembourg ("NLB")

                  (hereinafter referred to as the "lenders")


With reference to the discussions conducted with the borrower, the lenders are willing, each with a 50% participation, to provide the borrower with a loan under the following terms and conditions:

Amount: Flux 80,000,000.-- (in words: eighty million Luxembourg francs)

Type of loan:            Cash loan

Purpose of loan:         1) Flux 20,000,000 for cash redemption of the guarantee
                         extended on April 23, 1996 to Banque International a
                         Luxembourg S.A.
                         2) Flux 60,000,000 as operating loan, with settlement of the call overdrafts still existing at present with the lenders

Term:                    December 31, 1998

Interest:                1% p.a. above the effective loan rates of the lenders
                         on the Euromarket

Securities:              1) Assignment of all existing and future accounts
                         receivable under global assignment agreement dated July
                         6, 1998
                         2) Transfer of all ownership and utilization rights to and claims from the exploitation of the software developed by the borrower unless belonging to third parties under agreement dated February 16, 1996
                         3) Guarantee from Software International S.A. and Mr.
                         Gunther Fernbach
                         4) Pledging of the shares held by Software
                         International S.A. in the borrower under pledging declaration dated February 15, 1996

Obligation to report:    The certified balance sheets shall be presented by the
                         borrower no later than 6 months after the end of the fiscal year in question. Furthermore, the borrower shall provide the lenders half-yearly with interim results by the 30th of the month following the last day of the half-year in question. At the request of the lenders, the borrower shall without delay present additional information about its assets, earnings and liquidity situation.

Termination:             The lenders shall be entitled to terminate the loan for
                         good cause, particularly if
                         1) there has, in the opinion of the lenders, been a significant deterioration in the assets, earnings and liquidity situation of the borrower
                         2) other conditions entered into under the present loan agreement are not complied with.

There shall additionally apply the terms and conditions of business of VBI, which shall externally represent the lenders. VBI shall inform NLB about all matters of relevance with regard to the loan. The lenders accept no mutual liability for the legal validity, completeness and enforceability of the loan claims against the borrower, for the creditworthiness of the borrower or for the recoverability of the amounts owed by the borrower. VBI shall not be automatically obliged to initiate judicial or extrajudicial proceedings against the borrower, but shall take relevant measures in agreement with NLB. Proceeds from the realization of existing or future securities shall be shared equally among the lenders. Any set-off claims of the lenders shall likewise be shared equally.

If individual provisions of the present agreement are wholly or partially invalid, the remaining provisions shall remain unaffected. The contracting parties undertake to replace invalid provisions by provisions which insofar as possible are economically equivalent to the invalid provisions. Additions and amendments to the present agreement shall require the written form. The present agreement shall be governed by the law of the Grand Duchy of Luxembourg. The courts of Luxembourg City shall have non-exclusive jurisdiction.

Luxembourg, August 7, 1998              FERNBACH - Software
                                        Societe Anonyme
                                        (signature)

Luxembourg, August 31, 1998             Vereinsbank International
                                        Societe Anonyme
                                        (signature)

Luxembourg, August (illegible), 1998    Norddeutsche Landesbank Luxembourg
                                        Societe Anonyme
                                        (signature)

                          Lux-Audit Revision s.a.r.l.

                                                          To the shareholders of

                                                     SOFTWARE INTERNATIONAL S.A.

                                                                 7a, rue Stumper

                                                             L - 2557 LUXEMBOURG
                                                             -------------------

As instructed, we have audited the appended consolidated financial statements of SOFTWARE INTERNATIONAL S.A. and subsidiaries for the 1998 fiscal year and have taken note of the associated management review. The financial statements and management review were prepared by the administrative board within the framework of its responsibility. It lies in our responsibility, on the basis of our auditing actions, to certify the said consolidated financial statements and to examine the consistency of the management review with the consolidated financial statements.

We conducted our audit in accordance with internationally recognized auditing principles. Those principles require us to plan and execute our audit in such a manner that it can be determined with sufficient certainty whether the consolidated financial statements are free from substantial inaccuracies. An audit of the financial statements consists in the random examination of the bases of the figures and details contained in the consolidated financial statements. It further comprises an assessment of the accounting principles and methods used by the administrative board in the consolidated financial statements and the essential valuations made by the administrative board within the framework of the consolidated financial statements as well as an overall appraisal of the consolidated financial statements. We are of the opinion that our audit of the financial statements constitutes a suitable basis for the granting of our certification.

In our opinion, the appended consolidated financial statements comply with the statutory requirements. They provide a true picture of the financial position of SOFTWARE INTERNATIONAL S.A. and subsidiaries as at December 31, 1998 as well as of the earnings situation for the 1998 fiscal year.

Without changing our opinion, we draw your attention to explanatory remark 11 and to the fact that the shareholders' equity as at December 31, 1998 is negative and that, consequently, there is a certain doubt regarding the continuation of business of SOFTWARE INTERNATIONAL S.A. and subsidiaries.

The management review is consistent with the consolidated financial statements.

Luxembourg, August 2, 1999


                                                              Lux-Audit Revision
                                                                    Marco CLAUDE
                                                          Reviseur d'entreprises

                          SOFTWARE INTERNATIONAL S.A.

                              (Stock Corporation)

        Principal place of business: 7a, rue Stumper, L-2557 Luxembourg

                               Code No. B 36.700

               CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 1998
               --------------------------------------------------

                         (Amounts in Luxembourg francs)


ASSETS                                    1998


Fixed assets (note no. 4)
-------------------------
Tangible assets                     13,846,937
Financial assets                       100,000
                                   -----------
                                    13,946,937
                                   -----------

Current assets
--------------
Debtors                            138,011,591
Other debtors (note no. 5)          16,210,636
Cash at bank and in hand            39,197,846
                                   -----------
                                   193,420,073
                                   -----------

Prepaid expenses                     2,435,156
----------------                   -----------

                                   209,802,166
                                   -----------

LIABILITIES                               1998

Shareholders' equity
--------------------
Subscribed capital (note no. 6)      7,000,000
Conversion differences                  67,439
Results brought forward            (40,932,570)
Profit for the fiscal year          22,264,928
                                   -----------
                                   (11,600,203)
                                   -----------

Minority interests                  (3,215,187)
------------------                 -----------

Provisions (note no. 7)             16,298,897
----------                         -----------

Creditors (note no. 8)
---------
Liabilities to banks               115,441,336
Trade creditors                     35,730,784
Taxes and social security
liabilities                         30,631,703
Other liabilities                    7,191,644
                                   -----------
                                   188,995,467
                                   -----------
Prepaid expenses                    19,323,192
----------------                   -----------

                                   209,802,166
                                   -----------

The appended Notes are part of these consolidated financial statements.

                          SOFTWARE INTERNATIONAL S.A.

                              (Stock Corporation)

        Principal place of business: 7a, rue Stumper, L-2557 Luxembourg

                               Code No. B 36.700

           CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE FISCAL YEAR
           ---------------------------------------------------------
                            AS AT DECEMBER 31, 1998
                            -----------------------

                        (Amounts in Luxembourg francs)

                                                              1998

Turnover                                                   508,366,238
Input of merchandise                                       (84,071,625)
Other external expenses                                   (115,802,276)
Other revenues                                               4,366,110
Wages and salaries (note no. 9)                           (280,548,979)
Depreciation applied to tangible and intangible assets      (7,645,331)

Operating result                                            24,664,137

Interest and similar income                                  1,082,384
Interest and similar expenses                               (7,369,676)
Extraordinary income                                         2,001,931
Extraordinary expenses                                      (1,424,848)
Minority interests                                           3,931,986

Pre-tax profit                                              22,885,914

Taxes                                                         (620,986)

Profit for the fiscal year                                  22,264,928
                                                          ------------


The appended Notes are part of these consolidated financial statements.

                          Lux-Audit Revision s.a.r.l.

                                                          To the shareholders of

                                                          FERNBACH-Software S.A.

                                                                 7a, rue Stumper

                                                             L - 2557 LUXEMBOURG
                                                             -------------------

As instructed, we have audited the appended financial statements of FERNBACH-Software S.A. for the 1998 fiscal year and have taken note of the associated management review. The financial statements and management review were prepared by the administrative board within the framework of its responsibility. It lies in our responsibility, on the basis of our auditing actions, to certify the said financial statements and to examine the consistency of the management review with the financial statements.

We conducted our audit in accordance with internationally recognized auditing principles. Those principles require us to plan and execute our audit in such a manner that it can be determined with sufficient certainty whether the financial statements are free from substantial inaccuracies. An audit of the financial statements consists in the random examination of the bases of the figures and details contained in the financial statements. It further comprises an assessment of the accounting principles and methods used by the administrative board in the financial statements and the essential valuations made by the administrative board within the framework of the financial statements as well as an overall appraisal of the financial statements. We are of the opinion that our audit of the financial statements constitutes a suitable basis for the granting of our certification.

In our opinion, the appended financial statements comply with the statutory requirements. They provide a true picture of the financial position of FERNBACH-Software S.A. as at December 31, 1998 as well as of the earnings situation for the 1998 fiscal year.

Without changing our opinion, we draw your attention to the fact that the shareholders' equity as at December 31, 1998 is negative and that, consequently, there is a certain doubt regarding the continuation of business.

The management review is consistent with the financial statements.

Luxembourg, July 19, 1999

                                                              Lux-Audit Revision
                                                                    Marco CLAUDE
                                                          Reviseur d'entreprises

                            FERNBACH-Software S.A.
                              (Stock Corporation)
        Principal place of business: 7a, rue Stumper, L-2557 Luxembourg
                               Code No. B 36.700

                BALANCE SHEETS AS AT DECEMBER 31, 1998 AND 1997
                -----------------------------------------------
                        (Amounts in Luxembourg francs)


ASSETS                                          1998          1997


Fixed assets
------------
Tangible assets (note no. 3)               9,356,620    11,256,165
Financial assets                             100,000       100,000
                                         -----------   -----------
                                           9,456,620    11,356,165
                                         -----------   -----------


Current assets
--------------
Debtors                                  129,101,062    30,234,762
Receivables from affiliated
companies                                 17,084,589     1,086,713
Other debtors (note no. 4)                14,421,728     4,978,746
Cash at bank and in hand                  31,188,217       843,068
                                         -----------   -----------
                                         191,795,596    37,143,289
                                         -----------   -----------

                                         201,252,216    48,499,454
                                         ===========   ===========


LIABILITIES                                     1998          1997

Shareholders' equity
--------------------
Subscribed capital (note no. 5)            6,000,000     6,000,000
Legal reserve                                278,178       278,178
Results brought forward                  (46,616,732)    2,500,047
Result for the fiscal year                34,356,286   (46,616,732)
                                         -----------   -----------
                                          (5,982,268)  (37,838,507)
                                         -----------   -----------

Provisions (note no. 6)                   15,323,213    10,943,817
-----------------------                  -----------   -----------

Creditors (note no. 7)
----------------------
Liabilities to banks                     115,441,336    16,702,312
Trade creditors                           29,830,146    19,207,092
Taxes and social security liabilities     29,821,858    27,405,739
                                         -----------   -----------
                                         175,093,340    63,315,143
                                         -----------   -----------

Prepaid expenses                          16,817,931    12,079,001
----------------                         -----------   -----------

                                         201,252,216    48,499,454
                                         ===========   ===========

The appended Notes are part of these financial statements.

                            FERNBACH-Software S.A.

                              (Stock Corporation)

        Principal place of business: 7a, rue Stumper, L-2557 Luxembourg

                               Code No. B 36.700

                 PROFIT AND LOSS ACCOUNTS FOR THE FISCAL YEARS
                 ---------------------------------------------
                       AS AT DECEMBER 31, 1998 AND 1997
                       --------------------------------

                        (Amounts in Luxembourg francs)

                                                              1998                    1997
Turnover                                               451,367,727             245,797,964
Input of merchandise                                   (65,036,660)            (40,854,322)
Other external expenses                                (98,895,211)            (64,048,417)
Other revenues                                           3,546,756                 503,370
Wages and salaries (note no. 8)                       (245,547,085)           (179,216,425)
Depreciation applied to tangible and
intangible assets                                       (6,078,747)             (5,266,313)
Other operating expenses                                         0                  (1,059)

Operating result                                        39,356,780             (43,085,202)

Interest and similar income                              1,109,008                  49,400
Interest and similar expenses                           (6,684,085)             (3,140,912)
Extraordinary income                                     2,001,931                  63,431
Extraordinary expenses                                  (1,424,848)               (470,249)

Pre-tax profit                                          34,358,786             (46,583,532)

Taxes                                                       (2,500)                (33,200)

Result for the fiscal year                              34,356,286              46,616,732
                                                        ==========              ==========

The appended Notes are part of these financial statements.

                               DR. PETER WIDDAU
                                                                         Annex 1
                                                                         -------
                                                            Fernbach Software AG
                                                                           Trier

                     Balance sheet as at December 31, 1998
                     -------------------------------------

ASSETS

                                           Dec. 31, 1998         Dec. 31, 1998          Dec. 31, 1997
                                           -------------         -------------          -------------
                                                      DM                    DM          in thousands
                                                                                                of DM
A.     Fixed assets
-------------------
I.     Intangible assets
------------------------
       Software                                 2,572.00                                            0
                                                                                                    -

II.    Tangible assets
----------------------
       Fixtures and furnishings                     0.00                                            0
                                                    ----                                            -
                                                                      2,572.00                      0
                                                                                                    -

B.     Current assets
---------------------
I.     Debtors and other assets
-------------------------------
1.     Trade debtors                              864.00                                            0
2.     Receivables from companies in
       which participations are held          164,747.08                                            0
3.     Other assets                            60,102.45                                            0
                                               ---------                                            -
                                                                    225,713.53                      0
                                                                                                    -
II.    Cash at bank                                                   8,146.73                    100
-------------------                                                                               ---

C.     Prepaid expenses                                              40,806.23                      0
-----------------------                                              ---------                      -

                                                                    277,238.49                    100
                                                                    ==========                    ===

LIABILITIES
-----------

A.     Shareholders' equity
---------------------------
I.     Subscribed capital                     100,000.00                                          100
-------------------------
II.    Balance sheet profit                     5,412.59                                            0
---------------------------                     --------                                            -
                                                                    105,412.59                    100
                                                                                                  ---

B.     Provisions
-----------------
1.     Provisions for taxes                     7,541.00                                            0
2.     Other provisions                        38,600.00                                            0
                                               ---------                                            -
                                                                     46,141.00                      0
                                                                                                    -

C.     Creditors
----------------
1.     Trade creditors                         80,071.53                                            0
2.     Other liabilities                       45,613.37                                            0
                                               ---------                                            -
                                                                    125,684.90                      0
                                                                    ----------                      -
                                                                    277,238.49                    100
                                                                    ==========                    ===

PETER WIDDAU

                                                                         Annex 2
                                                                         -------
                                                            Fernbach Software AG
                                                                           Trier

  Profit and loss account for the period from January 1 to December 31, 1998
  --------------------------------------------------------------------------

                                                 1998              1998             1997
                                                 ----              ----             ----
                                                   DM                DM     in thousands
                                                                                   of DM
1.  Turnover                                               1,178,754.64                0
                                                                                       -
2.  Other operating income                                    22,302.69                0
                                                                                       -
3.  Cost of materials                                        492,600.31                0
                                                           ------------                -
                                                             708,457.02                0
                                                                                       -

4.  Personnel expenses

    a) Wages and salaries                  461,898.07                                  0
    b) Social security and
    pension expenses                        76,926.26                                  0
5.  Depreciation and amortization
    on intangible fixed assets
    and tangible assets                        947.05                                  0

6.  Other operating expenses               155,356.36                                  0
                                           ----------                                  -
                                                             695,127.74                0
                                                                                       -

7.  Interest and similar expenses                                358.25                0
                                                           ------------                -

    Result of ordinary activities                             12,971.03                0
    -----------------------------                                                      -

8.  Taxes on income                                            7,541.00                0
                                                           ------------                -

    Net income/net loss for the year                           5,430.03                0
    --------------------------------                                                   =

    Loss brought forward from the previous year                   17.44
                                                           ------------

    Balance sheet profit                                       5,412.59
    --------------------                                   ============

RRW - Consult                           Auditors' report
Roland R. Winiger                       to the General Meeting of
Schutzengelstrasse 36                   FERNBACH-SOFTWARE AG
Postfach 2154                           8038 Zurich
6342 Baar
Tel. 041 / 769 10 69
Fax 041 / 760 10 31

                                                        Baar, April 16, 1999 / 6

As auditors, we examined the books and annual accounts (balance sheet, profit and loss account and notes) of Fernbach-Software AG for the fiscal year ended December 31, 1998. The previous year's figures were audited by different auditors.

The administrative board is responsible for the annual accounts, while our task consisted in examining and judging those accounts. We confirm that we satisfy the legal requirements with regard to qualification and independence.

Our audit was performed in accordance with professional standards and principles, according to which an audit must be planned and conducted in such a manner that substantial inaccuracies in the annual accounts are with reasonable certainty identified. We examined the items and details of the annual accounts by means of analyses and investigations based on random samples. In addition, we assessed the application of the relevant accounting principles, the essential valuation decisions and the presentation of the annual accounts as a whole. We are of the opinion that our audit forms a sufficient basis for our judgment.

According to our assessment, the books and annual accounts conform to the law and statutes with the following qualification:

  Since the bookkeeping was performed by several companies with different bookkeeping systems, the verifiability of the individual accounts of the profit and loss account is rendered very difficult. For this reason, we confined our audit to the balance sheet.

Despite this qualification, we recommend that the present annual accounts be approved.

We further place on record the fact that the company is over-indebted. Since the parent company has ceded priority in respect of credit in the amount of CHF 580,661.62, the administrative board has, in accordance with the provisions of Art. 725 para. 2 OR, not notified the judge.

RRW CONSULT

(signature)
Roland R. Winiger

Enclosures:

Annual accounts consisting of:
- balance sheet
- profit and loss account
- notes
Motion on appropriation of profits

FERNBACH-SOFTWARE AG
8038 ZURICH

                     BALANCE SHEET AS AT DECEMBER 31, 1998

                                                           CHF              CHF
ASSETS                                           Dec. 31, 1998    Dec. 31, 1997

Current assets
Cash and equivalent                                 206,179.32       271,729.53
Trade debtors                                       709,159.15       409,051.51
less provision for contingent losses                (10,000.00)       (9,101.77)
                                                  ------------      -----------
                                                    699,159.15       399,949.74

Other debtors                                           882.90             0.00
Accrued income                                       75,611.45       105,817.95
                                                  ------------      -----------
Total current assets                                981,832.82       777,497.22


Fixed assets
Securities                                            8,206.90         9,709.00
Office machines and furnishings                     163,028.96        78,948.39
Communication systems                                11,455.40         3,099.85
Software                                             25,044.80        13,884.95
less depreciation applied to fixed assets           (94,972.69)      (37,300.00)
Startup expenses                                     13,034.65        13,034.65
less write-down of startup expenses                  (5,213.86)       (2,600.00)
                                                  ------------      -----------
Total fixed assets                                  120,584.16        78,776.84
                                                  ------------      -----------

Total assets                                      1,102,416.98       856,274.06
                                                  ============      ===========

FERNBACH-SOFTWARE AG
8038 ZURICH

                     BALANCE SHEET AS AT DECEMBER 31, 1998

                                                          CHF              CHF
LIABILITIES                                     Dec. 31, 1998    Dec. 31, 1997

Short-term debts
Trade debts                                        393,559.25       226,331.04
Other debts                                        142,542.96             0.00
Debts to affiliated companies                      257,498.91       417,385.90
Loans from affiliated persons                       32,264.75             0.00
Accrued charges                                     97,420.76        91,229.73
                                                 ------------       ----------
Total short-term debts                             923,286.63       734,946.67


Long-term debts
Loan from parent company                           680,661.62             0.00
                                                 ------------       ----------
Total long-term debts                              680,661.62             0.00
                                                 ------------       ----------

Total debts                                      1,603,948.25       734,946.67


Shareholders' equity
Share capital                                      100,000.00       100,000.00
Legal reserves                                       1,100.00             0.00
Balance sheet profit                              (602,631.27)       21,327.39
                                                 ------------       ----------

Total shareholders' equity                         501,531.27       121,327.39
                                                 ------------       ----------

Total liabilities                                1,102,416.98       856,274.06
                                                 ============       ==========

FERNBACH-SOFTWARE AG
8038 ZURICH

                            PROFIT AND LOSS ACCOUNT
                      FROM JANUARY 1 TO DECEMBER 31, 1998

                                                           CHF              CHF
                                                          1998             1997
Income from goods and services                    2,697,295.77     1,381,819.83
Other income                                         14,363.78         4,379.50
Third-party services                             (1,762,098.41)     (807,440.01)
Expenditure on goods                                   (616.15)           (0.00)
                                                 -------------     ------------
GROSS PROFIT                                        948,944.99       578,759.32

OPERATING EXPENSES

Personnel expenses                                  808,388.64       295,229.50
Expenses for premises                               156,526.12        23,479.95
Maintenance, repair, replacement                     32,146.35             0.00
Expenses for vehicles and transport                  17,539.05         6,994.65
Property insurance and taxes                          8,995.75         2,147.45
Administration and IT expenses                      258,277.04       108,061.42
Advertising                                         131,764.60        55,533.39
Other operating expenses                             78,067.62         1,286.15
Capital costs                                         1,417.43             0.00
Depreciation and amortization                        61,621.40        39,900.00
                                                 -------------     ------------
Total operating expenses                          1,554,744.00       532,632.51
                                                 -------------     ------------


NON-OPERATING AND EXTRAORDINARY INCOME

Financial income                                        451.40          (373.40)
Rebates                                                   0.00       (13,726.02)
Taxes                                               (17,511.05)      (10,700.00)
                                                 -------------     ------------

Total non-operating and extraordinary
income                                              (17,059.65)      (24,799.42)
                                                 -------------     ------------

PROFIT / (LOSS) FOR
FISCAL YEAR                                        (622,858.66)       21,327.39
                                                 =============     ============

FERNBACH-SOFTWARE AG
8038 ZURICH


                                                              CHF           CHF
NOTES TO ANNUAL ACCOUNTS                                     1998          1997

Total amount of
- joint and several guarantee obligations
in favor of third parties                                    0.00          0.00
- suretyships in favor of third parties                      0.00          0.00
- refinancing bills, customers                               0.00          0.00
- warranty obligations in favor of third parties             0.00          0.00

Total amount of
- assets pledged or assigned as security
for own obligations                                          0.00          0.00
- assets under reservation of ownership                      0.00          0.00

Total amount of leasing liabilities
not entered in balance sheet                            60,556.60     40,260.00

Fire insurance values of tangible
assets (as-new values)                                 202,000.00     50,000.00
Liabilities vis-a-vis staff
pension institutions                                         0.00      8,995.85

Company bonds issued                                         0.00          0.00

Equity holdings essential for judging
the financial position of the company                        0.00          0.00

Total amount of undisclosed reserves
written back                                                 0.00          0.00

Information on purpose and
amount of revaluations                                       0.00          0.00

Information on own shares held                               0.00          0.00

Amount of approved and contingent
capital increase                                             0.00          0.00

FERNBACH-SOFTWARE AG
8038 ZURICH

                                                          CHF                   CHF
APPROPRIATION OF PROFITS                                 1998                  1997
Profit brought forward                              20,227.39                  0.00
Profit / (loss) for fiscal year                   (622,858.66)            21,327.39
                                                  -----------             ---------

Balance sheet profit

at disposal of the general meeting                (602,631.27)            21,327.39
                                                  ===========             =========



Proposal of administrative board for appropriation of profit:

Allocation to the legal reserves                         0.00              1,100.00
To be carried forward                             (602,631.27)            20,227.39
                                                  -----------             ---------

Balance sheet profit / (loss)                     (602,631.27)            21,327.39
                                                  ===========             =========

Annex C 14.1 (2)
----------------

                              Financial situation


FERNBACH-Luxembourg
-------------------

The company will end the 1999 fiscal year with a clear loss.


FERNBACH-Germany
----------------

The company will end the fiscal year with a loss. The shareholders' equity will probably be used up.


FERNBACH-Switzerland
--------------------

A balanced result is being aimed at for 1999. As at August there was still a loss.


FERNBACH-Ireland
----------------

As nothing other than a cost center, the company will end the 1999 fiscal year with a loss.



See Annex C 11 (2)
* The financial situation has undergone a negative change in 1999.

  Annex C 14.1 (3)
  ----------------

                  Schedule of assets as at December 31, 1998


  FERNBACH-Luxembourg
  -------------------

  The assets in question are mainly assets which were taken over at the residual value after the termination of the leasing agreements.

--------------------------------------------------------------------------------
Account            Designation                 Luf                 EURO

0027               Software                    (figures cf.
0210               Machines                    German original
0320               Passenger cars              page)
0410               Furniture and fixtures
0490               Other fixtures and
                   fittings
0498               Buildings and plants
                   under construction

--------------------------------------------------------------------------------

  There were no further additions in 1999.


  FERNBACH-Germany
  ----------------

  As at December 31, 1998, licenses worth DM 2,572.00 (Microsoft) are posted.


  FERNBACH-Switzerland
  --------------------

  A copy of the schedule of assets is appended.


  Ownership of the assets lies with the FERNBACH companies.

Annex C 14.1 (4)
----------------

                     Schedule of rented and leased assets


------------------------------------------------------------------------------
Commercial leases                       Monthly amount (EURO)

FERNBACH Luxembourg                     (figures cf. German original page)
-------------------
Office premises
Office premises in Bertrange
Apartment

FERNBACH Germany
----------------
Office premises

FERNBACH Switzerland
--------------------
Office premises

FERNBACH Ireland
----------------
Office premises

------------------------------------------------------------------------------


A list of the leasing agreements for each company is appended.

                                    Annex D
                                    -------

                             ARBITRATION AGREEMENT

                                   between:

                       1 a) Y.A.C. Finance Holding S.A.
                      9, rue Dicks Bereldange/Luxembourg

                                      and

                            1 b) Ms. Anja Fernbach,

                                      and

                          1 c) Mr. Gunther Fernbach,

- the parties 1 a) to c) hereinafter referred to collectively as the "sellers" -

                                      and

                           2. BROKAT Infosystems AG,
                      Industriestrasse 3, 70565 Stuttgart


The parties have this day concluded an Agreement Regarding the Sale and Transfer of Shares of Fernbach Finance Software S.A. (the Sale and Transfer Agreement). For all disputes which may arise from or in connection with said Sale and Transfer Agreement between Y.A.C. Finance Holding S.A., Anja Fernbach, Gunther Fernbach (hereinafter referred to as sellers) on the one hand and BROKAT Infosystems AG (hereinafter referred to as buyer) on the other hand, an arbitration court ousting public jurisdiction shall, unless the Agreement provides for the jurisdiction of an expert, be constituted in accordance with the following terms and provisions in order to settle any dispute:

1. The arbitration court shall consist of three arbitrators who shall be elected as follows. The buyer shall appoint one arbitrator and the sellers collectively shall appoint one arbitrator. The thus appointed arbitrators shall appoint a third arbitrator as umpire. If either the sellers or the buyer fail to appoint an arbitrator within 15 days after the other side has appointed its arbitrator and has given notification thereof or if the two arbitrators appointed by the parties are unable within such period to agree on an umpire, the arbitrator in question or the umpire shall be appointed by the President of the Chamber of Industry and Commerce in Stuttgart.

2. The arbitration court shall sit in Stuttgart. All arbitrators shall have excellent knowledge of the German language. The arbitration award shall be made in German. The arbitration proceedings shall be conducted in German.

3. The herein provided for settlement of disputes by the arbitration court shall be the sole and exclusive means of settlement of disputes. The arbitration proceedings shall, unless modified in the present arbitration agreement, be conducted in conformance with the last-revised version of the rules of the German Institute of Arbitration.

4. The arbitration award shall be final and binding on the parties and either party may have the arbitration award declared enforceable in any court having jurisdiction. The parties hereby agree on the jurisdiction of such a public court exclusively for the purposes of the recognition and enforcement of the present arbitration agreement and of the arbitration award made on the basis of the present arbitration agreement. At such recognition and enforcement proceedings, neither of the parties may contest the validity of the arbitration award or otherwise circumvent the purpose pursued by the provisions of the present arbitration agreement. The costs of the arbitrators and the other costs of the arbitration proceedings shall be borne by the parties in the ratio laid down in the arbitration award.

5. The present arbitration agreement shall not prevent the parties from seeking temporary relief before public courts or other government authorities until the arbitration court has made its final decision in the matter.


     (signature)
     BROKAT Infosystems AG

     For the sellers:
     (signature)
     Gunther Fernbach

                                    Annex E
                                    -------

FERNBACH FINANCIAL SOFTWARE S.A.
Stock corporation
Registered office:  7A, rue Robert Stumper
                    L-2557 Luxembourg
R.C. Luxembourg B 70 830


Extraordinary General Meeting of [date]
No.

In the year nineteen hundred and ninety nine, [date].

Before the undersigned notary public Gerard Lecuit, with official residence in Hesperange, have appeared to meet for an extraordinary general meeting the shareholders of the stock corporation "FERNBACH FINANCIAL SOFTWARE S.A.", with this registered office in Luxembourg, registered in the commercial and corporate register in Luxembourg under Section B and record number 70 830, (hereinafter referred to as "the corporation") formed according to document of July 20, 1999, recorded by notary public Emile Schlesser, with official residence in Luxembourg, not yet published in Memorial C.

The meeting is chaired by Mr. [name], [occupation], resident in [address], who appoints Mr. [name], [occupation], resident in [address], as keeper of the minutes.

The meeting appoints as vote counter Mr. [name], [occupation], resident in [address].

The chairman establishes the following together with the members of the meeting:

I.- Appended to the present minutes is an attendance list containing a list of the shares and shareholders, which list has been signed by the shareholders or their representatives as well as by the members of the meeting and the officiating notary public.

II.- The authorizations made out by the shareholders are, after they have been signed ne variatur by the members of the meeting, appended to the present minutes together with the attendance list in order to be registered therewith.

III.- Since all the shares of the corporation are represented by the shareholders or their agents, convening letters were irrelevant; consequently, the present meeting is legally valid.

IV.-  The agenda of the general meeting contains the following items:

                                    Agenda:

1. Change to the rules for passing of resolutions at meetings of the administrative board to the effect that the following resolutions can be passed only with the consent of all members of the administrative board:

   (1) any form of capital increase or other issue of new shares, within the bounds of authorized capital

   (2) acquisition, establishment, encumbrance, or sale of an enterprise or of shareholding interests, including articles of incorporation and joint contracts

   (3) adding new lines of business and abandoning old areas of activity or discontinuing business operations

   (4)  establishing and dissolving branch offices and operating locations

   (5)  acquisition, encumbrance, or sale of real property and equivalent rights

   (6) granting credit, negotiating bills, promising warranties, and granting other kinds of security

   (7) developing and commencing distribution of new software products outside normal business operations

   (8) acquisition, utilization, or sale of own or outside license rights or copyrights to software products outside normal business operations

   (9) concluding, changing, or terminating distribution or license agreements or other agreements regulating the utilization or exploitation of software outside normal business operations

   (10) appointing and dismissing managing directors, members of the managing board, or executives holding full power of commercial representation [Prokura] of the subsidiaries

   (11) concluding, changing, or terminating employment agreements with such holders of full power of commercial representation [Prokura] and managers

   (12) concluding, changing, or terminating agreements with shareholders or an enterprise affiliated with them

   (13) and any and all comparable matters.

2. Corresponding amendment of Article 7 of the articles of incorporation through addition of a new paragraph 12 between the present paragraphs 11 and 12.

3. Change to the rules for passing of resolutions at shareholders' meetings to the effect that the following resolutions shall require a qualified majority of seventy five percent (75%) of the issued and outstanding vote-carrying capital of the corporation:

   (1) Changes in the articles of incorporation

   (2) Change in the purpose and object of the business

   (3)  Capital increases

   (4) Appointment or dismissal of members of the administrative board and setting the number of members of the administrative board

   (5) Appointing the auditor of the annual financial statements

   (6) Concluding, changing, or terminating employment agreements with members of the administrative board.

4. Corresponding amendment of Article 17 of the articles of incorporation.

5. Increasing of the number of members of the administrative board from three to four.

6. Appointment of Mr. Michael Schumacher as new member of the administrative board with effect from the date of the general meeting and until the annual general meeting to be held in 2001.

7. Increasing the corporation's capital in order to bring said capital from EUR 288,500 to EUR 385,200. Issue of 19,340 shares with a par value of EUR 5 each as well as subscription of the new shares and paying up of the capital in the nominal value of EUR 96,700 together with premium in the total amount of EUR 1,948,505 thus a total issue price of EUR 2,045,205 by BROKAT Infosystems AG, Industriestrasse 3, D-70565 Stuttgart.

   Waiver by the other shareholders of their subscription privilege.

8. Corresponding amendment of paragraph 1 and paragraph 3 of Article 5 of the articles of incorporation.

The following resolutions will then be unanimously passed:

                               First resolution

The general meeting resolves to change the rules for passing of resolutions at meetings of the administrative board to the effect that the following resolutions can be passed only with the consent of all members of the administrative board:

(1) any form of capital increase or other issue of new shares, within the bounds of authorized capital

(2) acquisition, establishment, encumbrance, or sale of an enterprise or of shareholding interests, including articles of incorporation and joint contracts

(3) adding new lines of business and abandoning old areas of activity or discontinuing business operations

(4)  establishing and dissolving branch offices and operating locations

(5)  acquisition, encumbrance, or sale of real property and equivalent rights

(6) granting credit, negotiating bills, promising warranties, and granting other kinds of security

(7) developing and commencing distribution of new software products outside normal business operations

(8) acquisition, utilization, or sale of own or outside license rights or copyrights to software products outside normal business operations

(9) concluding, changing, or terminating distribution or license agreements or other agreements regulating the utilization or exploitation of software outside normal business operations

(10) appointing and dismissing managing directors, members of the managing board, or holders of full power of commercial representation [Prokura] of the subsidiaries

(11) concluding, changing, or terminating employment agreements with holders of full power of commercial representation [Prokura] and managers

(12) concluding, changing, or terminating agreements with shareholders or an enterprise affiliated with them

(13) and any and all comparable matters.

                               Second resolution

The general meeting resolves to correspondingly amend Article 7 of the articles of incorporation through addition of a new paragraph 12 between the present paragraphs 11 and 12. The new paragraph 12 reads as follows:

Article 7
---------
[...] The following matters shall require the consent of all members of the administrative board:

(1) any form of capital increase or other issue of new shares, within the bounds of authorized capital

(2) acquisition, establishment, encumbrance, or sale of an enterprise or of shareholding interests, including articles of incorporation and joint contracts

(3) adding new lines of business and abandoning old areas of activity or discontinuing business operations

(4)  establishing and dissolving branch offices and operating locations

(5)  acquisition, encumbrance, or sale of real property and equivalent rights

(6) granting credit, negotiating bills, promising warranties, and granting other kinds of security

(7) developing and commencing distribution of new software products outside normal business operations

(8) acquisition, utilization, or sale of own or outside license rights or copyrights to software products outside normal business operations

(9) concluding, changing, or terminating distribution or license agreements or other agreements regulating the utilization or exploitation of software outside normal business operations

(10) appointing and dismissing managing directors, members of the managing board, or holders of full power of commercial representation [Prokura] of the subsidiaries

(11) concluding, changing, or terminating employment agreements with holders of full power of commercial representation [Prokura] and managers

(12) concluding, changing, or terminating agreements with shareholders or an enterprise affiliated with them

(13) and any and all comparable matters.

                               Third resolution

The general meeting resolves to change the rules for passing of resolutions at shareholders' meetings to the effect that the following resolutions shall require a qualified majority of seventy five percent (75%) of the issued and outstanding vote-carrying capital of the corporation:

  (1) Changes in the articles of incorporation

  (2) Change in the purpose and subject matter of the business

  (3) Capital increases

  (4) Appointment or dismissal of members of the administrative board and setting the number of members of the administrative board

  (5) Appointing the auditor of the annual financial statements

  (6) Concluding, changing, or terminating employment agreements with members of the administrative board.

                               Fourth resolution

The general meeting resolves to correspondingly amend Article 17 of the articles of incorporation as follows:

Article 17
----------
Unless otherwise provided for under the law, the resolutions of the general meeting may be passed with legal force by a simple majority of the shares present or represented.

However, to be passed with legal force, the following resolutions shall require a qualified majority of seventy five percent (75%) of the issued and outstanding vote-carrying capital of the corporation:

(1) Changes in the articles of incorporation

(2) Change in the purpose and object of the business

(3) Capital increases

(4) Appointment or dismissal of members of the administrative board and setting the number of members of the administrative board

(5) Appointing the auditor of the annual financial statements

(6) Concluding, changing, or terminating employment agreements with members of the administrative board.

                               Fifth resolution

The general meeting resolves to increase the number of members of the administrative board from three to four.

                               Sixth resolution

The general meeting resolves to appoint Mr. Michael Schumacher as new member of the administrative board with effect from the present day and until the annual general meeting to be held in 2001.

                              Seventh resolution

The general meeting resolves to undertake a capital increase of EUR 96,700 in order to bring the corporation's capital from EUR 288,500 to EUR 385,200 through the issue of 19,340 new shares in the corporation with a par value of EUR 5 per share.

Since the existing shareholders have all waived their subscription privilege, all the new shares will be subscribed and paid up in full in cash by BROKAT Infosystems S.A., Industriestrasse 3, D-70565 Stuttgart, here represented by
[  ] acting by virtue of a handwritten authorization made out in [        ], as
a result of which the corporation presently has at its disposal the amount of the nominal value of the capital of EUR 96,700 together with premium in the amount of EUR 1,948,505, i.e. a total amount of EUR 2,045,205, as was evidenced to the officiating notary public who expressly confirms this.

The aforementioned authorization remains, after ne varietur signing by those present and by the officiating notary public, appended to the present document in order to be formalized therewith.

                               Eighth resolution

By virtue of the previous resolution, Article 5 paragraph 1 of the articles of incorporation is amended and is given the following wording:

The corporation's capital amounts to three hundred and eighty five thousand two hundred euros (EUR 385,200), divided into seventy seven thousand and forty (77,040) shares with a par value of five euros (EUR 5) each.

Furthermore, Article 5 paragraph 3 of the articles of incorporation is amended as follows:

The administrative board is authorized to increase the corporation's capital in order to bring said capital from three hundred and eighty five thousand two hundred euros (EUR 385,200) to one million euros (EUR 1,000,000), through the issue of one hundred and twenty two thousand nine hundred and sixty (122,960) shares of a par value of five euros (EUR 5) each, which shares shall enjoy the same rights as the existing shares.


                                     Costs

The costs and fees for the present document, which are estimated at a total of 1,000,000 [one million] Luxembourg francs, shall be borne by the corporation.

Since the agenda has now been completed, the chairman declares the meeting closed.

This recorded in the minutes, taken in Luxembourg, on the date as initially mentioned.

And after reading aloud and declaration of all of the above to the members of the meeting, known to the officiating notary public by surname, usual first name, status and place of residence, the said members have, with the notary public, signed the present minutes.

                                    Annex F
                                    -------

           Specifications in respect of employment agreement RAV0799
           ---------------------------------------------------------

Between the undersigned parties

1)   FERNBACH-Software S.A.
     7a, rue Robert Stumper
     b.p. 737
     L-2017 Luxembourg

     (in the capacity of employer)


     and


2)   Mr. Gunther Fernbach
     9, rue Dicks
     L-7221 Bereldange

     (in the capacity of employee)

The specifications are based on the master employment agreement RAV0799. The following agreements are additionally made:

(1)  The length of service dates back to:         01/01/1986
(2)  Hired as:                                    Managing director
(3)  Graded as:                                   Manager / professional
(4)  Monthly salary starting from 08/01/1999:     LUF 593,833 ([_] 14,720)
     Current index Aug./99: 562.38



Signed in duplicate in

Luxembourg, 10/13/99


(signature)                                       (signature)
FERNBACH-Software S.A.                            Employee

                      Master Employment Agreement RAV0799
                      -----------------------------------
                                   Managers
                                   --------


(S) 1 Probationary period of employment

The first six months shall be regarded as a probationary period of employment. During the first two weeks of said probationary period, the employment agreement may not be terminated without statement of reasons.

After said two weeks, the employment agreement may be terminated during the probationary period, without statement of reasons, either by the employer or by the employee subject to a period of notice of 24 calendar days.

(not applicable here)


(S) 2 Working time

The weekly working time shall be 40 hours.

The lunch break shall be at least 30 minutes each day.

Apart from the statutory public holidays, there shall be no working on:

          Christmas Eve (12/24)
          New Year's Eve (12/31).


(S) 3 Annual vacation

The annual vacation entitlement shall be 30 working days. After a length of service of over 10 years, the vacation entitlement shall be 33 days. This shall apply starting from the calendar year in which fall more than 6 months of the 11th year of service.

The vacation shall be approved and taken in the course of the calendar year. If the approved vacation is subsequently changed unilaterally by the employer, the employer shall be required to pay the costs.

The employer may at any time, for internal reasons, impose a vacation ban. In cases of hardship, this shall apply also to vacation which has already been approved.


(S) 4 Special leave

1. One working day in the event of the death of a person related by blood or by marriage in the second degree.

2.   Three working days in the event of the birth of a child.

3.   Two working days for change of residence.

4. Three working days in the event of the death of the spouse or of a person related by blood in the first degree.

5.   Six working days in the event of the marriage of the employee.

6.   Two working days in the event of the marriage of a child.

7. Two working days if the employee takes in a child under 16 years of age for the purpose of adoption.

All of this on full salary.

The special leave shall be taken in connection with the event giving entitlement thereto and no later than within the week in which the event occurs.


(S) 5 Termination of the employment agreement

The statutory periods of notice of termination shall apply.


(S) 6 Special obligations of the employee

The employee shall be obliged to notify the employer without delay of any illnesses or other cases of incapacity for work stating the reason and the anticipated duration of the absence.

In the case of illness lasting more than one day, the employer shall, no later than before the end of 3 working days, be presented with a doctor's certificate showing the beginning and anticipated duration of the absence.


(S) 7 Obligation of confidentiality

The employee shall be obliged to treat confidentially all know-how in written or non-written form which he has, in the course of his work, acquired with regard to the products of FERNBACH-Software S.A. and which is to be attributed to FERNBACH-Software S.A.

Likewise, the employee shall be obliged to maintain absolute secrecy in respect of all documents and information of FERNBACH-Software S.A. or of the customers of FERNBACH-Software S.A. (banks) and/or their customers which come into his possession in connection with the performance of the work. The obligation shall exist in principle according to (S) 5 of the German Federal Data Protection Law
(BDSG), which is appended to the present agreement.

The employee undertakes to observe secrecy vis-a-vis outsiders in respect of all information he receives by virtue of his work on the premises of the employer or on the premises of customers of the employer.

This shall apply in particular to business and company-related matters and occurrences as well as to financial circumstances, company-related and personal matters of the companies and persons with which/whom the employer or its customers have business relations.

Furthermore, the employee undertakes to observe the strictest secrecy in respect of all facts and occurrences as well as the therefrom gained impressions and judgments about customers, their subsidiaries or other business partners of FERNBACH-Software S.A.

Insofar as project-related documents have been made available, they shall, with the exception of the fulfillment of contractual purposes, be neither exploited by the employee himself nor made available to third parties. Upon the termination of contractual relations, all documents still in the employee's possession shall be returned without delay and unsolicited to the customer. There shall be no right of retention in respect of such documents.

Without written consent, the employee may not use any documents for non-business purposes or remove such documents from the premises of the employer or of one of its customers.

With their signatures, the undersigned confirm their knowledge of the aforementioned principles and legal texts, which are listed in the annex as a constituent part of the present agreement.

All obligations described under (S) 7 above shall apply also beyond the duration of the employment agreement.


(S) 8 Excess hours

There shall be no compensation for excess hours.


(S) 9 Miscellaneous

1. Additional agreements signed by the employee and employer are constituent parts of the present agreement.

2. Bonuses, special payments and special benefits of any kind shall be time-limited.

     The awarding of such bonuses, special payments and special benefits, even repeatedly, may at no time be regarded as a duly acquired right of the employee.

     The employer reserves the right at any time and at its own discretion to modify or even abolish such privileges.

Signed in duplicate in

Luxembourg, 10/13/99


(signature)                                                 (signature)
FERNBACH-Software S.A.                                      Employee


Enclosures
 .  Extract from the German Federal Data Protection Law - (S) 5

              Extract from the German Federal Data Protection Law
              ---------------------------------------------------


(S) 5 Data secrecy

Those persons employed in data processing shall not without authorization process or use personal data (data secrecy). Such persons shall, if employed outside the public sector, be required on commencement of their employment to give an undertaking of data secrecy. Data secrecy shall continue in effect also after termination of their employment.

Authorization to sign

Ms. Anna Fernbach-Rycerz, resident in Luxembourg, Bereldingen, hereby authorizes her husband Gunther Fernbach to sign and initial in her name the necessary sale agreements and all the associated follow-up agreements and annexes.


This concerns in particular:

- the Agreement Regarding the Sale and Transfer of Shares between YAC-Finance and Ms. Anja Fernbach and Mr. Gunther Fernbach and Brokat Infosystems AG.


Signatures:


Luxembourg, 10/27/99

(signature)                                            (signature)
Anna Fernbach-Rycerz                                   Gunther Fernbach

Resolution of the Administrative Board of October 27, 1999

                                    Y.A.C. Finance Holding S.A.
                                    9, rue Dicks
                                    L-7221 Bereldange


Present:

        Ms. Anna Fernbach-Rycerz
        Mr. Gunther Fernbach
        (acting also in the capacity of authorized agent of Oelsner Financial Corp.)



Those present resolve unanimously that Mr. Gunther Fernbach may as sole authorized signatory conclude all the necessary agreements (in particular the Agreement Regarding the Sale and Transfer of Shares between Y.A.C. Finance Holding S.A., Ms. Fernbach, Mr. Fernbach and Brokat Infosystems AG) with Brokat Infosystems AG, Stuttgart, and may undertake all actions required or beneficial in respect thereof.



Signatures:


(signature)                                       (signature)
Anna Fernbach-Rycerz                              Gunther Fernbach